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                                                                    EXHIBIT 10.1

 ==============================================================================

                            LENNOX INTERNATIONAL INC.

                   ------------------------------------------

                              AMENDED AND RESTATED
                       REVOLVING CREDIT FACILITY AGREEMENT

                                      Dated
                                      as of
                                11 September 2003

                   ------------------------------------------

                                [JPMORGAN LOGO]

                               JPMORGAN CHASE BANK
                       (formerly The Chase Manhattan Bank,
      successor in interest to Chase Bank of Texas, National Association), as Administrative Agent,

                                       and

                              BANK OF NOVA SCOTIA,
                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                                       and
                          WELLS FARGO BANK TEXAS, N.A,
                           as co-documentation agents,

                                      with

                          J.P. MORGAN SECURITIES, INC.
                      as Sole Book Runner and Lead Arranger

 ==============================================================================

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                                TABLE OF CONTENTS

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ARTICLE 1.        DEFINITIONS....................................................................................            1

   Section 1.01.  Defined Terms..................................................................................            1
   Section 1.02.  Terms Generally................................................................................           16
   Section 1.03.  Types, Facility and Currencies of Loans........................................................           16
   Section 1.04.  Conversion of Foreign Currencies...............................................................           16
                  (a)   Dollar Equivalents.......................................................................           16
                  (b)   Rounding - Off...........................................................................           16

ARTICLE 2.        THE CREDITS....................................................................................           16

   Section 2.01.  Commitments....................................................................................           16
                  (a)   Revolving Loans..........................................................................           16
                  (b)   Swingline Loans..........................................................................           17
                  (c)   Lender Participation in Swingline Loans..................................................           17
   Section 2.02.  Loans..........................................................................................           18
                  (a)   Type of Loans............................................................................           18
                  (b)   Funding Borrowings.......................................................................           18
                  (c)   Continuations and Conversions............................................................           19
   Section 2.03.  Borrowing Procedure............................................................................           19
   Section 2.04.  Fees...........................................................................................           20
                  (a)   Facility Fee.............................................................................           20
                  (b)   Agent Fees...............................................................................           20
                  (c)   Letter of Credit Fees....................................................................           20
                  (d)   Payment Provisions.......................................................................           21
   Section 2.05.  Repayment of Loans; Evidence of Indebtedness...................................................           21
                  (a)   Repayment................................................................................           21
                  (b)   Maintenance of Loan Accounts by Lenders..................................................           21
                  (c)   Maintenance of Loan Accounts by Administrative Agent.....................................           21
                  (d)   Prima Facie Evidence.....................................................................           21
   Section 2.06.  Interest on Loans; Margin and Fees.............................................................           22
                  (a)   Fixed Rate...............................................................................           22
                  (b)   Alternate Base Rate......................................................................           22
                  (c)   Payment of Interest......................................................................           22
                  (d)   Determination of Applicable Margin.......................................................           22
   Section 2.07.  Default Interest...............................................................................           23
   Section 2.08.  Alternate Rate of Interest.....................................................................           23
   Section 2.09.  Termination and Reduction of Commitments.......................................................           24
                  (a)   Termination on Maturity Date.............................................................           24
                  (b)   Optional Termination or Reduction........................................................           24
                  (c)   Allocation of Reduction..................................................................           24
   Section 2.10.  Prepayment Including Prepayment as a Result of a Change of Control.............................           24
                  (a)   Optional Prepayment......................................................................           24
                  (b)   Required Prepayment upon Reduction or Termination of Commitments.........................           24
                  (c)   Prepayment Offer Required as a Result of a Change of Control.............................           24
                  (d)   Outstandings in Excess of Commitments....................................................           25
                  (e)   Breakage Costs and Interest..............................................................           26
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
   Section 2.11.  Reserve Requirements; Change in Circumstances..................................................           26
                  (a)   Change in Law; Increased Cost............................................................           26
                  (b)   Capital Adequacy.........................................................................           26
                  (c)   Delivery of Certificate..................................................................           26
                  (d)   No Waiver................................................................................           27
                  (e)   Change of Lending Office.................................................................           27
   Section 2.12.  Change in Legality; Unavailability of Available Currency.......................................           27
                  (a)   Illegality...............................................................................           27
                  (b)   Unavailability of Foreign Currency Loans.................................................           27
   Section 2.13.  Pro Rata Treatment.............................................................................           28
   Section 2.14.  Sharing of Setoffs.............................................................................           28
   Section 2.15.  Payments.......................................................................................           28
   Section 2.16.  Taxes..........................................................................................           29
                  (a)   Payment of Taxes; Gross Up...............................................................           29
                  (b)   Other Taxes..............................................................................           29
                  (c)   Tax Indemnification......................................................................           29
                  (d)   Tax Refund...............................................................................           30
                  (e)   Tax Receipts.............................................................................           30
                  (f)   Survival.................................................................................           30
                  (g)   Tax Withholding Exemptions...............................................................           30
                  (h)   Failure to Deliver Forms.................................................................           30
                  (i)   Mitigation by Lenders....................................................................           31
                  (j)   No Requirement to Deliver Tax Returns....................................................           31
   Section 2.17.  Assignment of Commitments Under Certain Circumstances..........................................           31
   Section 2.18.  Payments by Administrative Agent to the Lenders................................................           31
   Section 2.19.  Letters of Credit..............................................................................           31
                  (a)   Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions....................           32
                  (b)   Expiration Date..........................................................................           32
                  (c)   Participations...........................................................................           32
                  (d)   Reimbursement............................................................................           33
                  (e)   Obligations Absolute.....................................................................           33
                  (f)   Disbursement Procedures..................................................................           34
                  (g)   Interim Interest.........................................................................           34
   Section 2.20.  Increase of Commitments........................................................................           34

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES.................................................................           35

   Section 3.01.  Organization; Powers...........................................................................           35
   Section 3.02.  Authorization..................................................................................           35
   Section 3.03.  Enforceability.................................................................................           35
   Section 3.04.  Governmental Approvals.........................................................................           36
   Section 3.05.  Organization and Ownership of Shares of Subsidiaries...........................................           36
   Section 3.06.  Financial Statements...........................................................................           36
   Section 3.07.  Litigation; Observance of Statutes and Orders..................................................           36
   Section 3.08.  Taxes..........................................................................................           37
   Section 3.09.  Title to Property; Leases......................................................................           37
   Section 3.10.  Licenses, Permits, etc.........................................................................           37
   Section 3.11.  Compliance with ERISA..........................................................................           37
   Section 3.12.  Use of Proceeds; Margin Regulation.............................................................           38
   Section 3.13.  Existing Indebtedness..........................................................................           38
   Section 3.14.  Foreign Assets Control Regulations, etc........................................................           38
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   Section 3.15.  Status under Certain Statutes..................................................................           38
   Section 3.16.  No Material Misstatements......................................................................           38
   Section 3.17.  Senior Debt....................................................................................           39

ARTICLE 4.        CONDITIONS OF LENDING..........................................................................           39

   Section 4.01.  All Borrowings.................................................................................           39
   Section 4.02.  Effective Date.................................................................................           39

ARTICLE 5.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................           41

   Section 5.01.  Compliance with Laws...........................................................................           41
   Section 5.02.  Insurance......................................................................................           41
   Section 5.03.  Maintenance of Properties and Lines of Business................................................           41
   Section 5.04.  Payment of Taxes...............................................................................           41
   Section 5.05.  Corporate Existence, etc.......................................................................           41
   Section 5.06.  Most Favored Lender Status.....................................................................           41
   Section 5.07.  Covenant to Guarantee and Secure Loans Equally.................................................           42
   Section 5.08.  Environmental Matters..........................................................................           43
   Section 5.09.  Transactions with Affiliates...................................................................           43
   Section 5.10.  Merger, Consolidation, etc.....................................................................           43
   Section 5.11.  Sale of Assets, etc............................................................................           43
   Section 5.12.  Indebtedness...................................................................................           44
   Section 5.13.  Liens..........................................................................................           46
   Section 5.14.  Restricted Payments............................................................................           48
   Section 5.15.  Financial Covenants............................................................................           48
                  (a)   Coverage Ratio...........................................................................           48
                  (b)   Consolidated Indebtedness to Adjusted EBITDA.............................................           49
                  (c)   Consolidated Net Worth...................................................................           49
                  (d)   Senior Debt to Adjusted EBITDA...........................................................           49
   Section 5.16.  Limitation on Restrictive Agreements...........................................................           49
   Section 5.17.  Preferred Stock of Subsidiaries................................................................           50
   Section 5.18.  Financial and Business Information.............................................................           50
                  (a)   Quarterly Statements.....................................................................           50
                  (b)   Annual Statements........................................................................           50
                  (c)   SEC and Other Reports....................................................................           51
                  (d)   Notice of Default or Event of Default....................................................           51
                  (e)   ERISA Matters............................................................................           51
                  (f)   Requested Information....................................................................           52
                  (g)   Compliance Certificate...................................................................           52
                  (h)   Debt Rating..............................................................................           52
                  (i)   Management Letters.......................................................................           52
   Section 5.19.  Inspection; Confidentiality....................................................................           53
                  (a)   No Default...............................................................................           53
                  (b)   Default..................................................................................           53
                  (c)   Technical Data...........................................................................           53
   Section 5.20.  Books and Records..............................................................................           53
   Section 5.21.  New Material Subsidiaries......................................................................           53
                  (a)   New Domestic Subsidiary..................................................................           53
                  (b)   Pledge of Equity Interests...............................................................           53
   Section 5.22.  Payments on Certain Indebtedness...............................................................           54
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   Section 5.23.  Investments, Loans, Advances, Guarantees and Acquisitions......................................           54
   Section 5.24.  Amendment of Material Documents................................................................           56
   Section 5.25.  Swap Agreements................................................................................           56

ARTICLE 6.        EVENTS OF DEFAULT..............................................................................           56


ARTICLE 7.        THE ADMINISTRATIVE AGENT.......................................................................           59


ARTICLE 8.        MISCELLANEOUS..................................................................................           61

   Section 8.01.  Notices........................................................................................           61
   Section 8.02.  Survival of Agreement..........................................................................           62
   Section 8.03.  Binding Effect.................................................................................           62
   Section 8.04.  Successors and Assigns; Assignments and Participations.........................................           62
   Section 8.05.  Expenses; Indemnity; Funding and Exchange Losses...............................................           65
   Section 8.06.  Right of Setoff................................................................................           66
   Section 8.07.  Applicable Law.................................................................................           66
   Section 8.08.  Waivers; Amendment.............................................................................           66
   Section 8.09.  Entire Agreement; Amendment and Restatement....................................................           67
   Section 8.10.  Severability...................................................................................           68
   Section 8.11.  Counterparts...................................................................................           68
   Section 8.12.  Headings.......................................................................................           68
   Section 8.13.  Interest Rate Limitation.......................................................................           68
   Section 8.14.  Confidentiality................................................................................           69
   Section 8.15.  Non - Application of Chapter 346 of the Texas Finance Code.....................................           70
   Section 8.16.  WAIVER OF JURY TRIAL...........................................................................           70
   Section 8.17.  Judgment Currency..............................................................................           70
   Section 8.18.  Independence of Covenants......................................................................           70
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            INDEX TO SCHEDULES AND EXHIBITS

Exhibit A                  Form of Borrowing Request
Exhibit B                  Form of Assignment and Assumption
Exhibit C                  Matters to be Covered in Opinion of Counsel
Exhibit D                  Form of Subsidiary Guaranty
Exhibit E                  Form of Subsidiary Joinder Agreement
Exhibit F                  Form of Intercreditor Agreement
Exhibit G                  Form of Increased Commitment Supplement


Schedule 1.01              Existing Letters of Credit
Schedule 1.01A             Non-recurring Charges in 2002
Schedule 2.01              Commitments
Schedule 3.05              Lennox International Inc. Subsidiaries
Schedule 3.05A             Material Subsidiary Capitalization
Schedule 3.06              Financial Statements
Schedule 3.13              Existing Indebtedness
Schedule 5.12              Scheduled Indebtedness
Schedule 5.13              Existing Liens
Schedule 5.16              Existing Restrictions
Schedule 5.23              Existing Investments

INDEX TO SCHEDULES AND EXHIBITS, Solo Page

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            AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT

         AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT (the "Agreement") dated as of September 11, 2003, and effective as of the Effective Date, among LENNOX INTERNATIONAL INC., a Delaware corporation ("Borrower"), the lenders listed in Schedule 2.01, JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank who was the successor in interest by merger to Chase Bank of Texas, National Association) ("JPMorgan"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANK OF NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI, LTD. and WELLS FARGO BANK TEXAS, N.A., as co-documentation agents.

         The Borrower, the Administrative Agent, and certain other parties entered into that certain Revolving Credit Facility Agreement dated as of July 29, 1999 (as amended by that certain First Amendment to Revolving Credit Facility Agreement dated as of August 6, 1999, the Second Amendment to Revolving Credit Facility Agreement dated as of January 25, 2000, the Third Amendment to Revolving Credit Agreement dated as of January 22, 2001, the Fourth Amendment to Revolving Credit Facility Agreement dated as of June 29, 2001 and that certain Fifth Amendment to Revolving Credit Facility Agreement dated as of March 3, 2003, herein the "Prior Credit Agreement"). Certain of the lenders party to the Prior Credit Agreement have assigned their rights and obligations thereunder to certain of the lenders party hereto. The Borrower has requested that the Lenders and the Administrative Agent agree to amend and restate the Prior Credit Agreement as herein set forth.

         Accordingly, the parties hereto agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

         Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR" means the Alternate Base Rate.

         "Additional Covenant" shall have the meaning assigned in Section 5.06.

         "Additional Default" shall have the meaning assigned in Section 5.06.

         "Adjusted EBITDA" means, for any period (the "Subject Period"), the sum of (a) EBITDA plus (b), to the extent not included in EBITDA, all Acquired EBITDA. The term "Acquired EBITDA" means, with respect to any Person acquired, or substantially all of whose assets have been acquired, by the Borrower or any Subsidiary during the Subject Period (herein a "Target"), the total of the following for the portion of the Subject Period prior to the acquisition of such Person or its assets (the "Test Period") determined on a consolidated basis in accordance with GAAP consistently applied from financial statements audited by a certified public accountant satisfactory to the Administrative Agent and covering the Test Period (provided that audited financial statements are not required if the annual earnings before interest, taxes, depreciation and amortization of the Target for the completed twelve month period prior to its acquisition is less than $5,000,000, calculated in the same manner as set forth in the definition of Acquired EBITDA but for such twelve month period) and otherwise on a basis acceptable to the Administrative Agent:

                  (i) the consolidated net income (or net loss) of the Target from operations, excluding the following:

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 1

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                           (a)      the proceeds of any life insurance policy;

                           (b)      any gain arising from (1) the sale or other
disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write - up of assets, or (3) the acquisition by the Target of its outstanding securities constituting Indebtedness;

                           (c)      any amount representing the interest of the
Target in the undistributed earnings of any other Person;

                           (d)      any earnings of any other Person accrued
prior to the date it becomes a Subsidiary of the Target or is merged into or consolidated with the Target or a Subsidiary of the Target and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner; and

                           (e)      any deferred credit (or amortization of a
deferred credit) arising from the acquisition of any Person; plus

                  (ii) the sum of (a) any deduction for (or less any gain from) income or franchise taxes included in determining such consolidated net income (or loss); plus (b) Interest Expense deducted in determining such consolidated net income (or loss); plus (c) amortization and depreciation expense deducted in determining such consolidated net income (or loss) plus (d) any non - recurring and non - cash charges resulting from the application of GAAP that requires a charge against earnings for the impairment of goodwill to the extent not already added back or not included in determining such consolidated net income (or loss), all calculated without duplication; minus,

                  (iii) to the extent added in computing such consolidated net income (or loss) all income that has been included in the calculation of such net income for such period that will be eliminated in the future after the acquisition of such Target, as approved by the Administrative Agent.

         "Adjustment Date" shall have the meaning assigned to it in Section 2.06(d).

         "Administrative Questionnaire" means an administrative questionnaire in the form provided by the Administrative Agent.

         "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

         "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in Houston, Texas; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of Dallas, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by JPMorgan, of the quotations for the day of such transactions

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 2

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received by JPMorgan from three Federal funds brokers of recognized standing selected by it. If for any reason JPMorgan shall have determined (which determination shall be conclusive absent manifest error; provided that JPMorgan, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of JPMorgan to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" shall have the meaning assigned in Section 2.06(d).

         "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Commitments represented by such Revolving Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Revolving Exposures, or if all Loans have been repaid, based on the Commitments in effect immediately prior to their termination or expiration.

         "Approved Fund" shall have the meaning assigned to it in Section 8.04.

         "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

         "Australian Dollars" and the symbol "A$" each mean the lawful currency of the Commonwealth of Australia.

         "Available Currency" means Dollars, Australian Dollars and the Euro.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Board of Directors" means the Board of Directors of Borrower or any duly authorized committee thereof.

         "Borrower" shall have the meaning given such term in the preamble hereto.

         "Borrower Payments" shall have the meaning given such term in Section 2.16(a).

         "Borrowing" means a group of Loans of a single Type and a single currency under one of the facilities provided hereunder made on a single date and, with respect to Fixed Rate Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request made pursuant to Section 2.03 in the form of Exhibit A.

         "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York City, New York and Houston, Texas; provided, however, that, when used in connection with a Fixed Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable Available Currency in London, England and in the interbank or other market used to determine the interest rate thereon.

         "Calculation Period" shall have the meaning assigned it in Section 2.06(d).

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 3

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         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Cash Flow" shall have the meaning assigned it in Section 5.15(a).

         "Change of Control" shall have the meaning assigned it in Section 2.10(c).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Collateral" shall have the meaning set forth in the Pledge Agreement.

         "Collateral Agent" means JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as collateral agent under the terms of the Intercreditor Agreement (for the benefit of the Lenders, the lenders party to the Senior Note Purchase Agreements and any other lenders which become entitled to the benefits of the Liens granted in the Pledge Agreement under the terms of the Intercreditor Agreement) and its successors and assigns in such capacity.

         "Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.09; (b) increased from time to time pursuant to Section 2.20; and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Revolving Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Revolving Lenders' Commitments is $205,000,000. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

         "Compliance Certificate" means the certificate delivered pursuant to
Section 5.18(g).

         "Confidential Information" shall have the meaning assigned it in
Section 8.14.

         "Consolidated Assets" means the total assets of the Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Consolidated Indebtedness" means, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, excluding:

                  (a)      the proceeds of any life insurance policy;

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 4

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                  (b)      any gain arising from (1) the sale or other
disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write - up of assets, or (3) the acquisition by the Borrower or any Subsidiary of its outstanding securities constituting Indebtedness;

                  (c) any amount representing the interest of the Borrower or any Subsidiary in the undistributed earnings of any other Person;

                  (d) any earnings of any other Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner;

                  (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person;

                  (f) any non - recurring charges deducted in determining net income for such period which: (1) relate to Subsidiary operations in Argentina, Australia, Canada, or Europe; (2) are scheduled on Schedule 1.01A; and (3) are recorded during any fiscal quarter of the Borrower's fiscal year ended 2002; provided that the aggregate amount of such charges excluded from the calculation of Consolidated Net Income under this clause (f) shall at no time exceed $12,500,000; and

                  (g) any non - recurring and non cash charges resulting from the application of GAAP that requires a charge against earnings for the impairment of goodwill.

         "Consolidated Net Worth" means, at any time,

                  (a) the sum of (i) the par value (or value stated on the books of the Borrower) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Borrower and its Subsidiaries at such time plus (ii) the amount of paid - in - capital and retained earnings of the Borrower and its Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.02(c) of a Fixed Rate Borrowing as a Fixed Rate Borrowing from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.02(c) or Section 2.12 of one Type of Borrowing into another Type of Borrowing.

         "Debt to Adjusted EBITDA Ratio" means, as of the end of any fiscal quarter, the ratio expressed as a percentage, equal to the ratio of Consolidated Indebtedness to Adjusted EBITDA calculated as of the end of such fiscal quarter in accordance with Section 5.15(b).

         "Default" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 5

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         "Distribution" means, in respect of any corporation, association or other business entity:

                  (a) dividends or other distributions or payments on capital stock or other Equity Interest of such corporation, association or other business entity (except distributions in such stock or other Equity Interests); and

                  (b) the redemption or acquisition of such stock or other Equity Interests including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests (except when solely in exchange for such stock or other Equity Interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other Equity Interests.

         "Dollar Equivalent" of any amount means, at the time of determination thereof: (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in Euros or Australian Dollars, the equivalent of such amount in Dollars determined using the rate of exchange quoted by JPMorgan in New York, New York at 11:00 a.m. (New York, New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such other currency.

         "Dollars" or "$" means lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

         "EBITDA" means, for any period, the total of the following calculated for Borrower and the Subsidiaries without duplication on a consolidated basis in accordance with GAAP consistently applied for such period: (a) Consolidated Net Income from operations; plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining Consolidated Net Income; plus
(c) Interest Expense deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income; plus (e) any non - recurring and non - cash charges resulting from application of GAAP that requires a charge against earnings for the impairment of goodwill to the extent not already added back or not included in determining Consolidated Net Income; plus (f) any non - cash expenses that arose in connection with the grant of stock options to officers, directors and employees of the Borrower and the Subsidiaries and were deducted in determining Consolidated Net Income.

         "Effective Date" shall have the meaning assigned to such term in
Section 4.02.

         "Entitled Person" shall have the meaning assigned to in Section 8.17.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions, and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under Section 414 of the Code.

         "Equity Interests" means shares of the capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in a Person or any warrants, options or other rights entitling the holder thereof to purchase or acquire such interests.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 6

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         "Euro" means the single currency of the participating member states of the European Union.

         "Event of Default" shall have the meaning assigned to such term in
Article 6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Transfer" shall have the meaning assigned to it in Section 5.11.

         "Existing Letters of Credit" means the letters of credit described on
Schedule 1.01.

         "Facility Fee" shall have the meaning assigned to such term in Section 2.04(a).

         "Facility Fee Percentage" shall have the meaning assigned to it in
Section 2.06(d).

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Federal Funds Effective Rate" shall have the meaning specified in the definition of Alternate Base Rate.

         "Fee Letter" means that certain letter agreement among the Borrower, J.P. Morgan Securities Inc. and JPMorgan dated as of May 2, 2003.

         "Fees" means the fees identified in Section 2.04.

         "Fixed Rate" means, with respect to any Fixed Rate Borrowing, the Available Currency in which it is denominated and the Interest Period therefor, the rate appearing on the Reference Page (as defined below in this definition) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits denominated in such Available Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Fixed Rate" with respect to such Fixed Rate Borrowing, such Available Currency and such Interest Period shall be the rate at which deposits in the Dollar Equivalent amount of $5,000,000 denominated in such Available Currency and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London or European (as determined by the Administrative Agent) interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. The term "Reference Page" means: (a) with respect to Fixed Rate Borrowings denominated in Dollars or in Euros, Telerate Page 3750 (or any successor or substitute page of the Telerate Service providing comparable rate quotations for such currency deposits); and (b) with respect to Fixed Rate Borrowings denominated in Australian Dollars, Telerate Page 3740 (or any successor or substitute page of the Telerate Service providing comparable rate quotations for such currency deposits); provided that in the event the applicable rate does not appear on such Telerate Service, the term "Reference Page" means the applicable page of such other comparable publicly available rate quoting service as may be selected by the Administrative Agent. The term "Telerate Page" means the display designated by the applicable page number set forth above on the rate quotation service provided by the Moneyline Telerate company.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 7

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         "Governmental Authority" means:

                  (a)      the government of

                           (i)      the United States of America, any other
nation or any political subdivision thereof, whether state, provincial or local, or

                           (ii)     any jurisdiction in which the Borrower or
any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary, and

                  (b) any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, any such government.

         "Guarantors" means Lennox Industries Inc., Armstrong Air Conditioning Inc., Excel Comfort Systems Inc., Service Experts Inc., Lennox Global Ltd., LGL Europe Holding Co., LGL Australia (US) Inc. and any Material Subsidiary which becomes a party to the Subsidiary Guaranty in accordance with Section 5.21.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Substance" means any contaminant, pollutant or toxic or hazardous substance, and any substance that is defined or listed as a hazardous, toxic or dangerous substance under any Environmental Law or that is otherwise regulated or prohibited under any Environmental Law as a hazardous, toxic or dangerous substance.

         "Increase Amount" has the meaning assigned to such term in Section
2.20.

         "Increased Commitment Supplement" has the meaning specified in Section 2.20.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 8

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         "Indebtedness" with respect to any Person means, at any time, without duplication:

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatory redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding in any event obligations in respect of (1) trade or commercial letters of credit issued for the account of such Person in the ordinary course of its business and (2) stand - by letters of credit issued to support obligations of such Person that are not of a type described in any of clauses (a), (b), (c), (d), (f), (g), (h), (i) or (j) of this definition);

                  (f)      all liabilities of such Person under Swap Agreements;

                  (g) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of an acquisition target or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition;

                  (h) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement;

                  (i) the aggregate amount outstanding (i.e., advanced as the purchase price and not repaid from collections) under all asset securitization transactions of such Person that is representative of the principal amount that would be outstanding if such transaction were accounted for as a financing; and

                  (j) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (i) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (j) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For purposes of determining the amount of the Indebtedness arising under Swap Agreements, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 9

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         "Insurance Subsidiary" means Lake Park Insurance, Ltd., a Bermuda corporation.

         "Intercreditor Agreement" means that certain Amended and Restated Intercreditor Agreement dated the date hereof and executed among the Obligated Parties, JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as collateral agent thereunder and as the Administrative Agent, and the lenders party to the Senior Note Purchase Agreements in substantially the form of Exhibit F, as the same may be amended or otherwise modified from time to time. The Intercreditor Agreement amends and restates the Original Intercreditor Agreement in its entirety.

         "Interest Expenses" shall have the meaning assigned to it in Section 5.15(a).

         "Interest Payment Date" means (a) with respect to any ABR Borrowing or the payment of the Fees under Section 2.04 (a) and (c), each March 31, June 30, September 30 and December 31, beginning on the first such date after the date hereof; (b) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable thereto and, in the case of such a Fixed Rate Loan with an Interest Period of more than three months, each day that would have been an Interest Payment Date for such Fixed Rate Loan if successive Interest Periods of three months duration, as the case may be, had been applicable to such Fixed Rate Loan; and (c) in addition, with respect to all Borrowings, the date of any prepayment thereof and the Maturity Date.

         "Interest Period" means with respect to a Fixed Rate Borrowing, the period commencing on the date of the Fixed Rate Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, in addition, in the case of any Fixed Rate Borrowing made during the 30 - day period ending on the Maturity Date, the period commencing on the date of such Borrowing and ending on the seventh or fourteenth day thereafter, as the Borrower may elect, or the Maturity Date, if earlier; provided, however, that if any Interest Period applicable to a Fixed Rate Borrowing would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Intergroup Transfer" shall have the meaning assigned it in Section 5.11(b)(iv).

         "Issuing Bank" means any Revolving Lender, or any Affiliate of any Revolving Lender, in each case in its capacity as issuer of a Letter of Credit and any successor thereto permitted hereunder. No Lender has any obligation to issue any Letter of Credit hereunder except JPMorgan as provided in Section 2.19.

         "JPMorgan" shall have the meaning assigned it in the preamble hereto.

         "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

         "Lenders" means the Revolving Lenders and the Swingline Lender.

         "Letter of Credit" shall have the meaning assigned it in Section 2.19.

         "Letter of Credit Liabilities" means, at any time, the sum of: (a) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Letter of Credit Liabilities of any Lender at any time shall be its Applicable Percentage of the total Letter of Credit Liabilities at such time.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 10

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         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of Equity Interests, stockholder agreements, voting trust agreements and all similar arrangements).

         "Loan" means Revolving Loans and Swingline Loans. Loans may be identified by Type, the applicable Available Currency or the facility under which such Loan was made as described in Section 1.03.

         "Loan Documents" means this Agreement, the Subsidiary Guaranty, the Intercreditor Agreement, the Pledge Agreement and the Fee Letter all other instruments, agreements and other documentation executed and delivered pursuant to or in connection with any such agreements, as such instruments, agreements, and other documentation may be amended or otherwise modified from time to time.

         "Material" means material in relation to: (a) the business, operations, affairs, financial condition, assets, or properties of the Borrower and its Subsidiaries taken as a whole; or (b) any material portion of the Collateral (as defined in the Pledge Agreement).

         "Material Adverse Effect" means a material adverse effect on: (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Obligated Parties, taken as a whole, to perform their obligations under the Loan Documents, taken as a whole; or (c) the validity or enforceability of any Loan Document.

         "Material Subsidiary" means any Subsidiary of the Borrower (except LPAC Corp. and LPAC Corp. II) the book value (determined in accordance with GAAP) of whose total assets equals or exceeds ten percent (10%) of the book value (determined in accordance with GAAP) of the consolidated total assets of Borrower and all Subsidiaries as determined as of the last day of each fiscal quarter.

         "Maturity Date" means September 11, 2006.

         "Maximum Rate" shall have the meaning assigned it in Section 8.13.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "New Lender" shall have the meaning assigned it in Section 2.20.

         "New Lending Office" shall have the meaning assigned it in Section 2.16(g).

         "New Material Domestic Subsidiary" shall have the meaning assigned it in Section 5.21(a).

         "New Owner" shall have the meaning assigned it in Section 2.10(c).

         "Non - U.S. Lender" shall have the meaning assigned it in Section 2.16(g).

         "Norris Family" shall have the meaning assigned it in Section 2.10(c).

         "Obligated Parties" means the Borrower, the Pledgors and the Guarantors.

         "Ordinary Course Transfer" shall have the meaning assigned it in
Section 5.11.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 11

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         "Original Currency" shall have the meaning assigned it in Section 8.17.

         "Original Intercreditor Agreement" means that certain Intercreditor Agreement dated August 15, 2001 executed among the Borrower, certain Subsidiaries named therein, The Chase Manhattan Bank (now JPMorgan Chase Bank) as collateral agent thereunder and as the Administrative Agent under the Prior Credit Agreement, The Chase Manhattan Bank (now JPMorgan Chase Bank) as administrative agent under the 364 day revolving credit facility of the Borrower, and the creditors party to the Senior Note Purchase Agreements.

         "Other Currency" shall have the meaning assigned it in Section 8.17.

         "Other Taxes" shall have the meaning assigned it in Section 2.16(b).

         "Participant" shall have the meaning assigned it in Section 8.04.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a - 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "Pledge Agreement" means that certain Amended and Restated Pledge Agreement dated the date hereof, executed by the Pledgors in favor of the Collateral Agent in accordance with the Intercreditor

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 12

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Agreement, as the same may be modified from time to time. The Pledge Agreement amends and restates that certain Pledge Agreement dated August 15, 2001 executed by the Borrower in favor of the Collateral Agent pursuant to the Original Intercreditor Agreement.

         "Pledgors" means the Borrower and Lennox Global Ltd.

         "Preferred Stock" means any class of capital stock or other Equity Interest of a Person that is preferred over any other class of capital stock or other Equity Interest of such Person as to the payment of dividends or other distributions or the payment of any amount upon liquidation or dissolution of such Person.

         "Prior Credit Agreement" shall have the meaning assigned to it in the preamble hereto.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Disposition Date" shall have the meaning assigned to it in
Section 5.11.

         "Purchase Price" shall have the meaning assigned to it in Section 5.23.

         "Receivable Securitization" means, with respect to a Person, a transaction or group of transactions typically referred to as a securitization in which the Person sells its accounts receivable in a transaction accounted for as a true sale to a special purpose bankruptcy remote entity who obtains debt financing to finance the purchase price.

         "Register" shall have the meaning assigned to it in Section 8.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, attorneys and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Commitments representing at least 51% of the Total Commitment or, for purposes of acceleration pursuant to Article 6, Lenders holding Loans or participation interests in Loans representing at least 51% of the aggregate principal amount of the Loans outstanding.

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Payment" means any Distribution in respect of the Borrower or any Subsidiary (other than on account of capital stock or other Equity Interests of a Subsidiary owned legally and beneficially by the Borrower or another Subsidiary that is Wholly - Owned), including, without limitation, any Distribution resulting in the acquisition by the Borrower of Equity Interest which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (a) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (b) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "Revolving Exposure" means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Dollar Equivalent amount of the participating (or, with respect to the Swingline Lender or an Issuing Bank, its direct) interest in the outstanding Swingline Loans and Letters of Credit.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 13

         "Revolving Lenders" means the lenders listed in Schedule 2.01, together with their successors and assigns.

         "Revolving Loan" shall have the meaning assigned to it in Section 2.01(a).

         "S&P" means Standard & Poor's rating, group a division of the McGraw Hill Companies.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Debt" shall have the meaning assigned to it in Section 5.15(d).

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower; provided that any executive vice president, the treasurer or the corporate controller of Borrower is authorized by Borrower to execute and deliver any Borrowing Request.

         "Senior Note Purchase Agreements" means the following:

                  (i) nine separate Note Purchase Agreements, dated as of December 1, 1993, as each of the same have been amended and as each may be further amended, supplemented or otherwise modified from time to time, between the Borrower and each of The Prudential Insurance Company of America, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, Companion Life Insurance Company, United World Life Insurance Company, and First Colony Life Insurance Company (General Electric Capital Assurance Company and GE Life and Annuity Assurance Company have become parties to one or more of such Note Purchase Agreements since the original execution thereof);

                  (ii) the Note Purchase Agreement, dated as of July 6, 1995 between the Borrower and Teachers Insurance and Annuity Association of America (which was succeeded by Nationwide Life and Annuity Insurance Company and Nationwide Life Insurance Company), as the same has been amended and as the same may be further amended, supplemented or otherwise modified from time to time;

                  (iii) eight separate Note Purchase Agreements dated as of April 3, 1998, as each of the same have been amended and as each may be further amended, supplemented or otherwise modified from time to time, between the Borrower and each of The Prudential Insurance Company of America, U.S. Private Placement Fund, Teachers Insurance and Annuity Association of America, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, CIGNA Property and Casualty Insurance Company (now known as ACE Property and Casualty Insurance Company), United of Omaha Life Insurance Company and Companion Life Insurance Company; and

                  (iv) that certain Master Shelf Agreement dated as of October 15, 1999 between the Borrower and The Prudential Insurance Company of America and certain affiliates of The Prudential Insurance Company of America which become bound by such agreement including without limitation Pruco Life Insurance Company which became a purchaser thereunder, as the same has been amended and as the same may be further amended, supplemented or otherwise modified from time to time.

         "Subject Indebtedness" shall have the meaning assigned to it in clause
(f) of Article 6.

         "Subordinated Indebtedness" shall have the meaning assigned to it in
Section 5.15(b).

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 14

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         "Subordinated Notes" means the Borrower's original $143,750,000 principal amount of 6.25% Convertible Subordinated Notes Due 2009 issued pursuant to that certain Indenture dated May 8, 2002 between the Borrower and The Bank of New York, as trustee.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means that certain Amended and Restated Subsidiary Guaranty Agreement dated as of the date hereof executed by the Guarantors in favor of the Administrative Agent, the Issuing Banks and the Lenders, substantially in the form of Exhibit D hereto as the same may be modified pursuant to one or more Subsidiary Joinder Agreements and as the same may otherwise be modified from time to time. The Subsidiary Guaranty amends and restates in its entirety that certain Subsidiary Guaranty Agreement dated June 29, 2001 executed by the Subsidiaries party thereto in favor of the Administrative Agent, JPMorgan as the issuing bank and the Lenders under the Prior Credit Agreement.

         "Subsidiary Joinder Agreement" means an agreement that has been or will be executed by a Material Subsidiary adding it as a party to the Subsidiary Guaranty, in substantially the form of Exhibit E hereto.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Swingline Lender" means JPMorgan in its capacity as lender of the Swingline Loans.

         "Swingline Loan" shall have the meaning assigned to it in Section 2.01(b).

         "Target" shall have the meaning assigned to it in the definition of "Adjusted EBITDA."

         "Taxes" shall have the meaning assigned it in Section 2.16(a).

         "Total Commitment" means, at any time, the aggregate amount of Commitments of all the Revolving Lenders, as in effect at such time.

         "Transactions" shall have the meaning assigned it in Section 3.02.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including capital stock of, or other Equity Interest issued by, a Subsidiary.

         "Transferee" shall have the meaning assigned to it in Section 2.16(a).

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 15

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         "Type", when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or Loans comprising such Borrowing is determined (i.e., the ABR or a Fixed Rate).

         "Voting Rights" shall have the meaning assigned it in Section 2.10.

         "Wholly - Owned Subsidiary" or "Wholly- Owned" when used in reference to a Subsidiary, means, at any time, any Subsidiary, one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower's other Wholly - Owned Subsidiaries or Wholly - Owned Subsidiaries, respectively, at such time.

         Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

         Section 1.03. Types, Facility and Currencies of Loans. Loans and Borrowings hereunder are distinguished and referred to herein by Type (i.e., ABR or Fixed Rate), by the Available Currency in which it is denominated (i.e., Dollars, Australian Dollars or Euros) and by the facility provided herein under which such Loan or Borrowing is made (i.e., under Section 2.01(a) and thus a "Revolving Loan" or "Revolving Borrowing" or made under Section 2.01(b) and thus a "Swingline Loan" or "Swingline Borrowing") or by any one or more of the forgoing.

         Section 1.04. Conversion of Foreign Currencies.

                  (a) Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination by the Borrower. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender including the Dollar Equivalent of any Loan or Letter of Credit made or issued in an Available Currency other than Dollars.

                  (b) Rounding - Off. The Administrative Agent may set up appropriate rounding - off mechanisms or otherwise round - off amounts hereunder to the nearest higher or lower amount in whole Dollars, Australian Dollars, Euros or cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars, whole Australian Dollars, whole Euros or in whole cents, as may be necessary or appropriate.

                                   ARTICLE 2.

                                   THE CREDITS

         Section 2.01. Commitments.

                  (a) Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make advances in Dollars (each such advance, together with each advance outstanding on the Effective Date under Section 2.01 of the Prior Credit Agreement [which advances shall continue hereunder], herein a

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"Revolving Loan") to the Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Maturity Date or the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Revolving Lender's Commitment, subject, however, to the condition that the Revolving Exposure of a Revolving Lender shall not exceed such Revolving Lender's Commitment and the total Revolving Exposures of all Revolving Lenders shall not exceed the Total Commitment. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Revolving Loans hereunder subject to the terms, conditions and limitations set forth herein. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their Applicable Percentages; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve any other Revolving Lender of its obligation to lend hereunder (it being understood, however, that no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make any Revolving Loan required to be made by such other Revolving Lender). The Revolving Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Total Commitment less the total Revolving Exposure of all Revolving Lenders).

                  (b) Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make advances in such Available Currency as the Borrower may request (each such advance, together with each advance outstanding on the Effective Date under Section 2.20 of the Prior Credit Agreement [which advances shall continue hereunder], herein a "Swingline Loan") to the Borrower from time to time on and after the Effective Date, until the earlier of the Maturity Date or the termination of the Commitments in an aggregate principal amount at any time outstanding that will not result in: (i) the aggregate principal amount of outstanding Swingline Loans denominated in Dollars exceeding $20,000,000; (ii) the aggregate Dollar Equivalent principal amount of outstanding Euro Loans exceeding $25,000,000; (iii) the aggregate Dollar Equivalent principal amount of outstanding Australian Dollar Loans exceeding $25,000,000; and (iv) the total Revolving Exposures exceeding the Total Commitment. The Swingline Loans comprising any Borrowing shall be in an amount which is an integral multiple of the Dollar Equivalent of $500,000 and not less than $1,000,000 (or an aggregate principal amount equal to the sum of the applicable limit set forth in clause (i), (ii) or (iii) above minus all the Swingline Loans denominated in the same currency then outstanding). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (c) Lender Participation in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York, New York time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate Dollar Equivalent amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender's Applicable Percentage of such Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender's Applicable Percentage of the Dollar Equivalent amount of the principal outstanding in connection with such Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that (i) the obligations of a Revolving Lender to fund its participation in a Swingline Loan may be subject to avoidance by a Revolving Lender if such Revolving Lender proves that the Swingline Lender knew (or with the exercise of care should have known) that the conditions to the making of the Swingline Loan were not satisfied and (ii) a Revolving Lender shall not have an obligation to acquire or

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 17 fund a participation in Swingline Loans if that obligation of the Revolving Lender has been terminated or assigned to another Person in accordance with
Section 2.10(c) or Section 8.04. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Swingline Lender (as finally determined by a court of competent jurisdiction), the Swingline Lender shall be deemed to have exercised care. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of Dollars in immediately available funds, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. Upon the funding of a participation under this clause (c) in any Euro Loan or Australian Dollar Loan, the portion of such Loans so funded shall be converted to Dollar Swingline Loans accruing interest as ABR Loans but JPMorgan's Applicable Percentage of such Loans shall remain as a Euro Loan or an Australian Dollar Loan. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of its obligation for the payment thereof in full, notwithstanding any Default or Event of Default that may exist.

         Section 2.02. Loans.

                  (a) Type of Loans. Each Borrowing (including any Borrowing of a Swingline Loan) shall be comprised entirely of Fixed Rate Loans or ABR Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Fixed Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

                  (b)      Funding Borrowings.

                           (i)      Revolving Loans. Subject to paragraph (c)
below, each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of Dollars in immediately available funds to the Administrative Agent in New York, New York, not later than 1:00 p.m., New York, New York time, and the Administrative Agent shall by 2:00 p.m., New York, New York time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Revolving Lenders or, if such Borrowing is to finance the reimbursement of an LC Disbursement, such amounts shall be distributed to the applicable Issuing Bank. Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the date of any Borrowing that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender's portion of such Borrowing, the Administrative Agent may assume that such Revolving Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Revolving Lender shall not have made such portion available to the Administrative Agent, such Revolving Lender and the Borrower (without waiving any claim against such Revolving Lender for such Revolving Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Loans comprising such Borrowing and (ii) in the case of such Revolving Lender, the

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 18

Federal Funds Effective Rate. If such Revolving Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Revolving Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement.

                           (ii)     Swingline Loans. The Swingline Lender shall
make each Swingline Loan available to the Borrower by means of a credit to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.19(d), by remittance to the applicable Issuing Bank) by 3:00 p.m. (or if a Fixed Rate Loan is requested, 2:00 p.m.), New York, New York time, on the requested date of such Swingline Loan. With respect to the payment of any amount denominated in Euros, the Swingline Lender shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Swingline Lender in Euros if the Swingline Lender shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in Euros and in immediately available, freely transferable, cleared funds to the account with the bank in the principal financial center in the participating member state of the European Union which the Borrower shall have specified for such purpose. "All relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Swingline Lender may from time to time determine for the purpose of clearing settling payments of Euros.

                  (c) Continuations and Conversions. Borrower may Convert all or any part of any Borrowing to a Borrowing of a different Type and Borrower may Continue all or any part of any Fixed Rate Borrowing as a Borrowing of the same Type, by giving the Administrative Agent written notice on the Business Day of the Conversion into a ABR Borrowing and on the Business Day at least three Business Days before Conversion into or Continuation of a Fixed Rate Borrowing specifying: (i) the Conversion or Continuation date, (ii) the amount of the Borrowing to be Converted or Continued, (iii) in the case of Conversions, the Type of Borrowing to be Converted into, and (iv) in the case of a Continuation of or Conversion into a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto; provided that (a) Fixed Rate Borrowings may only be Converted on the last day of the Interest Period; (b) except for Conversions to ABR Borrowings, no Conversions shall be made while an Event of Default has occurred and is continuing; (c) only ten (10) Fixed Rate Borrowings (including Fixed Rate Borrowings of Swingline Loans) may be in existence at any one time;
(d) no Interest Period may end after the Maturity Date; (e) a Borrowing denominated in one Available Currency may not be Converted by the Borrower into another Available Currency; (f) Dollar ABR Swingline Borrowings may not be Converted to Fixed Rate Borrowings; and (g) Fixed Rate Euro Borrowings and Fixed Rate Australian Dollar Borrowings may not be Converted to ABR Borrowings. All notices given under this Section shall be irrevocable and shall be given not later than 11:00 a.m. New York, New York time on the Business Day that is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Administrative Agent the notice as specified above for Continuation or Conversion of a Fixed Rate Borrowing prior to the end of the Interest Period with respect thereto, such Fixed Rate Borrowing shall automatically be continued as a Fixed Rate Borrowing with an Interest Period of one month's duration unless such Fixed Rate Borrowing is a Dollar Borrowing and an Event of Default exists, in which case such Dollar Fixed Rate Borrowing shall be automatically converted to an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.02.

         Section 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request: (a) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York, New York time, three Business Days before such Borrowing, (b) in the case of a Euro Borrowing or an Australian Dollar Borrowing, not later than 9:00 a.m., New York, New York time, three Business Days before such Borrowing, and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York, New York time, on the day of such Borrowing. Such notice

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shall be irrevocable and shall in each case specify: (i) whether the Borrowing then being requested is to be a Fixed Rate Borrowing or an ABR Borrowing; (ii) whether the Borrowing is a Revolving Borrowing or a Swingline Borrowing and if a Swingline Borrowing, the applicable Available Currency in which the Borrower requests such Borrowing to be denominated; (iii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iv) if such Borrowing is to be a Fixed Rate Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date; provided that (A) the Borrower may not request a Fixed Rate Dollar Swingline Borrowing, an ABR Australian Dollar Swingline Borrowing nor an ABR Euro Swingline Borrowing and
(B) each such Borrowing of the type described in clause (A) preceding shall not be available herein. If no election as to the Type, currency or facility applicable to such Borrowing is specified in any such notice, then the requested Borrowing will be a ABR Dollar Swingline Borrowing. If no Interest Period with respect to any Fixed Rate Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. When a Revolving Borrowing is requested, the Administrative Agent shall promptly advise the Revolving Lenders of the notice given pursuant to this Section 2.03 and of each Revolving Lender's portion of the requested Borrowing. When a Swingline Borrowing is requested, the Administrative Agent shall promptly advise the Swingline Lender of the notice given pursuant to this Section 2.03.

         Section 2.04. Fees.

                  (a) Facility Fee. The Borrower agrees to pay to each Revolving Lender, through the Administrative Agent, a facility fee ("Facility Fee"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the daily average amount of the Commitment of such Revolving Lender (or if such Commitment no longer exists, on the Dollar Equivalent amount of the Revolving Exposure of such Revolving Lender), during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Commitment terminates and the date on which such Revolving Lender ceases to have any Revolving Exposure. Facility Fees accrued through and including each Interest Payment Date shall be payable in Dollars on such Interest Payment Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed based on the actual number of days elapsed (including the first day but excluding the last day) in a year of 365 or 366 days, as the case may be. The Borrower agrees to pay to each Revolving Lender, through the Administrative Agent, on the Effective Date all unpaid commitment fees accrued under Section 2.04(a) of the Prior Credit Agreement.

                  (b) Agent Fees. The Borrower agrees to pay the Administrative Agent the fees provided for in the Fee Letter on the dates required thereby.

                  (c)      Letter of Credit Fees. The Borrower agrees to pay:
(i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate equal to the Applicable Margin (as defined and determined in accordance with Section 2.06(d)) on the average daily Dollar Equivalent amount of such Revolving Lender's Applicable Percentage of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Commitment terminates and the date on which such Revolving Lender ceases to have any Letter of Credit Liabilities; and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Equivalent amount of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to the Letters of Credit it has issued, during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such Letter of Credit Liabilities, as well as each Issuing Bank's standard fees with respect to the issuance, amendment,

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 20 renewal or extension of any of its Letters of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Interest Payment Date shall be payable in Dollars on the third Business Day following such Interest Payment Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fee shall be computed based on a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (d)      Payment Provisions. The fees payable under this
Section 2.04 (the "Fees") shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Revolving Lenders or to the applicable Issuing Bank. Once paid, none of such Fees shall be refundable under any circumstances.

         Section 2.05. Repayment of Loans; Evidence of Indebtedness.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay: (i) the then unpaid principal amount of each Revolving Loan on the Maturity Date; (ii) the then unpaid principal amount of each Dollar Swingline Loan on the earlier of (A) the Maturity Date or (B) the later of the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding which are Dollar ABR Loans; and
(iii) the unpaid principal amount of each Swingline Loan denominated in Euros and denominated in Australian Dollars on the Maturity Date. Payments under this
Section 2.05 shall be made to the Administrative Agent for the account of the Lenders. Following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Lenders as their interests may appear in accordance with this Agreement.

                  (b) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period and Available Currency applicable thereto, (ii) the amount of each Letter of Credit, the Letter of Credit Liabilities applicable thereto and each Revolving Lender's participation interest therein, (iii) the amount of any principal, interest and Fees due and payable or to become due and payable from the Borrower to each Lender and each Issuing Bank hereunder, (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's and each Issuing Bank's share thereof.

                  (d) Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein or an inconsistency between such accounts of a Lender and the accounts of the Administrative Agent shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

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         Section 2.06. Interest on Loans; Margin and Fees.

                  (a) Fixed Rate. Subject to the provisions of Section 2.07, the Loans comprising each Fixed Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the applicable Fixed Rate for the Interest Period and Available Currency in effect for such Borrowing plus the Applicable Margin from time to time in effect.

                  (b)      Alternate Base Rate. Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods and including for all calculations the first day of any period but excluding the last) at a rate per annum equal to the Alternate Base Rate.

                  (c) Payment of Interest. Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. Interest on Loans, the principal amount of which is denominated in an Available Currency, shall be paid in that Available Currency. The applicable Fixed Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

                  (d) Determination of Applicable Margin. The Applicable Margin identified in this Section 2.06 and the Facility Fee Percentage identified in Section 2.04 shall be defined and determined as follows:

                  "Applicable Margin" means (i) during the period commencing on the Effective Date and ending on but not including the first Adjustment Date (as defined below), 1.75% per annum and (ii) during each period from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below under the heading "Margin" opposite the Debt to Adjusted EBITDA Ratio which corresponds to the Debt to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                  "Facility Fee Percentage" means (1) during the period commencing on the Effective Date and ending on but not including the first Adjustment Date, 0.50% per annum and (2) during each Calculation Period, the percent per annum set forth in the table below under the heading "Facility Fee Percentage" opposite the Debt to Adjusted EBITDA Ratio which corresponds to the Debt to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                                                                 Facility
       Debt to Adjusted EBITDA Ratio            Margin        Fee Percentage
----------------------------------------------------------------------------
Greater than or equal to 3.00 to 1.00           2.000%             .500%
----------------------------------------------------------------------------
Greater than or equal to 2.50 to 1.0 but        1.750%             .500%
less than 3.00 to 1.0
----------------------------------------------------------------------------
Greater than or equal to 2.00 to 1.0 but        1.625%             .375%
less than 2.50 to 1.0
----------------------------------------------------------------------------
Greater than or equal to 1.50 to 1.0 but        1.375%             .375%
less than 2.00 to 1.0
----------------------------------------------------------------------------
Greater than or equal to 1.00 to 1.0 but        1.250%             .250%
less than 1.50 to 1.0
----------------------------------------------------------------------------
Less than 1.00 to 1.00                          1.000%             .250%
----------------------------------------------------------------------------

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 22

Upon delivery of the Compliance Certificate pursuant to Section 5.18(g) in connection with the financial statements of the Borrower and its Subsidiaries required to be delivered pursuant to Sections 5.18(a) and (b), commencing with such Compliance Certificate delivered with respect to the fiscal quarter ending on September 30, 2003, the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) and the Facility Fee Percentage shall automatically be adjusted in accordance with the Debt to Adjusted EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 5.18(g) (each such Business Day when such margin or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Debt to Adjusted EBITDA Ratio within the period of time required by Section 5.18(g): (i) the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to 2.50% per annum; and (ii) the Facility Fee Percentage shall automatically be adjusted to 0.500% per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 5.18(g) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

         Section 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.06(b)) equal to: (a) with respect to the ABR Loans, the rate otherwise applicable thereto as determined in accordance with Section 2.06 plus 2%; (b) with respect to Fixed Rate Loans, until the end of the Interest period applicable thereto, the rate otherwise applicable thereto as determined in accordance with Section 2.06 plus 2% and after the end of the Interest Period therefor: (i) if such Fixed Rate Loan is a Dollar Loan, the Alternate Base Rate plus 2% and (ii) if such Fixed Rate Loan is a Euro Loan or Australian Dollar Loan, the rate per annum applicable to Fixed Rate Loans and the applicable currency with a one month Interest Period as the same may change each day plus 2%; (c) with respect to other amounts payable in Euro or Australian Dollars hereunder, the rate determined pursuant to (b)(ii) immediately above; and (d) with respect to other amounts, the Alternate Base Rate plus 2%.

         Section 2.08. Alternate Rate of Interest. In the event, and on each occasion, that prior to the commencement of any Interest Period for a Fixed Rate Borrowing the Administrative Agent shall have determined (i) that deposits of the applicable Available Currency in the principal amounts of the Fixed Rate Loans comprising such Borrowing are not generally available in the market utilized to determine the applicable Fixed Rate or (ii) that reasonable means do not exist for ascertaining the Fixed Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above and after notice thereof shall have been provided to the Borrower, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Fixed Rate Borrowing of the affected Type pursuant to Section 2.03 shall be deemed to be a request for a Dollar ABR Borrowing under the applicable requested facility (i.e., either Swingline or Revolver). In the event the Swingline Lender notifies the Administrative Agent that the rates at which deposits of the applicable Available Currency are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the applicable Fixed Rate Loans during such Interest Period, the Administrative Agent shall notify the Borrower of such notice and until the Swingline Lender shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Fixed Rate Borrowing of the affected Type and Available Currency shall be deemed a request for a Dollar ABR Swingline Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 23 be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         Section 2.09. Termination and Reduction of Commitments.

                  (a) Termination on Maturity Date. The commitment of the Swingline Lender under Section 2.01 to make Swingline Loans, and the Commitments of the Revolving Lenders shall automatically be terminated on the Maturity Date. Such commitments may also terminate as provided in Section 2.10(c) and Article 6.

                  (b) Optional Termination or Reduction. Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may, at any time, in whole permanently terminate, or, from time to time, in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $5,000,000;
(ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than $50,000,000, unless the result of such termination or reduction is to reduce the Total Commitment to $0; and (iii) no such termination or reduction shall reduce the Total Commitment below the then outstanding Revolving Exposures. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.09(b) and of each Lender's portion of any such termination or reduction of the Total Commitment. Upon the termination of the Total Commitment, the commitment of the Swingline Lender under Section 2.01 shall also terminate.

                  (c) Allocation of Reduction. Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         Section 2.10. Prepayment Including Prepayment as a Result of a Change of Control.

                  (a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 11:00 a.m., New York, New York time, three Business Days prior to prepayment, in the case of Fixed Rate Loans which prepayment shall be accompanied by any amount owed under Section 8.05(b), and (ii) before 11:00 a.m., New York, New York time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein.

                  (b) Required Prepayment upon Reduction or Termination of Commitments. On the date of any termination or reduction of the Total Commitment pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate Dollar Equivalent outstanding principal amount of the Loans will not exceed the sum of the Total Commitment minus all Letter of Credit Liabilities, after giving effect to such termination or reduction.

                  (c) Prepayment Offer Required as a Result of a Change of Control. At least 15 Business Days and not more than 90 days prior to the occurrence of any Change of Control, the Borrower will give written notice thereof to each Lender. Such notice shall contain (i) an offer by the Borrower to prepay, on the date of such Change of Control or, if such notice shall be delivered less than 35 days prior to the date of such

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 24

Change of Control, on the date 35 days after the date of such notice (the "Prepayment Date"), all Loans made by each Lender, together with interest accrued thereon to the Prepayment Date and all other liquidated obligations owed to such Lender under the terms hereof, (ii) the estimated amount of accrued interest, showing in reasonable detail the calculation thereof and (iii) the Borrower's estimate of the date on which such Change of Control shall occur. Said offer shall be deemed to lapse as to any such Lender which has not replied affirmatively thereto in writing within 35 days of the giving of such notice. As soon as practicable (and in any event at least 24 hours) prior to such Change of Control, the Borrower shall give written confirmation of the date thereof to each such Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.10(c). Borrower shall, on the Prepayment Date, prepay to each Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.10(c), all Loans then held by such Lender together with accrued interest thereon and all other liquidated obligations owed to such Lender under the terms hereof. Thereupon, each Lender that shall have received such prepayment shall have no further obligation to make Revolving Loans or participate in Swingline Loans or Letters of Credit whether outstanding as of the Prepayment Date or made or issued after the Prepayment Date and the Total Commitment shall be reduced by the amount of each such Lender's Commitment.

         For the purposes of this Section 2.10(c), a "Change of Control" shall be deemed to occur if any New Owner shall acquire beneficial ownership of shares in the Borrower having Voting Rights pertaining thereto which would allow such New Owner to elect more members of the Board of Directors than could be elected by the exercise of all Voting Rights pertaining to shares in the Borrower then owned beneficially by the Norris Family. As used in this Section 2.10(c):

                  "Voting Rights" pertaining to shares of a corporation means the rights to cast votes for the election of directors of such corporation in ordinary circumstances (without consideration of voting rights which exist only in the event of contingencies).

                  "Norris Family" means all persons who are lineal descendants of D.W. Norris (by birth or adoption), all spouses of such descendants, all estates of such descendants or spouses which are in the course of administration, all trusts for the benefit of such descendants or spouses, and all corporations or other entities in which, directly or indirectly, such descendants or spouses (either alone or in conjunction with other such descendants or spouses) have the right, whether by ownership of stock or other equity interests or otherwise, to direct the management and policies of such corporations or other entities (each such person, spouse, estate, trust, corporation or entity being referred to herein as a "member" of the Norris Family). In addition, so long as any employee stock ownership plan exercises its Voting Rights in the same manner as members of the Norris Family (exclusive of employee stock ownership plans) who have a majority of the Voting Rights exercised by all such members of the Norris Family, such employee stock ownership plan shall be deemed a member of the Norris Family.

                  "New Owner" means any Person (other than a member of the Norris Family), or any syndicate or group of Persons (exclusive of all members of the Norris Family) which would be deemed a "person" for the purposes of
Section 13(d) of the Exchange Act, who directly or indirectly acquires shares in the Borrower.

                  (d) Outstandings in Excess of Commitments. If on any date of a Borrowing, any Interest Payment Date, any date of the issuance of a Letter of Credit, any date when a Compliance Certificate is delivered under Section 5.18(g) or any other date selected by the Administrative Agent, the (i) Revolving Exposures exceed the Total Commitments; (ii) the Australian Dollar Loans exceed a Dollar Equivalent amount of $25,000,000; or (iii) the Euro Loans exceed a Dollar Equivalent amount of $25,000,000, then, in each case, Borrower shall promptly repay to the Administrative Agent an amount equal to the applicable excess.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 25

                  (e) Breakage Costs and Interest. All prepayments under this Section 2.10 shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         Section 2.11. Reserve Requirements; Change in Circumstances.

                  (a) Change in Law; Increased Cost. Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Issuing Bank or any Lender hereunder (except for changes in respect of taxes on the overall net income of such Issuing Bank or such Lender or its lending office imposed by the jurisdiction in which its principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank, or shall result in the imposition on any Lender, any Issuing Bank or any interbank market utilized to determine the rate hereunder or any other condition affecting this Agreement, such Lender's Commitment, any Loan made by such Lender or any Letter of Credit or participation interest therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Loan or issuing, maintaining or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in
Section 2.11(c), promptly pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered.

                  (b) Capital Adequacy. If any Lender or any Issuing Bank shall have determined that the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or any Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement, such Lender's Commitment, the Loans made by such Lender pursuant hereto, or any Letter of Credit or participation interest therein to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time such additional amount or amounts as will compensate such Lender or Issuing Bank for any such reduction suffered will be paid by the Borrower to such Lender or Issuing Bank, as applicable.

                  (c) Delivery of Certificate. A certificate of each affected party setting forth such amount or amounts as shall be necessary to compensate such party or its holding company as specified in paragraph (a) or
(b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay each Lender and each Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender and each Issuing Bank shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 26 pursuant to this Section; provided, however, that failure by such Lender or Issuing Bank to give such notice shall not constitute a waiver of such party's right to demand compensation hereunder.

                  (d) No Waiver. Failure on the part of any party to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital of the type described in paragraph
(a) or (b) of this Section 2.11 with respect to any period shall not constitute a waiver of such party's right to demand compensation with respect to such period or any other period; provided, however, that neither any Lender nor any Issuing Bank shall be entitled to compensation under this Section 2.11 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  (e) Change of Lending Office. Each Lender and each Issuing Bank agrees that it will designate a different lending or issuing office, as applicable, if such designation will avoid the need for, or reduce the amount of, compensation payable under this Section 2.11 and will not, in its reasonable judgment, be disadvantageous to its interests.

         Section 2.12. Change in Legality; Unavailability of Available Currency.

                  (a) Illegality. Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Fixed Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Fixed Rate Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                           (i)      declare that the applicable Fixed Rate Loans
will not thereafter be made by such Lender hereunder, whereupon any request for such a Fixed Rate Borrowing shall, as to such Lender only, be deemed a request for an ABR Dollar Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

                           (ii)     require that all outstanding Fixed Rate
Loans affected by the illegality made by it be either (A), if such Loans are Dollar Loans, Converted to ABR Loans, in which event all such Fixed Rate Loans shall be automatically Converted to ABR Loans as of the effective date of such notice as provided below, or (B) repaid if such Fixed Rate Loan is a Euro Loan or an Australian Dollar Loan.

                  In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the affected Fixed Rate Loans that would have been made by such Lender or the Converted Fixed Rate Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Fixed Rate Loans. For purposes of this
Section 2.12 (a), a notice by any Lender shall be effective as to each Fixed Rate Loan, if lawful, on the last day of the Interest Period currently applicable to such Fixed Rate Loan; in all other cases such notice shall be effective on the date of receipt.

                  (b) Unavailability of Foreign Currency Loans. Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for the Swingline Lender to make or maintain any Euro Loan or Australian Dollar Loan or to give effect to its obligations as contemplated

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 27 hereby with respect to any such Loan or in the event that there shall occur any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Swingline Lender make it impracticable for Swingline Loans to be denominated in either the Euro or Australian Dollars, then, by written notice to the Borrower and to the Administrative Agent, the Swingline Lender may:

                           (i)      declare that such Loans will not thereafter
be made, whereupon any request for such a Borrowing shall be deemed a request for a Dollar ABR Loan unless such declaration shall be subsequently withdrawn (the Swingline Lender agreeing to withdraw such declaration promptly upon determining that the applicable event or condition no longer exists); and

                           (ii)     require that all outstanding Euro Loans or
Australian Dollar Loans so affected be repaid.

         Section 2.13. Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each Conversion or Continuation of any Loans, and each reduction of the Total Commitment, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans) except: (a) as required under Sections 2.12, 2.15 and 2.17 or as otherwise expressly provided herein;
(b) with respect to Swingline Borrowings and Swingline Loans; and (c) if interest shall accrue on any portion of a Borrowing held by a Lender at a rate different from the rate applicable to the other Lenders, payment and distribution of interest shall be based on the respective accrual rates applicable to such Borrowing.

         Section 2.14. Sharing of Setoffs. Subject to the terms of the Intercreditor Agreement which shall have precedence over any conflicting provisions in this Section 2.14, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any amounts due hereunder as a result of which the unpaid principal portion of such amount shall be proportionately less than the unpaid principal portion of such amount owed to any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such amounts of such other Lender, so that the aggregate unpaid principal amount of the obligations owed by the Borrower hereunder and participations in such obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all obligations owed by the Borrower hereunder then outstanding as the principal amount of such obligations prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section
2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in the obligations owed hereunder deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan in the amount of such participation.

         Section 2.15. Payments. The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts hereunder) from an account in the United States (or such other account in such other jurisdiction as the Administrative Agent may designate for such purpose) not later than 12:00 noon, New York, New York time, on the date when due in the applicable Available Currency to the

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 28

Administrative Agent at its offices at 712 Main Street, Houston, TX 77002 or, in the case of payments to be made directly to another party hereto in accordance with the terms hereof, to such party as such party shall direct, in each case, in immediately available funds. All payments made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable. Payments of principal and interest on or in respect of the Swingline Loans received by the Administrative Agent shall be paid to the Swingline Lender except that any amounts received in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Revolving Lenders that shall have funded their participation interests therein and to the Swingline Lender, as their interests may appear. Payments made in respect of the LC Disbursements received by the Administrative Agent shall be paid to the applicable Issuing Bank except that any amounts received in respect of any LC Disbursement after receipt by such Issuing Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Revolving Lenders that shall have funded their participation interests therein and to the applicable Issuing Bank, as their interests may appear.

         Section 2.16. Taxes

                  (a) Payment of Taxes; Gross Up. Any and all payments of principal and interest on any Borrowings, or of any Fees or indemnity or expense reimbursements by the Borrower under any Loan Document and any other payments by Borrower or any Obligated Party under the Loan Documents ("Borrower Payments") shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all current or future federal, state, local and other governmental taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the Borrower Payments, but only to the extent reasonably attributable to the Borrower Payments, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Issuing Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Issuing Bank or any Lender (or Transferee), in each case by the jurisdiction under the laws of which such party (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent, any Issuing Bank or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such party (or Transferee) (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document ("Other Taxes").

                  (c) Tax Indemnification. The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender (or Transferee thereof) for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid to such party and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount

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

shall have been determined and the amount of such payment or liability prepared by the Administrative Agent, an Issuing Bank or a Lender, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the applicable party makes written demand therefor.

                  (d) Tax Refund. If the Administrative Agent, an Issuing Bank or a Lender (or Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.16, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If such party receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all of its out - of - pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such party, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) under this Section 2.16(d) in the event the party is required to repay such refund to such Governmental Authority.

                  (e) Tax Receipts. As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of all Revolving Exposure and the termination of the Commitments hereunder.

                  (g) Tax Withholding Exemptions. Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non - U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of the applicable United States Internal Revenue Service Form, properly completed and duly executed by such Non - U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non - U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non - U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non - U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non
- U.S. Lender. Notwithstanding any other provision of this Section 2.16(g), a Non - U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.16(g) that such Non - U.S. Lender is not legally able to deliver.

                  (h) Failure to Deliver Forms. The Borrower shall not be required to indemnify any Non - U.S. Lender (including any Transferee), or to pay any additional amounts to any Non - U.S. Lender (including any Transferee), in respect of federal, state, local or other governmental withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to federal, state, local or other governmental withholding tax existed on the date such Non - U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder), or, with respect to payments to a New Lending Office, the date such Non -

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U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (h) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (h) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (h)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non - U.S. Lender (including any Transferee) to comply with the provisions of paragraph (g) above and (i) below.

                  (i) Mitigation by Lenders. The Administrative Agent, any Issuing Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Administrative Agent, such Issuing Bank or such Lender (or Transferee), be otherwise disadvantageous to its interests.

                  (j) No Requirement to Deliver Tax Returns. Nothing contained in this Section 2.16 shall require the Administrative Agent, any Issuing Bank or any Lender (or Transferee) to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary subject however to the provisions of Section 8.14.

         Section 2.17. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or the Borrower shall be required to make additional payments to any Lender under Section 2.16, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent and the Borrower (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority; and (ii) the assignee or the Borrower, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment, the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

         Section 2.18. Payments by Administrative Agent to the Lenders. Any payment received by the Administrative Agent hereunder or under any other Loan Document for the account of a Lender or an Issuing Bank shall be paid to such party by 4:00 p.m. New York, New York time on (a) the Business Day the payment is received in immediately available funds, if such payment is received by 11:00 a.m. New York, New York time and (b) if such payment is received after 11:00 a.m. New York, New York time, on the next Business Day.

         Section 2.19. Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of letters of credit (each such letter of credit, along with each Existing Letter of Credit, herein a "Letter of Credit") for its own account and for its or a Subsidiary's benefit, payable in Dollars (or if then approved by an Issuing Bank, in another Available Currency) in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time on and after the date

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hereof until the earlier of five Business Days prior to the Maturity Date or the termination of the Commitments hereunder. If the Borrower requests JPMorgan to issue a Letter of Credit, JPMorgan agrees to issue the Letter of Credit subject to the terms and conditions of this Agreement (including, those contained in clause (a) below and those contained in Section 4.01) and provided that (i) the terms and provisions of such Letter of Credit are satisfactory to JPMorgan and otherwise comply with the terms hereof, (ii) such Letter of Credit supports a transaction acceptable to JPMorgan and (iii) such Letter of Credit is issued pursuant to such documentation as JPMorgan may require. The Borrower may request any Issuing Bank to issue a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (a) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form (or in such other form as may be mutually agreed between the Borrower and the Issuing Bank) in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Liabilities shall not exceed a Dollar Equivalent amount equal to $100,000,000 and (ii) the total Revolving Exposures of all Lenders shall not exceed the Total Commitment.

                  (b) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

                  (c) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from each Issuing Bank, a participation in each Letter of Credit issued by such Issuing Bank equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, the Dollar Equivalent amount of such Lender's Applicable Percentage of each LC Disbursement made by an Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (d) of this Section in Dollars, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that (i) the obligations of a Revolving Lender to fund its participation in a Letter of Credit may be subject to avoidance by that Revolving Lender if (A) the applicable Issuing Bank knew (or with the exercise of

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

care should have known) that the conditions to the issuance of the Letter of Credit were not satisfied or (B) the applicable Issuing Bank failed to exercise care when determining whether drafts and other documents presented under the Letter of Credit complied with the terms thereof, and (ii) a Revolving Lender shall not have an obligation to acquire or fund a participation in a Letter of Credit if that obligation of the Revolving Lender has been terminated or assigned to another Person in accordance with Section 2.10(c), Section 2.17 or
Section 8.04. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care.

                  (d) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which it is denominated not later than 12:00 noon, New York, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York, New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed with a Loan in an equivalent amount in the applicable Available Currency, and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Loan. If the Borrower fails to make such reimbursement payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the Dollar Equivalent amount of the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent the Dollar Equivalent amount of its Applicable Percentage of the reimbursement payment then due from the Borrower in Dollars, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (e) Obligations Absolute. The Borrower's obligations to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in

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

transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by an Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (f) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under one of its Letters of Credit. An Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether it has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (g) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made in accordance with paragraph
(d) of this Section, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans or if the Available Currency applicable to such LC Disbursement is either the Euro or Australian Dollars, at the rate per annum applicable to Fixed Rate Loans applicable to such currency with a one month Interest Period, as the same may change each day; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (c) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

         Section 2.20. Increase of Commitments. By written notice sent to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Lenders), the Borrower may request an increase of the Total Commitments:
(i) by an aggregate amount equal to any integral multiple of $5,000,000 and not less than $10,000,000 and (ii) by an aggregate amount not to exceed $50,000,000; provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Total Commitments shall not have been reduced, nor shall the Borrower have given notice of any such reduction under Section 2.09(b), and
(iii) the Total Commitments shall not previously have been increased pursuant to this Section 2.20 more than three (3) times. If one or more of the Lenders is not increasing its Commitment, then, with notice to the Administrative Agent and the other Lenders, another one or more financial institutions, each as approved by the Borrower and the Administrative Agent (a "New Lender"), may commit to provide an amount equal to the aggregate amount of the requested increase that will not be provided by the existing Lenders (the "Increase Amount"); provided, that the Commitment of each New Lender shall be at least $5,000,000 and the maximum number of New Lenders shall be three (3). Upon receipt of notice from the Administrative Agent to the Lenders and the

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Borrower that the Lenders, or sufficient Lenders and New Lenders, have agreed to commit to an aggregate amount equal to the Increase Amount (or such lesser amount as the Borrower shall agree, which shall be at least $10,000,000 and an integral multiple of $5,000,000 in excess thereof), then: provided that no Default or Event of Default exists at such time or after giving effect to the requested increase, the Borrower, the Administrative Agent and the Lenders willing to increase their respective Commitments and the New Lenders (if any) shall execute and deliver an Increased Commitment Supplement (herein so called) in the form attached hereto as Exhibit G. If all existing Lenders shall not have provided their pro rata portion of the requested Increase Amount, the Loans will not be held pro rata by the Lenders in accordance with the Applicable
Percentages determined hereunder. To remedy the foregoing, on the date of the effectiveness of the Increased Commitment Supplement, the Revolving Lenders shall make advances among themselves so that after giving effect thereto the Revolving Loans will be held by the Revolving Lenders, pro rata in accordance with the Applicable Percentages hereunder. The advances so made by each Lender whose Applicable Percentage has increased as a result of the changes to the Total Commitment shall be deemed to be a purchase of a corresponding amount of the Loans of the Revolving Lender or Lenders whose Applicable Percentages have decreased. The advances made under this Section 2.20 shall be ABR Loans made under each Revolving Lender's Commitment. All advances made under this Section
2.20 shall be made through the Administrative Agent.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to each of the Lenders and Issuing Banks as follows:

         Section 3.01. Organization; Powers. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

         Section 3.02. Authorization. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the Borrowings hereunder, the pledge of the stock of certain Subsidiaries under the Pledge Agreement, the issuance of Letters of Credit hereunder and the other transactions contemplated by the Loan Documents (collectively, the "Transactions"): (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation to which any Obligated Party is subject or of the certificate of incorporation or other constituent documents or by - laws of the Borrower or any of its Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any Material indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound (including the Senior Note Purchase Agreements and the Indebtedness limitations set forth in any Senior Note Purchase Agreement),
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries, except as contemplated by the Pledge Agreement.

         Section 3.03. Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, to the extent they relate to the Borrower.

         Section 3.05. Organization and Ownership of Shares of Subsidiaries.

                  (a) Schedule 3.05 is (except as noted therein) a complete and correct list of the Borrower's Subsidiaries as of September 11, 2003 showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of Equity Interests owned by the Borrower and each other Subsidiary, and specifying whether such Subsidiary is a Material Subsidiary. Schedule 3.05A correctly sets forth the authorized, issued, and outstanding Equity Interest of each Material Subsidiary and LGL Australia (US) Inc. All of the outstanding Equity Interests of each Material Subsidiary and LGL Australia (US) Inc. have been validly issued, are fully paid, and are nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, any Equity Interest of any Material Subsidiary or LGL Australia (US) Inc..

                  (b) All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 3.05 as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.13).

                  (c) Each Subsidiary identified in Schedule 3.05 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         Section 3.06. Financial Statements. The Borrower has delivered to some or all of the Lenders copies of the financial statements of the Borrower and its Subsidiaries listed on Schedule 3.06. All of the financial statements listed on
Schedule 3.06 (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year - end adjustments). Except as disclosed in the financial statements listed in Schedule 3.06 or the most recently delivered financial statements delivered in accordance with Section 5.18, since June 30, 2003, there has been no change in the financial condition, operations, business, properties or prospects of the Borrower or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the financial statements listed in Schedule 3.06.

         Section 3.07. Litigation; Observance of Statutes and Orders.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 36

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                  (b)      Neither the Borrower nor any Subsidiary is in default
under any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 3.08. Taxes. The Borrower and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Borrower and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

         Section 3.09. Title to Property; Leases. The Borrower and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 3.06 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         Section 3.10. Licenses, Permits, etc. The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         Section 3.11. Compliance with ERISA.

                  (a) The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate accrued plan benefit liabilities under each of the Plans that are subject to Title IV of ERISA (other than Multiemployer Plans), determined in accordance with Financial Accounting Standards Board Statement No. 87 as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $3,000,000 in the case of any single Plan and by more than $3,000,000 in the aggregate for all Plans.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 37

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                  (c)      The Borrower and its ERISA Affiliates have not
incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected post - retirement benefit obligation (determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of the Borrower and its Subsidiaries was approximately $13,472,000 as of December 31, 2002.

         Section 3.12. Use of Proceeds; Margin Regulation. The Borrower will apply the proceeds of the Loans to refinance existing indebtedness, to make acquisitions, for capital expenditures, for working capital and for other general corporate purposes. The Letters of Credit shall be issued to support transactions of the Borrower and the Subsidiaries entered into in the ordinary course of business. No part of the proceeds from the Loans will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of the Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 3.13. Existing Indebtedness. Except as described therein,
Schedule 3.13 sets forth a complete and correct list of all outstanding Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Subsidiaries to the Borrower or to Wholly - Owned Subsidiaries) as of June 30, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Borrower or its Subsidiaries. Neither the Borrower nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Borrower or such Subsidiary, and no event or condition exists with respect to any Indebtedness of the Borrower or any Subsidiary the outstanding principal amount of which exceeds $3,000,000 in the aggregate that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. To the knowledge of the Responsible Officers of the Borrower, no event or condition exists with respect to any Indebtedness of the Borrower or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         Section 3.14. Foreign Assets Control Regulations, etc. The use of the proceeds of the Loans will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         Section 3.15. Status under Certain Statutes. Neither the Borrower nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         Section 3.16. No Material Misstatements. No report, financial statement or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 38 to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

         Section 3.17. Senior Debt. The Loans, the interest thereon, and the LC Disbursements are "Senior Indebtedness" under the terms of the Subordinated Notes.

                                   ARTICLE 4.

                              CONDITIONS OF LENDING

         Section 4.01. All Borrowings. The effectiveness of the amendment and restatement of the Prior Credit Agreement as contemplated hereby and the effectiveness of the obligations of the Lenders to make additional Loans after the Effective Date and the agreement of an Issuing Bank to issue, amend, renew or extend Letters of Credit are subject to the satisfaction of the following conditions on the date of each Borrowing, or issuance, amendment or other modification:

                  (a) The Administrative Agent shall have received a notice of such Borrowing, issuance, amendment or other modification as required by
Section 2.03 or 2.19(a), as applicable.

                  (b)      The representations and warranties set forth in
Article 3 shall be true and correct in all material respects on and as of the date of such Borrowing, issuance, amendment or other modification with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing, issuance, amendment or other modification no Event of Default or Default shall have occurred and be continuing.

                  (d) At the time of and immediately after such Borrowing, issuance, amendment or other modification, the Revolving Exposures shall not exceed the Total Commitments, the Dollar Equivalent amount of all Australian Dollar Loans shall not exceed $25,000,000 and the Dollar Equivalent amount of all Euro Loans shall not exceed $25,000,000.

Each Borrowing and each issuance, amendment or other modification of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment or other modification as to the matters specified in paragraphs (b), (c) and (d) of this
Section 4.01.

         Section 4.02. Effective Date. The effectiveness of the amendment and restatement of the Prior Credit Agreement as contemplated hereby and the effectiveness of the obligations of the Lenders to make Loans hereunder on the Effective Date and the agreement of an Issuing Bank to issue, amend, renew or extend Letters of Credit are subject to the following conditions being satisfied on or before September 15, 2003, and such obligations shall not be effective until the date that each such condition is satisfied (the "Effective Date"):

                  (a) The Administrative Agent shall have received the following favorable written opinions of counsel dated the Effective Date and addressed to the Lenders and satisfactory to Jenkens & Gilchrist, a Professional Corporation, counsel for the Administrative Agent (and the Borrower hereby instructs its counsel to deliver such opinions to the Administrative Agent for the benefit of the Lenders): (i) from counsel to the Borrower to the effect set forth in Exhibit C hereto; and (ii) from counsel to the Insurance Subsidiary as to the matters relating to it set forth on Exhibit C hereto.

                  (b) The Administrative Agent shall have received all of the following: (i) a certificate as to the existence and good standing of each Obligated Party and the Insurance Subsidiary issued by the

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 39

Secretary of State or other applicable Governmental Authority of its jurisdiction of incorporation or organization as of a recent date; (ii) a certificate of the Secretary or an Assistant Secretary or other authorized officer of each Obligated Party and the Insurance Subsidiary dated the Effective Date and certifying (A) that attached thereto is a true and complete copy (or identifying a previously delivered copy) of its by - laws or other similar internal governing document as in effect on the Effective Date and at all times since the date of the resolutions described in clause (B) below, (B) with respect to each Obligated Party, that attached thereto is a true and complete copy of its resolutions or similar evidence of authority, duly adopted by its board of directors (or similar governing authority) authorizing its execution, delivery and performance of the Loan Documents to which it is a party and the Transactions, and that such resolutions or similar evidence of authority have not been modified, rescinded or amended and are in full force and effect, (C) that attached thereto is a true and complete copy (or identifying a previously delivered copy) of the certificate of incorporation or other similar internal governing document, as in effect as of the Effective Date, of each Obligated Party and the Insurance Subsidiary, and (D) as to the incumbency and specimen signature of each of its representatives executing any Loan Document on its behalf; (iii) a certificate of another of its representatives as to the incumbency and specimen signature of the Secretary, Assistant Secretary or other authorized officer executing the certificate pursuant to clause (ii) above; and
(iv) such other documentation as the Lenders or the Administrative Agent, shall reasonably request.

                  (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Senior Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (b), (c) and (d) of Section 4.01.

                  (d) The Administrative Agent shall have received (i) all Fees and other amounts due and payable on or prior to the Effective Date; (ii) all fees, breakage costs and interests accrued through the Effective Date under the Prior Credit Agreement; and (iii) evidence that all interest periods in effect under the Prior Credit Agreement have been terminated.

                  (e) The Administrative Agent shall have received: (i) the Subsidiary Guaranty in the form attached hereto as Exhibit D executed by all the Guarantors; (ii) the Intercreditor Agreement in the form attached hereto as Exhibit F signed on behalf of all the Obligated Parties and the Noteholders (as defined therein); (iii) the Amended and Restated Pledge Agreement in the form attached as an exhibit to the Intercreditor Agreement signed on behalf of the Borrower, Lennox Global Ltd. and the Collateral Agent; (iv) the certificates identified under the Pledge Agreement, in each case accompanied by undated stock powers executed in blank or evidence that arrangements satisfactory to the Administrative Agent shall have been made for the delivery of such certificates and stock powers; (v) a promissory note payable to Guaranty Bank in form and substance satisfactory to the Administrative Agent executed by the Borrower; and
(vi) such other documentation or evidence as the Administrative Agent shall have requested in order to create, perfect or protect the security interests and liens created pursuant to the Pledge Agreement under the laws of the United States of America and the applicable laws of Canada.

                  (f) The Administrative Agent shall have received evidence that all Persons who have the benefit of the provisions similar or substantially similar to the terms of Section 5.06 hereof (including the holders of the notes under the Senior Note Purchase Agreements) shall have consented to the terms of this Agreement and waived any default arising as a result of the execution and delivery of this Agreement and such provisions.

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 40

                                   ARTICLE 5.

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         The Borrower agrees that, so long as any Lender has any Commitment hereunder or any obligations to acquire or fund any participation in any Swingline Loan or Letter of Credit or the Swingline Lender is obligated to make Swingline Loans or JPMorgan is obligated to issue Letters of Credit hereunder or any amount payable hereunder remains unpaid:

         Section 5.01. Compliance with Laws. The Borrower will and will cause each of its Subsidiaries to comply in all Material respects with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses.

         Section 5.02. Insurance. The Borrower will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co - insurance and self - insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 5.03. Maintenance of Properties and Lines of Business. The Borrower will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not result in a Default or an Event of Default (as a result of a violation of Section 5.11 or otherwise) and would not, individually or in the aggregate, have a Material Adverse Effect. The Borrower will not and will not permit any of its Subsidiaries to engage in any line of business other than such lines of business in which it is presently engaged and those businesses reasonably related thereto.

         Section 5.04. Payment of Taxes. The Borrower will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment if the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary.

         Section 5.05. Corporate Existence, etc. The Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 5.10 and 5.11, the Borrower will at all times preserve and keep in full force and effect each of its Subsidiaries' corporate existence and all rights and franchises of the Borrower and its Subsidiaries necessary for the conduct of their respective businesses.

         Section 5.06. Most Favored Lender Status. The Borrower will not and will not permit any Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness or any agreement executed and delivered in connection with any Indebtedness containing one or more Additional Covenants or Additional Defaults (as defined below), unless this Agreement

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 41 is cross - defaulted to such Indebtedness under the terms of clause (f) of
Article 6 or unless prior written consent to such agreement shall have been obtained from the Required Lenders; provided, however, in the event the Borrower or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the Required Lenders, the terms of this Agreement shall, without any further action on the part of the Borrower or any of the Lenders, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Borrower further covenants to promptly execute and deliver at its expense an amendment to this Agreement in form and substance satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 5.06, but shall merely be for the convenience of the parties hereto.

         For purposes of this Agreement, (i) the term "Additional Covenant" means any affirmative or negative covenant or similar restriction applicable to the Borrower or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (A) is similar to that of the covenants in Article 5 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of such other Indebtedness (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial), or (B) is different from the subject matter of the covenants in
Article 5 of this Agreement; and (ii) the term "Additional Default" means any provision which permits the holder of such Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Borrower or any Subsidiary to purchase such Indebtedness prior to the stated maturity of such Indebtedness and which either (A) is similar to the Defaults and Events of Default contained in Article 6 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (B) is different from the subject matter of the Defaults and Events of Default contained in Article 6 of this Agreement; provided that the terms "Additional Covenant" and "Additional Default" shall not include any of the following:

                  (a) any covenants, representations, warranties or defaults relating solely to the property securing any secured Indebtedness permitted to be incurred after the date hereof; and

                  (b) any covenants, representations, warranties or defaults relating solely to a single purpose entity involved in an asset securitization transaction permitted hereby.

         Section 5.07. Covenant to Guarantee and Secure Loans Equally.

                  (a) If any Subsidiary of the Borrower shall guarantee the obligations of the Borrower under the Senior Note Purchase Agreements or any other agreement creating or evidencing Indebtedness of the Borrower, the Borrower shall cause to be made effective provision whereby the Loans and other obligations under the Loan Documents will be guaranteed equally and ratably with any and all other obligations thereby guaranteed, with the documentation for such guarantee to be reasonably satisfactory to the Required Lenders. Any violation of Section 5.12 will constitute an Event of Default, whether or not provision is made for an equal and ratable guarantee pursuant to this Section 5.07.

                  (b) If the Borrower shall create, assume or permit to exist any Lien upon any of its property or assets, or permit any Subsidiary to create, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than those Liens permitted by the provisions of Section 5.13, the Borrower shall make or cause to be made effective provision whereby the Loans and other obligations under the Loan Documents will be secured equally and ratably with any and all other

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 42 obligations thereby secured, with the documentation for such security to be reasonably satisfactory to the Required Lenders and, in any such case, the Loans and such other obligations shall have the benefit, to the fullest extent that, and with such priority as, the holders thereof may be entitled under applicable law, of an equitable Lien on such property. Any violation of Section 5.13 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 5.07.

         Section 5.08. Environmental Matters.

                  (a) The Borrower will and will cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws if, individually or in the aggregate, failure to comply therewith could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

                  (b) The Borrower will not and will not permit any of its Subsidiaries to cause or allow any Hazardous Substance to be present at any time on, in, under or above any real property or any part thereof in which the Borrower or any Subsidiary has a direct interest (including ownership thereof or any arrangement for the lease, rental or other use thereof, or the retention of any mortgage or security interest therein or thereon), except in a manner and to an extent that is in compliance in all material respects with all applicable Environmental Laws or that will not have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         Section 5.09. Transactions with Affiliates. The Borrower will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary), except pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's - length transaction with a Person not an Affiliate.

         Section 5.10. Merger, Consolidation, etc. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge with or into any other Person or permit any other Person to merge or consolidate with it or convey, transfer or lease substantially all of its assets in a single transaction or series of related transactions to any Person or dissolve or liquidate; except that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing: (i) a Domestic Subsidiary may merge into the Borrower or another Domestic Subsidiary that is Wholly-Owned; provided that in any such merger transaction involving the Borrower, the Borrower shall be the surviving Person;
(ii) any Foreign Subsidiary may merge into another Foreign Subsidiary that is Wholly - Owned (other than the Insurance Subsidiary); (iii) Borrower may merge with another Person in an acquisition permitted by Section 5.23 if the Borrower is the surviving Person; (iv) any Subsidiary may merge with another Person in an acquisition permitted by Section 5.23 if such Subsidiary is the surviving Person or if the surviving Person becomes a Subsidiary and the Borrower or such Person complies with the obligations hereunder applicable to new Material Subsidiaries to the extent applicable to such surviving Person; (v) the Borrower and any Subsidiary may make Transfers permitted by Section 5.11; and (vi) any Subsidiary who has transferred all of its assets in a transaction permitted by Section 5.11 may thereafter dissolve or liquidate; provided, that in the case of any of the transactions described in the foregoing clauses (i) through (vi) which would involve or result in a Change of Control, the Borrower shall have complied with
Section 2.10.

         Section 5.11. Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make any Transfer provided that the foregoing restriction does not apply to a Transfer if:

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 43

                  (a) the property that is the subject of such Transfer constitutes either (i) inventory held for sale, or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (ii), such Transfer is in the ordinary course of business (each such Transfer, an "Ordinary Course Transfer"); or

                  (b)      such Transfer is from

                           (i)      a Domestic Subsidiary to the Borrower or
another Domestic Subsidiary that is Wholly-Owned; or

                           (ii)     a Foreign Subsidiary to the Borrower or
another Subsidiary that is Wholly-Owned; or

                           (iii)    the Borrower to a Material Subsidiary that
is a Domestic Subsidiary and Wholly - Owned; or

                           (iv)     the Borrower or a Domestic Subsidiary to any
Foreign Subsidiary provided that such Transfer is for Fair Market Value, immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist and the book value of the assets included in such Transfer, together with the book value of the assets included in all other Transfers made under this clause (iv) during the fiscal year which includes date of the proposed Transfer, shall not exceed $10,000,000 (each Transfer permitted under this clause (b), herein an "Intergroup Transfer"); or

                  (c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer or a Transfer permitted by clause (d) below (such Transfers which are not Ordinary Course Transfers or Intergroup Transfers or a Transfer permitted by clause (d) below collectively referred to as "Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer being referred to herein as the "Property Disposition Date"):

                           (i)      the book value of the assets included in
such Transfer, together with the book value of the assets included in all other Excluded Transfers during the fiscal year which includes the Property Disposition Date, shall not exceed $50,000,000; and

                           (ii)     immediately after giving effect to such
Transfer, no Default or Event of Default would exist; or

                  (d) such Transfer is either: (i) the sale of receivables, or undivided interests therein, together with all collections and other proceeds thereof and any collateral securing the payment thereof, pursuant to a Receivable Securitization permitted by Section 5.12 or (ii) the sale to Outokumpu Copper Products Oy or its affiliates (herein collectively "Outokumpu") of the Borrower's or its Subsidiaries' remaining 45% interests in Outokumpu Heatcraft USA LLC and LGL Holland B.V. pursuant to the exercise by Outokumpu of the call rights granted under the related joint venture or shareholder agreements to require such sale.

         Section 5.12. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness except:

                  (a) Indebtedness under the Loan Documents and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except as

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specifically allowed under Section 2.20 or result in an earlier maturity date or decreased weighted average life thereof;

                  (b) Indebtedness relating to the Senior Note Purchase Agreements and the Subordinated Notes and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (c) Indebtedness existing on the date hereof and set forth in Schedule 5.12 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (d) Indebtedness of Domestic Subsidiaries owed to any other Domestic Subsidiary that is Wholly - Owned or the Borrower;

                  (e) Indebtedness owed by any Foreign Subsidiary (other than the Insurance Subsidiary) to finance the working capital and capital expenditure needs of such entity; provided that, the aggregate outstanding Dollar Equivalent amount of all such Indebtedness incurred under the permissions of this subclause (e) owed by all Foreign Subsidiaries shall not at any time exceed $25,000,000;

                  (f) Indebtedness of any Person that becomes a Foreign Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) the aggregate Dollar Equivalent principal amount of Indebtedness permitted by this subclause
(f) shall not exceed $15,000,000 at any time outstanding;

                  (g) Indebtedness for borrowed money not otherwise permitted under this Section 5.12 of the Borrower or any Domestic Subsidiary; provided that the aggregate outstanding amount of all Indebtedness permitted under the permissions of this subclause (g) shall not at any time exceed $10,000,000;

                  (h) Guarantees by the Borrower of Indebtedness of third parties other than Subsidiaries; provided that (A) the aggregate amount so Guaranteed by the Borrower under the permissions of this subclause (h) relating to the Borrower's joint venture arrangements with Outokumpu Copper Products Oy shall at no time exceed a Dollar Equivalent amount equal to $15,000,000 when the Borrower or its Subsidiaries has any interest in such joint ventures and shall at no time exceed a Dollar Equivalent amount equal to $0 when neither the Borrower nor any of its Subsidiaries has any interest in such joint ventures, and (B) the aggregate amount (other than those permitted by the foregoing clause
(A)) so Guaranteed by the Borrower under the permissions of this subclause (h) shall at no time exceed a Dollar Equivalent amount equal to $5,000,000;

                  (i) Guarantees by the Borrower of Indebtedness of any Wholly - Owned Subsidiary, by any Domestic Subsidiary of Indebtedness of any other Domestic Subsidiary that is Wholly - Owned and by any Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary that is Wholly - Owned;

                  (j) Indebtedness of the Borrower or any Subsidiary owing to the Insurance Subsidiary; provided that the aggregate outstanding amount of all such Indebtedness shall not at any time exceed $35,000,000;

                  (k) Indebtedness arising in connection with Swap Agreements permitted by Section 5.25;

                  (l) Indebtedness incurred in connection with Receivable Securitizations; provided that, the aggregate amount of the funds extended to purchase the receivables which are outstanding at any time

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 45 under all Receivable Securitizations and not repaid from collections on receivables shall at no time exceed $225,000,000;

                  (m) Indebtedness of the Borrower for borrowed money (in addition to any of the other Indebtedness permitted by the other provisions of this Section 5.12) and any corresponding Guarantee thereof by any Subsidiary (other than the Insurance Subsidiary), provided,

                           (i)      such Indebtedness is incurred in compliance
with the other provisions hereof (including, the restrictions contained in Section 5.13 (Liens) and 5.16 (Limitation on Restrictive Agreements)) and no Default or Event of Default otherwise exists or would result therefrom;

                           (ii)     such Indebtedness is not entitled to the
benefits of a provision similar to Section 5.06 hereof; and

                           (iii)    the Borrower provides evidence to the
Administrative Agent that the Borrower is in compliance with the financial covenants set forth in Section 5.15 calculated on a pro forma basis prior to the incurrence of such Indebtedness but after giving effect thereto and, when calculated with respect to the financial covenants in Section 5.15(a), (b) and
(d), for the four fiscal quarters most recently ended and after giving effect to the incurrence of such Indebtedness as if such Indebtedness existed on the first day of the calculation period with an interest rate equal for the entire term of such period to the interest rate to be in existence on the date of the incurrence of such Indebtedness.

Notwithstanding the foregoing, the Borrower will not permit the Insurance Subsidiary to directly or indirectly create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness except for liabilities arising in the ordinary course of business in connection with insurance and reinsurance policies it has entered into or may enter into in the ordinary course of business. The execution and delivery of this Agreement and the other Loan Documents is not a consent to any of the terms of transactions contemplated by that certain Form S - 3 Registration Statement under the Securities Act of 1933 filed by the Borrower and certain of its Subsidiaries on January 31, 2003. Prior to the offering of any securities under the terms thereof, the Borrower agrees to request such consents and waivers that are required by the terms hereof, by any other Loan Documents and the Note Purchase Agreements.

         Section 5.13. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 5.04;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 46 case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) any attachment or judgment Lien, unless the judgment or other obligation it secures (i) shall not, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within ninety (90) days after the expiration of any such stay, or (ii) exceeds, together with the amounts of all other obligations secured by attachment or judgment Liens at the time existing in respect of property of the Borrower and its Subsidiaries, a Dollar Equivalent amount equal to $5,000,000;

                  (e) leases or subleases granted to others, easements, rights - of - way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (f) Liens on property or assets of the Borrower (other than the capital stock of the Material Subsidiaries) or any of its Subsidiaries securing Indebtedness or other obligations owing to the Borrower or to a Wholly
- Owned Subsidiary permitted by Section 5.12; provided that the Indebtedness secured by the Lien granted by Lennox Industries, Inc. to the Insurance Subsidiary on the Borrower's headquarters buildings located at 2100 Lake Park Blvd. in Richardson, Texas shall not exceed $25,000,000;

                  (g) (i) Liens contemplated by financing statements filed in respect of operating leases, (ii) Liens granted under Capital Leases in existence as of the Effective Date (provided that the amount secured thereby does not exceed a Dollar Equivalent amount equal to $25,000), (iii) other Liens existing on the Effective Date and described on Schedule 5.13 and (iv) Liens granted to the Collateral Agent under the Pledge Agreement;

                  (h) Liens granted in connection with Receivable Securitizations permitted by Section 5.12 on the receivables sold pursuant thereto (together with all collections and other proceeds thereof and any collateral securing the payment thereof), all right title and interest in and to the lockboxes and other collection accounts in which proceeds of such receivables are deposited, the rights under the documents executed in connection with such Receivable Securitizations and in the Equity Interests issued by any special purpose entity organized to purchase the receivables thereunder;

                  (i) any Lien existing on any property prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

                  (j) any Lien renewing, extending or replacing any Lien permitted by subsections (g) and (i) above, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist or would result therefrom; and

                  (k)      other Liens not otherwise permitted bysSubsections
(a) through (j) above, provided that (i) the fair market value of the assets subject to such other Liens shall not exceed a Dollar Equivalent

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 47 amount equal to $5,000,000, (ii) such Liens secure Indebtedness of the Borrower or a Subsidiary permitted hereby, (iii) the aggregate principal amount of the Indebtedness secured by all Liens granted under the permissions of this clause
(k) does not exceed a Dollar Equivalent amount equal to $5,000,000 and (iv) immediately after giving effect to the creation thereof, no Default or Event of Default shall exist.

         For purposes of this Section 5.13, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or replacing any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or replacing.

         Section 5.14. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, except: (a) Subsidiaries may declare and pay dividends ratably with respect to the Equity Interests they have issued and (b) the Borrower may declare and pay dividends and repurchase shares of its common stock during any fiscal quarter as long as on the date of determination:

                  (i) no Default or Event of Default exists or would result therefrom; and

                  (ii) the sum of (A) the amount of the dividends or repurchases proposed to be made in such fiscal quarter, plus (B) the aggregate amount of the dividends and repurchases previously made by Borrower in the same fiscal quarter, and (C) the aggregate amount of all dividends and repurchases made in the prior three fiscal quarters does not exceed an amount equal to the greater of (1) fifty percent (50%) of Consolidated Net Income (calculated for the four fiscal quarters then most recently ended prior to the date of determination) or (2) $30,000,000.

         Section 5.15. Financial Covenants. The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any obligations to acquire or fund any participation in any Swingline Loan or Letter of Credit or the Swingline Lender is obligated to make Swingline Loans or any amount payable hereunder remains unpaid, the Borrower will perform and observe the following financial covenants:

                  (a) Coverage Ratio. As of the end of each fiscal quarter, the Borrower shall not permit the ratio of Cash Flow for the four (4) fiscal quarters then ending to its Interest Expenses for such period to be less than
3.00 to 1.00. As used herein the following terms have the following meanings:

                  "Cash Flow" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period in accordance with GAAP: (A) EBITDA; minus (B) capital expenditures.

                  "Interest Expenses" means, for any period and any Person, the sum of the following calculated on a consolidated basis without duplication in accordance with GAAP: (a) total cash interest expense (including the cash interest portion of Capital Leases but excluding interest expense derived from amortization of fees); plus (b) that portion of the difference between the face amount of accounts receivables sold in connection with securitization and the purchase price paid in connection therewith that is representative of the interest expense that would have been paid if such transaction were accounted for as a financing (as calculated in a manner acceptable to the Administrative Agent); plus (c) that portion of amounts paid under synthetic leases (i.e., leases of the type described in clause (h) of the definition of Indebtedness) that is representative of the interest expense that would have been paid if such transaction were accounted for as a Capital Lease or otherwise as a financing (as calculated in a manner acceptable to the Administrative Agent).

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 48

                  (b) Consolidated Indebtedness to Adjusted EBITDA. As of the last day of each fiscal quarter during the periods described below, the Borrower shall not permit the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed 3.50 to 1.00 for the fiscal quarter ended September 30, 2003 and for all fiscal quarters ending thereafter; provided, however, that if as of the last day of any fiscal quarter no Subordinated Indebtedness of the Borrower is outstanding, then the ratio of Consolidated Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended shall not be permitted to exceed 3.00 to 1.00. The term "Subordinated Indebtedness" means any Indebtedness, which by its terms is subordinated in right of payment to prior payment in full of the Obligations (as defined in the Intercreditor Agreement) arising under this Agreement on terms acceptable to the Administrative Agent and shall include the Indebtedness evidenced by the Subordinated Notes.

                  (c) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of any date to be less than the sum of (i) $379,008,000; plus (ii) 50% of the sum of (A) its aggregate Consolidated Net Income (but only if a positive number) for the period beginning April 1, 2003 and ending as of the most recently completed fiscal quarter prior to the date of determination minus (B) any non-recurring and non-cash charges not included in determining such Consolidated Net Income under clause (g) of the definition thereof; plus (iii) 100% of the net proceeds from issuance of any Equity Interests by Borrower occurring after the Effective Date (including, or in addition, any increase in equity attributable to the conversion of the Borrower's Subordinated Notes to common stock).

                  (d) Senior Debt to Adjusted EBITDA. As of the end of each fiscal quarter when any Subordinated Indebtedness is outstanding, the Borrower shall not permit the ratio of Senior Debt outstanding as of such day to the Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed: (i) 2.75 to 1.00 for the fiscal quarter ended September 30, 2003, and (ii) 2.50 to 1.00 for the fiscal quarter ended December 31, 2003 and for all fiscal quarters ending thereafter. The term "Senior Debt" means the sum of: (a) Consolidated Indebtedness minus (b) Subordinated Indebtedness.

         Section 5.16. Limitation on Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other Distributions with respect to any Equity Interests issued by it or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that: (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, the Senior Note Purchase Agreements or Subordinated Notes;
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.16 (but shall apply to any modification of any such restriction or condition expanding the scope thereof); (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement, including any Indebtedness under a Receivable Securitization, if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; (vi) clause (b) of the foregoing shall not apply to customary provisions contained in agreements entered into in connection with Indebtedness owed by any Foreign Subsidiary and permitted under Section 5.12(e) hereof that impose restrictions on the ability of the borrower thereunder to declare, pay or set aside funds for the making of any Distribution in respect of the Equity Interests issued by such borrower; and (vii) clause (b) of the foregoing shall not apply to customary provisions contained in agreements entered into in connection with Receivable Securitizations permitted

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 49 hereby that impose restrictions on the ability of the special purpose entity party thereto to declare, pay or set aside funds for the making of any Distribution in respect of the Equity Interests issued by such entity.

         Section 5.17. Preferred Stock of Subsidiaries. The Borrower will not permit any Subsidiary to issue or permit to remain outstanding any Preferred Stock unless such Preferred Stock is issued to and at all times owned and held by the Borrower or a Wholly - Owned Subsidiary.

         Section 5.18. Financial and Business Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) Quarterly Statements. Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                           (i)      consolidated and consolidating balance
sheets of the Borrower and its Subsidiaries as at the end of such quarter, and

                           (ii)     consolidated and consolidating statements of
income, changes in shareholders' equity and cash flows of the Borrower and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, all in reasonable detail and setting forth, in the case of such consolidated statements, in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year - end adjustments, provided that delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10 - Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.18(a); provided further that if such Form 10 - Q does not contain consolidating information for the Borrower and its Subsidiaries, the Borrower shall also deliver to each such holder the consolidating information described in this Section 5.18(a).

                  (b) Annual Statements. Within 90 days after the end of each fiscal year of the Borrower, duplicate copies of:

                           (i)      consolidated and consolidating balance
sheets of the Borrower and its Subsidiaries as at the end of such year, and

                           (ii)     consolidated and consolidating statements of
income, changes in shareholders' equity and cash flows of the Borrower and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied, (1) in the case of the consolidated statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (2) in the case of the consolidating statements, either certified by a Senior Financial Officer as fairly stating, or accompanied by a report thereon by such accountants containing a statement to the effect that such consolidating financial statements fairly

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

state, the financial position and the results of operations and cash flows of the companies being reported upon in all material respects in relation to the consolidated financial statements for the periods indicated as a whole; provided that the delivery within the time period specified above of the Borrower's Annual Report on Form 10 - K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a - 3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clauses (i) and (ii) of this Section 5.18(b); provided further that if such Form 10 - K does not contain consolidating information for the Borrower and its Subsidiaries, the Borrower shall also deliver to each such holder the consolidating information described in this Section 5.18(b); and

                           (iii)    a certificate of such accountants stating
that in making the examination for such report, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof and the action the Borrower has taken or proposes to take with respect thereto.

                  (c) SEC and Other Reports. If the Borrower or any Subsidiary shall be required to file reports with the Securities and Exchange Commission, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Borrower or any Subsidiary with the Securities and Exchange Commission;

                  (d) Notice of Default or Event of Default. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

                  (e) ERISA Matters. Promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:

                           (i)      with respect to any Plan, any reportable
event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof and the potential cost to the Borrower or such ERISA Affiliate resulting therefrom exceeds $500,000; or

                           (ii)     the taking by the PBGC of steps to
institute, or the threatening in writing by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii)    any event, transaction or condition that
could result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

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                  (f)      Requested Information. With reasonable promptness,
such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Subsidiaries or relating to the ability of any Obligated Party to perform its obligations under the Loan Documents to which it is a party as from time to time may be reasonably requested by any Lender.

                  (g) Compliance Certificate. Each set of financial statements delivered pursuant to Section 5.18(a) or Section 5.18(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                           (i)      Covenant Compliance. The information
(including detailed calculations) required in order to establish the Debt to Adjusted EBITDA Ratio, the Applicable Margin, the Facility Fee Percentage, the then existing Material Subsidiaries, and whether the Borrower was in compliance with the requirements of Section 5.11 through Section 5.15 hereof, inclusive,
Section 5.23 and with all Additional Covenants, if any, that involve calculations during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section or Additional Covenant, as the case may be, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections or Additional Covenants, as the case may be, and the calculation of the amount, ratio or percentage then in existence);

                           (ii)     Event of Default. A statement that such
officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto;

                           (iii)    Management's Discussion and Analysis. A
written discussion and analysis by management of the financial condition and results of operations of the lines of business conducted by the Borrower and its Subsidiaries for such accounting period; provided that delivery within the time period specified above of copies of, in the case of Section 5.18(a), the Borrower's Quarterly Report on Form 10 - Q, or, in the case of Section 5.18(b) the Borrower's Annual Report on Form 10 - K, in each case prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy this clause (iii); and

                           (iv)     Litigation. A written statement that, to the
best of such officer's knowledge after due inquiry, except as otherwise disclosed in writing to you, there is no litigation (including derivative actions), arbitration proceeding or governmental proceeding pending to which the Borrower or any Subsidiary is a party, or with respect to the Borrower or any Subsidiary or their respective properties, which has a significant possibility of materially and adversely affecting the business, operations, properties or condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  (h) Debt Rating. Promptly upon receipt thereof, written notice of any change in any rating of the Borrower's Indebtedness by Moody's, S&P or any other rating agency that issues ratings for the Borrower's Indebtedness.

                           (i)      Management Letters. Promptly upon receipt
thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 52 respect to the business, condition (financial or otherwise), operations, prospects, or properties of Borrower or any Subsidiary.

         Section 5.19. Inspection; Confidentiality. The Borrower shall permit the representatives of the Administrative Agent and each
Lender:

                  (a) No Default. If no Default or Event of Default then exists, at the expense of the Administrative Agent or Lender and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's officers and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing;

                  (b) Default. If a Default or Event of Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested; and

                  (c) Technical Data. Anything herein to the contrary notwithstanding, neither the Borrower nor any of its Subsidiaries shall have any obligations to disclose pursuant to this Agreement any engineering, scientific, or other technical data without significance to the analysis of the financial position of the Borrower and its Subsidiaries.

         Section 5.20. Books and Records. The Borrower shall maintain its financial records in accordance with GAAP and all other business and operating records in accordance with reasonably prudent business practices.

         Section 5.21. New Material Subsidiaries. Within forty - five (45) days after the end of each fiscal quarter, the Borrower shall:

                  (a) New Domestic Subsidiary. cause each Domestic Subsidiary that is a Material Subsidiary and was created or acquired during the fiscal quarter then ending, and each Domestic Subsidiary that, as a result of a change in assets, became a Material Subsidiary during such fiscal quarter (any such Material Subsidiary, herein a "New Material Domestic Subsidiary"), to execute and deliver to the Administrative Agent a Subsidiary Joinder Agreement joining it as a guarantor under the Subsidiary Guaranty and such other documentation as the Administrative Agent may reasonably request to cause such New Material Domestic Subsidiary to evidence or otherwise implement the guaranty of the repayment of the obligations contemplated by the Subsidiary Guaranty and this Agreement; and

                  (b) Pledge of Equity Interests. take such action as the Collateral Agent may request to cause: (i) 100% of the Equity Interests issued by each New Material Domestic Subsidiary and (ii) 65% of the Equity Interests issued by each Foreign Subsidiary that is a Material Subsidiary and was created or acquired during the fiscal quarter then ending and each Foreign Subsidiary that, as a result of a change in assets, becomes a Material Subsidiary during such quarter to be pledged to the Collateral Agent under the Pledge Agreement, including the proper completion, execution and delivery of a Pledge Amendment under the terms of the Pledge Agreement, the delivery of the certificates evidencing the Equity Interests to be pledged, along with undated stock powers executed in blank, Uniform Commercial Code Financing Statements, legal opinions

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 53 and such other documentation as the Collateral Agent may reasonably request to cause such Equity Interests to be pledged under the Pledge Agreement and for such pledge to be perfected and protected.

         Section 5.22. Payments on Certain Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (a)      payment of Indebtedness created under the Loan
Documents;

                  (b) payment of regularly scheduled interest and principal payments or other regularly scheduled or required payments as and when due in respect of any Indebtedness (including any Indebtedness under Receivable Securitizations) other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

                  (c) refinancing of Indebtedness to the extent permitted by Section 5.12;

                  (d) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

                  (e) payment of Indebtedness evidenced by the Senior Note Purchase Agreements.

         Section 5.23. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly - Owned Subsidiary prior to such merger) any Equity Interests in, or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments and investments by Foreign Subsidiaries which are held or made outside the United States of the same or similar quality as the Permitted Investments;

                  (b) investments, loans and advances existing on the date hereof and set forth on Schedule 5.23, to the extent such investments would not be permitted under any other clause of this Section;

                  (c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries, provided that any such Equity Interests issued by a Material Subsidiary shall be pledged to the extent required hereby;

                  (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary in accordance with the limitations set forth in Section 5.12;

                  (e)      Guarantees constituting Indebtedness permitted by
Section 5.12;

                  (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (g)      asset acquisitions permitted by Section 5.10;

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 54

                  (h) extensions of trade credit in the ordinary course of business;

                  (i) investments in the Equity Interests in the special purpose entities established under the Receivable Securitizations permitted by
Section 5.12; provided that, the aggregate amount of cash invested in all such entities shall not exceed $100,000;

                  (j) Borrower or any Subsidiary may purchase, hold or acquire any Equity Interests in, or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make or permit to exist any loans or advances to, or make or permit to exist any other investment or any other interest in, any other Person; provided that, the sum of the following made, acquired or held under the permissions of this clause (j) the shall not exceed $5,000,000 at any time: (i) the aggregate amount paid to acquire the Equity Interests, other securities, other investments or other interest in Persons; plus (ii) the aggregate outstanding principal amount of any Indebtedness and other loans and advances; and

                  (k) if no Default or Event of Default exists or would result therefrom, Borrower and any Subsidiary may acquire all the Equity Interests of any Person or all or substantially all of the assets of any Person or the assets of a Person constituting a business unit if:

                           (i)      The Target is involved in similar types of
business activities as the Borrower or the Subsidiary;

                           (ii)     If the proposed acquisition is an
acquisition of the Equity Interests of a Target, the acquisition is structured so that the Target will become a Wholly-Owned Subsidiary or will, simultaneously with the acquisition be merged into the Borrower or a Wholly-Owned Subsidiary. If the proposed acquisition is an acquisition of a business unit or all or substantially all of the assets of a Person, the acquisition will be structured so that Borrower or one or more Wholly-Owned Subsidiaries will acquire the assets;

                           (iii)    The Purchase Price (as defined below) for
the proposed acquisition in question together with the Purchase Prices paid for all acquisitions consummated since the Effective Date does not exceed a Dollar Equivalent amount equal to the sum of: (x) $100,000,000 plus (y) the aggregate Dollar Equivalent amount of the net proceeds from asset dispositions permitted by Section 5.11; provided that if as of the date of any proposed acquisition,
(A) the unsecured long term credit rating of the Borrower has been upgraded to BBB or better by S&P and Baa2 or better by Moody's; (B) the Borrower has retained those ratings for more than 6 months; and (C) the Borrower is not on negative watch by any rating agency which has issued the Borrower a credit rating, then the restrictions contained in this clause (iii) shall not apply; provided further, however, if at any time thereafter: (a) the unsecured long term credit rating of the Borrower has been downgraded below BBB by S&P or below Baa2 by Moody's or (b) the Borrower is on negative watch by any rating agency which has issued the Borrower a credit rating, then the restrictions contained in this clause (iii) shall apply to any proposed acquisition thereafter consummated (the term "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Indebtedness of the Target or that the purchaser assumed or acquired in connection with such acquisition);

                           (iv)     Borrower shall have provided to the
Administrative Agent and each Lender prior to or on the date that the proposed acquisition is to be consummated the following: (a) the name of the Target; (b) a description of the nature of the Target's business; and (c) a certificate of a Responsible Officer of the Borrower (1) certifying that no Default or Event of Default exists or could reasonably be expected to occur as a result of the proposed acquisition, and (2) demonstrating that both as of the date of any such acquisition

AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT, Page 55 and immediately following such acquisition the Borrower is and on a pro forma basis projects that it will continue to be, in compliance with the financial covenants of this Agreement; and

                           (v)      Such acquisition has been: (i) in the event
a corporation or its assets is the Target, either (x) approved by the Board of Directors of the corporation which is the Target, or (y) recommended by such Board of Directors to the shareholders of such Target, (ii) in the event a partnership is the Target, approved by a majority (by percentage of voting power) of the partners of the Target, (iii) in the event an organization or entity other than a corporation or partnership is the Target, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the Target or
(iv) in the event the corporation, partnership or other organization or entity which is the Target is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction.

         Section 5.24. Amendment of Material Documents. Borrower will not and will not permit any Subsidiaries to change or amend the terms of the Subordinated Notes, if the effect of such amendment is to: (a) increase the interest rate on the Subordinated Notes; (b) shorten the time of payments of principal or interest due under the Subordinated Notes; (c) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (d) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holders of the Subordinated Notes in a manner materially adverse to the Administrative Agent or any Lender as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

         Section 5.25. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except: (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests or Indebtedness of the Borrower or any of its Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest - bearing liability or investment of the Borrower or any Subsidiary.

                                   ARTICLE 6.

                               EVENTS OF DEFAULT

         In case of the happening of any of the following events (each an "Event of Default"):

                  (a) the Borrower defaults in the payment of any principal on any Loan or the reimbursement of any LC Disbursement, in each case when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Borrower defaults in the payment of any interest on any Loan for more than five Business Days after the same becomes due and payable; or

                  (c) the Borrower defaults in the performance of or compliance with any term applicable to the Borrower and contained in Section 2.10(c), Section 5.18(d), Sections 5.10 through 5.17, Section 5.23, or any Pledgor defaults in the performance or compliance with any term applicable to such Pledgor contained in the Pledge Agreement; or

                  (d) any Obligated Party defaults in the performance of or compliance with any term contained in any Loan Document to which it is a party (other than those referred to in paragraphs (a), (b) and (c) of this Article 6) or with any Additional Covenant and such default is not remedied within 30 days after the

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 56 earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Borrower receiving written notice of such default from the Administrative Agent or any Lender (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Article
6); or

                  (e) any representation or warranty made in writing by or on behalf of any Obligated Party or by any officer of any Obligated Party in any Loan Document or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) the Borrower or any Subsidiary: (i) is in default (as principal or as guarantor or other surety) in the payment of any principal of, or premium or make - whole amount or interest on, or other amount in respect of, any Subject Indebtedness (as defined below) or (ii) is in default in the performance of or compliance with any term of any evidence of any Subject Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Subject Indebtedness: (A) has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (B) the holder or holders of any such Indebtedness or any trustee or agent acting on its or their behalf is permitted (with or without the giving of notice, the lapse of time or both) to declare such Indebtedness due and payable before its stated maturity or before its regularly scheduled dates of payment or to terminate any commitment relating thereto (as used in this clause
(f), the term "Subject Indebtedness" means Indebtedness that is: (i) outstanding in an aggregate Dollar Equivalent principal amount of at least $10,000,000; (ii) outstanding under any Receivable Securitization; or (iii) entitled to the benefits of any Additional Covenant or Additional Default); or

                  (g) the Borrower or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding - up or liquidation of the Borrower or any of its Subsidiaries, or any such petition shall be filed against the Borrower or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Borrower and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan subject to the minimum funding standards of ERISA or the Code shall fail to satisfy such standards for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 57 shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of unfunded accrued plan benefit liabilities under all Plans subject to Title IV of ERISA, determined in accordance with Financial Accounting Standards Board Statement No. 87 or 132, as the case may be, as of the end of such Plans' most recently ended plan year on the basis of actuarial assumptions specified for funding purposes in such Plans' most recent actuarial valuation report, shall exceed $5,000,000,
(iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
(v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Subsidiary establishes or amends any employee welfare benefit plan that provides post - employment welfare benefits in a manner that would increase the liability of the Borrower or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect (as used in Article 6, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA);

                  (k) the occurrence of an Event of Default (as defined in the Intercreditor Agreement); or

                  (l) either the Subsidiary Guaranty or the Pledge Agreement shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or any Obligated Party shall so state in writing;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to borrow hereunder or to request the issuance, amendment, extension or renewal or other modification of any Letter of Credit, (ii) exercise any rights that may be available upon an Event of Default to terminate or cancel any outstanding Letters of Credit, and (iii) declare the Borrowings and all reimbursement obligations for LC Disbursements, then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Borrowings and the reimbursement obligations for LC Disbursements, so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph
(g) or (h) above with respect to any Obligated Party, all the Commitments of the Lenders, the commitment of the Swingline Lender to make Swingline Loans and the agreement of the Issuing Banks hereunder to issue Letters of Credit shall automatically terminate and the principal amount of all Borrowings and all reimbursement obligations for LC Disbursements then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Obligated Parties accrued under the Loan Documents shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding. In addition to the other rights and remedies that the Lenders may have upon the occurrence of an Event of Default, the Required Lenders may direct: (i) the Collateral Agent to exercise the rights and remedies available to the Collateral Agent under the Intercreditor Agreement and the Pledge Agreement and (ii) the Administrative Agent to exercise the rights and remedies available to it under the Subsidiary Guaranty.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 58

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                                   ARTICLE 7.

                            THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, JPMorgan is hereby appointed to act as Administrative Agent, on behalf of the Lenders and the Issuing Banks and the appointment of JPMorgan as administrative agent under the Prior Credit Agreement is hereby confirmed and continued. Each of the Lenders and the Issuing Banks hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions of any Loan Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank, as applicable, all payments of principal of and interest on the Loans and all other amounts due to the Lenders and the Issuing Banks hereunder or under the Subsidiary Guaranty or from the Collateral Agent under the Intercreditor Agreement, and promptly to distribute to each Lender and each Issuing Bank its share of each payment so received; (b) to give notice on behalf of each of the Lenders and each of the Issuing Banks to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (c) to distribute to each Lender and each Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to any Loan Document as received by the Administrative Agent and (d) to execute and deliver the Intercreditor Agreement in substantially the form attached hereto as Exhibit F on its behalf and bind it to the terms thereof as if it were a direct party thereto.

         Neither Administrative Agent nor any of its Related Parties shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Obligated Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders or the Issuing Banks for the due execution, genuineness, validity, enforceability or effectiveness of any Loan Document; provided that the foregoing exclusion shall not have the effect of releasing the Administrative Agent from its stated responsibilities herein to receive executed agreements, documents and instruments on behalf of the Lenders and the Issuing Banks. The Administrative Agent may deem and treat the Lender which makes any Loan or participates in any Swingline Loan or in the obligation to reimburse the Issuing Banks for any LC Disbursement as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and Issuing Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its Related Parties shall have any responsibility to any Obligated Party on account of the failure of or delay in performance or breach by any Lender or any Issuing Bank of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any Lender or any Issuing Bank or any Obligated Party of any of their respective obligations under any Loan Document to which they are a party. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 59

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         The Lenders and the Issuing Banks hereby acknowledge that the
Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent who must be acceptable to the Borrower and shall be selected from the Lenders unless no Lender agrees to accept such appointment. If no successor shall have been so appointed by the Required Lenders, no approval of the Borrower obtained and such successor shall not have accepted such appointment, all within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         With respect to the Loans made by it hereunder and Letters of Credit issued hereunder, the Administrative Agent, in its individual capacity as a Lender, the Swingline Lender and an Issuing Bank and not as Administrative Agent shall have the same rights and powers as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as collateral agent under the Intercreditor Agreement and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

         Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its Applicable Percentage of any expenses incurred for the benefit of the Lenders or the Issuing Banks in its role as Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Banks, which shall not have been reimbursed by the Borrower AND (II) TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND ANY OF ITS RELATED PARTIES, ON DEMAND, IN THE AMOUNT OF SUCH APPLICABLE PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST IT IN ANY WAY RELATING TO OR ARISING OUT OF THE PRIOR CREDIT AGREEMENT OR ANY LOAN DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY IT UNDER ANY SUCH DOCUMENTS TO THE EXTENT THE SAME SHALL NOT HAVE BEEN REIMBURSED BY THE BORROWER (INCLUDING ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES); PROVIDED THAT NO LENDER SHALL BE LIABLE TO ANY PARTY TO BE INDEMNIFIED HEREUNDER FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY.

         Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed

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appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

         Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi, Ltd. and Wells Fargo Bank Texas, N.A., have been designated as the co-documentation agents in recognition of the level of their respective Commitments. No such Lender is an agent for the Lenders and shall not have any obligation hereunder other than those existing in its capacity as Lender.

         Neither any Issuing Bank nor the Swingline Lender nor any of their respective Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, each Issuing Bank and the Swingline Lender: (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Obligated Party, (ii) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (iii) shall not be responsible to any Obligated Party for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (iv) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (v) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, each Issuing Bank and the Swingline Lender shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and all Obligated Parties; provided, however, that neither any Issuing Bank nor the Swingline Lender shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

                                   ARTICLE 8.

                                 MISCELLANEOUS

         Section 8.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                  (a) if to Borrower, at its principal executive offices at 2140 Lake Park Blvd., Richardson, Texas 75080, to the attention of Chief Financial Officer, Telecopy No. 972/497-6042 with a copy to the Vice President and Corporate Treasurer, Telecopy No. 972/497-6940;

                  (b) if to the Administrative Agent or the Swingline Lender, to JPMorgan Chase Bank, 2200 Ross Avenue, 3rd Floor, Dallas, TX 75201, Attention of Steve Willmann, (Telecopy No. 214/965-2044), with a copy to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, TX 77002;
Attention: Rese Comley, Telephone 713/750-2736; Telecopy No. 713/750-2892 and if such notice is a notice of a Euro Borrowing or an Australian Dollar Borrowing, with a copy to JPMorgan Chase, London, England, Attention Caroline Walsh, Telephone 44 207 777 2350; Telecopy No. 44 207 777 2360; and

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                  (c)      if to a Lender or an Issuing Bank, to it at its
address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Assumption pursuant to which such Lender became a party hereto.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans or the acquisition and funding of participations in Swingline Loans or Letters of Credit, or the making by the Swingline Lender of any Swingline Loan or the issuance by an Issuing Bank of the Letters of Credit regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Letter of Credit Liability or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the commitments and obligations of the Lenders and the Issuing Banks hereunder have not been terminated.

         Section 8.03. Binding Effect. Subject to Article 4, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender.

         Section 8.04.     Successors and Assigns; Assignments and
Participations.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including, to the extent set forth herein, the Related Parties of the parties hereto) and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)      (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and its interests in Swingline Loans and Letters of Credit) with the prior written consent (such consent not to be unreasonably withheld) of:

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                                    (A)      the Borrower, provided that no
consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

                                    (B)      the Administrative Agent, provided
that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender with a commitment immediately prior to giving effect to such assignment.

                           (ii)     Assignments shall be subject to the
following additional conditions:

                                    (A)      except in the case of an assignment
to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clauses
(a), (b), (g) or (h) of Article 6 has occurred and is continuing;

                                    (B)      each partial assignment shall be
made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                                    (C)      the parties to each assignment
shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                                    (D)      the assignee, if it shall not be a
Lender, shall deliver to the Administrative Agent an Administrative
Questionnaire.

For the purposes of this Section 8.04(b), the term "Approved Fund" means a Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                           (iii)    Subject to acceptance and recording thereof
pursuant to paragraph (b)(iv) of this Section 8.04(b) from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.16 and 8.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                           (iv)     The Administrative Agent, acting for this
purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 63 amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                           (v)      Upon its receipt of a duly completed
Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c)      (i)      Any Lender may, without the consent of
the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and its direct or participation interests in Swingline Loans and LC Disbursements); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 8.08 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.16 and 8.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.06 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.15 as though it were a Lender.

                           (ii)     A Participant shall not be entitled to
receive any greater payment under Sections 2.11 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 64

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         Section 8.05.     Expenses; Indemnity; Funding and Exchange Losses.

                  (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by: (i) the Administrative Agent, J.P. Morgan Securities Inc. or the Swingline Lender in connection with entering into the Loan Documents and in connection with any amendments, modifications or waivers of the provisions thereof (whether or not the transactions hereby contemplated are consummated); (ii) incurred by the Administrative Agent or any Issuing Bank in connection with the issuance, modification, extension or renewal of any Letter of Credit; or (iii) incurred by the Administrative Agent, any Issuing Bank, or any Lender in connection with the enforcement of their rights in connection with this Agreement or any other Loan Document or in connection with the Loans made and Letters of Credit issued hereunder, including the reasonable fees and disbursements of counsel for the Administrative Agent, the Swingline Lender and the Issuing Banks or, in the case of enforcement following an Event of Default, the Lenders.

                  (b) THE BORROWER AGREES TO INDEMNIFY EACH LENDER (INCLUDING THE SWINGLINE LENDER) AND EACH ISSUING BANK AGAINST ANY DIRECT OR INDIRECT COSTS OR LOSSES (INCLUDING ANY DIRECT LOSSES DUE TO CURRENCY EXCHANGE RATES OR EXCHANGE CONTROLS), OR REASONABLE EXPENSE WHICH SUCH LENDER OR ISSUING BANK MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF: (A) ANY FAILURE BY THE BORROWER TO BORROW OR TO CONVERT OR CONTINUE ANY LOAN HEREUNDER (INCLUDING AS A RESULT OF THE BORROWER'S FAILURE TO FULFILL ANY OF THE APPLICABLE CONDITIONS SET FORTH IN
ARTICLE 4) AFTER IRREVOCABLE NOTICE OF SUCH BORROWING, CONVERSION OR CONTINUATION HAS BEEN GIVEN PURSUANT HERETO, (B) ANY PAYMENT, PREPAYMENT OR CONVERSION, ASSIGNMENT OR FUNDING OF A FIXED RATE LOAN REQUIRED BY ANY PROVISION OF THIS AGREEMENT OR OTHERWISE MADE OR DEEMED MADE ON A DATE OTHER THAN THE LAST DAY OF THE INTEREST PERIOD APPLICABLE THERETO (INCLUDING AS A RESULT OF THE OPERATION OF SECTION 2.01(c)), (C) ANY DEFAULT IN PAYMENT OR PREPAYMENT OF THE PRINCIPAL AMOUNT OF ANY LOAN OR ANY REIMBURSEMENT OBLIGATION IN RESPECT OF ANY LC DISBURSEMENT OR ANY PART THEREOF OR INTEREST ACCRUED THEREON, AS AND WHEN DUE AND PAYABLE (AT THE DUE DATE THEREOF, WHETHER BY SCHEDULED MATURITY, ACCELERATION, IRREVOCABLE NOTICE OF PREPAYMENT OR OTHERWISE), (D) THE OCCURRENCE OF ANY EVENT OF DEFAULT, OR (E) THE FAILURE TO PAY ANY LOAN OR LC DISBURSEMENT DENOMINATED IN AN AVAILABLE CURRENCY, OR ANY INTEREST THEREON, IN THE AVAILABLE CURRENCY IN WHICH SUCH LOAN WAS MADE OR APPLICABLE LETTER OF CREDIT ISSUED, INCLUDING, IN EACH SUCH CASE, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED BY SUCH LENDER OR ISSUING BANK IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES, OR WITH RESPECT TO COMMITMENTS MADE OR OBLIGATIONS UNDERTAKEN WITH THIRD PARTIES, TO EFFECT OR MAINTAIN ANY LOAN OR LETTER OF CREDIT HEREUNDER OR ANY PART THEREOF. SUCH LOSS SHALL INCLUDE, AS APPLICABLE: (i) AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY SUCH LENDER OR ISSUING BANK, OF (A) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN OR LETTER OF CREDIT BEING PAID, PREPAID, CONVERTED OR NOT BORROWED FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT OR FAILURE TO BORROW TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW THE INTEREST PERIOD FOR SUCH LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) OVER (B) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) THAT WOULD BE REALIZED BY SUCH LENDER IN RE - EMPLOYING THE FUNDS SO PAID, PREPAID OR NOT BORROWED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE, (ii) ANY LOSS INCURRED IN LIQUIDATING OR CLOSING OUT ANY FOREIGN

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CURRENCY CONTRACT, AND (iii) ANY LOSS ARISING FROM ANY CHANGE IN THE VALUE OF
DOLLARS IN RELATION TO ANY LOAN OR LC DISBURSEMENT MADE IN ANOTHER AVAILABLE CURRENCY WHICH WAS NOT PAID ON THE DATE DUE OR WHICH WAS NOT PAID IN THE AVAILABLE CURRENCY IN WHICH IT WAS MADE OR IN WHICH THE APPLICABLE LETTER OF CREDIT WAS ISSUED.

                  (c) THE BORROWER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK, EACH LENDER, EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (I) THE PRIOR CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (II) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (III) THE USE OF THE PROCEEDS OF THE LOANS OR THE USE OF ANY LETTER OF CREDIT OR (IV) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST THE BORROWER OR BY THE BORROWER AGAINST SUCH INDEMNITEE, IN WHICH THE BORROWER IS THE PREVAILING PARTY.

                  (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the termination or satisfaction of all Letter of Credit Liabilities, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

         Section 8.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any Swap Agreement held by such Lender or Affiliate, irrespective of whether or not such Lender or Affiliate shall have made any demand and although such obligations may be unmatured. The rights of each Lender and Affiliate of a Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Affiliate may have and are subject to the terms of the Intercreditor Agreement.

         Section 8.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         Section 8.08.     Waivers; Amendment.

                  (a) No failure or delay of any Obligated Party, the Administrative Agent, any Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any

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single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Obligated Party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall: (i) decrease the principal amount of, or extend the maturity of any scheduled principal payment date or date for the payment of any interest on any Loan or the date for any payment of any LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, or LC Disbursement without the prior written consent of each Lender affected thereby, (ii) increase any Commitment (except pursuant to an Increased Commitment Supplement executed in accordance with the terms and conditions of Section 2.20 which only needs to be signed by the Borrower, the Administrative Agent and the Lenders increasing or providing new Commitments thereunder if the Increased Commitment Supplement does not increase the Total Commitments to an amount in excess of $250,000,000) or extend the date when the Commitments terminate or decrease the Facility Fee Percentage or any Letter of Credit Fee or change the date on which the fees are due and payable, without the prior written consent of each Lender affected thereby or
(iii) amend or modify the provisions of Section 2.13 or Section 8.04(a)(i), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or an Issuing Bank hereunder without the prior written consent of such party. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

         Section 8.09. Entire Agreement; Amendment and Restatement. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO) AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE PRIOR CREDIT AGREEMENT) AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement amends and restates in its entirety the Prior Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Prior Credit Agreement and the other Loan Documents nor does it constitute a novation with respect to such indebtedness. Each Obligated Party that was a party to any Loan Document prior to the date hereof represents and warrants that as of the Effective Date there are no claims or offsets against or defenses or counterclaims to its obligations under the Prior Credit Agreement or any of the other documents executed in connection therewith. To induce the Lenders, the Issuing Banks and the Administrative Agent to enter into this Agreement, each such Obligated Party (by entering into the Loan Documents to which it is a party) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the Effective Date and relating to the Prior Credit Agreement, Loan Documents or the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing and notwithstanding any Loan Document to the contrary, each

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 67

Obligated Party (by entering into the Loan Documents to which it is a party) the Administrative Agent, the Issuing Banks and the Lenders agree and acknowledge that:

                  (a) the term "Credit Agreement" as used in each Loan Document means this Agreement; and

                  (b) any reference to The Chase Manhattan Bank in any Loan Document executed prior to the Effective Date means a reference to JPMorgan Chase Bank (formerly The Chase Manhattan Bank as successor in interest by merger to Chase Bank of Texas, N.A.).

         Section 8.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good - faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 8.11. Counterparts. This Agreement may be executed in two or more counterparts and on telecopy counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

         Section 8.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 8.13.     Interest Rate Limitation.

                  (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the Maximum Rate (as defined below) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate. As used herein, the term "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of non - usurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with Chapter 303 of the Texas Finance Code.

                  (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to
Section 2.06, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this paragraph (b) exceed the aggregate amount

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 68 by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

                  (c) No provision of this Agreement shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Loans; and, if the principal of the Loans has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non - principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term does not exceed the Maximum Rate.

         Section 8.14. Confidentiality. For the purposes of this Section 8.14, "Confidential Information" means information delivered to the Administrative Agent, an Issuing Bank or a Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Administrative Agent, an Issuing Bank or a Lender as being confidential information of the Borrower or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Administrative Agent, an Issuing Bank or a Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Administrative Agent, an Issuing Bank or a Lender or any Person acting on their behalf, (c) otherwise becomes known to the Administrative Agent, an Issuing Bank or a Lender other than through disclosure by the Borrower or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 5.18 that are otherwise publicly available. The Administrative Agent, each Issuing Bank and each Lender agree that they will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by them in good faith to protect confidential information of third parties delivered to them, provided that the Administrative Agent, an Issuing Bank or a Lender may deliver or disclose Confidential Information to (i) Related Parties (to the extent such disclosure reasonably relates to the administration of this Agreement), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.14, (iii) the Administrative Agent or other Lender, (iv) any Transferee (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (v) any Person from which it offers to purchase any Equity Interest of the Borrower or a Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent the Administrative Agent, an Issuing Bank or a Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement. Notwithstanding anything in any commitment or fee letter executed in connection herewith to the contrary, the parties hereto may disclose to any Person, without limitation of any kind, the "tax treatment" and "tax

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 69 structure" (in each case, within the meaning of Treasury Regulation Section
1.6011 - 4) of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the Transactions as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Transactions.

         Section 8.15. Non-Application of Chapter 346 of the Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or to the transactions contemplated hereby.

         Section 8.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 8.17. Judgment Currency. This is a loan transaction in which the specification of Australian Dollars, Euro or Dollars is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency hereunder (the "Original Currency") shall not be discharged by an amount paid in another currency (the "Other Currency"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by a party hereto of the full amount of the Original Currency payable to such party. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Original Currency at the relevant office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower and the Guarantors in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document (in this Section 8.17 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase the Original Currency with the amount of the judgment currency so adjudged to be due; and the Borrower, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased.

         Section 8.18. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 70

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    LENNOX INTERNATIONAL INC.

                                    By: ________________________________________
                                        Richard A. Smith, Executive Vice
                                        President and Chief Financial Officer

                                    JPMORGAN CHASE BANK, formerly The Chase
                                    Manhattan Bank, as successor in interest by merger to Chase Bank of Texas, National Association, individually as Lender, an Issuing Bank, Swingline Lender, and as Administrative Agent

                                    By: ________________________________________
                                        David L. Howard
                                        Vice President

                                    THE BANK OF NOVA SCOTIA

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    THE BANK OF TOKYO-MITSUBISHI,
                                    LTD.

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    WELLS FARGO BANK TEXAS, N.A.

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 71

                                    BANK OF TEXAS, N.A.

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    BANK ONE, NA (successor by merger to Bank
                                    One, Texas, N.A

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    GUARANTY BANK

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    COMPASS BANK

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    FIRST AMERICAN BANK, SSB

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    THE NORTHERN TRUST COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 72

                                    SOUTHWEST BANK OF TEXAS, N.A.

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, Page 73

                         INDEX TO SCHEDULES AND EXHIBITS

Exhibit A                  Form of Borrowing Request
Exhibit B                  Form of Assignment and Assumption
Exhibit C                  Matters to be Covered in Opinion of Counsel
Exhibit D                  Form of Subsidiary Guaranty
Exhibit E                  Form of Subsidiary Joinder Agreement
Exhibit F                  Form of Intercreditor Agreement
Exhibit G                  Form of Increased Commitment Supplement

Schedule 1.01              Existing Letters of Credit
Schedule 1.01A             Non-recurring Charges in 2002
Schedule 2.01              Commitments
Schedule 3.05              Lennox International Inc. Subsidiaries
Schedule 3.05A             Material Subsidiary Capitalization
Schedule 3.06              Financial Statements
Schedule 3.13              Existing Indebtedness
Schedule 5.12              Scheduled Indebtedness
Schedule 5.13              Existing Liens
Schedule 5.16              Existing Restrictions
Schedule 5.23              Existing Investments

INDEX TO SCHEDULES AND EXHIBITS, Solo Page

                                                                       EXHIBIT A

                            FORM OF BORROWING REQUEST

JPMorgan Chase Bank, as Administrative                                    [Date]
Agent for the Lenders referred to below
2200 Ross Avenue, 3rd Floor
Dallas, TX  75201
Attention: Ray Garcia
Telecopy: 214-965-2044

and

JPMorgan Chase Bank
Loan Syndications Services
1111 Fannin, 10th Floor
Houston, TX 77002

Attention: Rese Comley
Telecopy: 713-750-2892

Ladies and Gentlemen:

         The undersigned, Lennox International Inc. (the "Borrower"), refers to the Amended and Restated Revolving Credit Facility Agreement dated as of September 11, 2003 (as has been and it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and sets forth below the terms on which such Borrowing is requested to be made:

         (A)   Date of Borrowing (which is a Business Day)       _______________

         (B)   Type of Loan (i.e., ABR Loan or Fixed Rate Loan)  _______________

         (C)   Facility (i.e., Revolver or Swingline)            _______________

         (D)   Available Currency (i.e., Dollars, Australian
               Dollars or the Euro) (For Swingline Loans only)   _______________

         (E)   Principal amount of Borrowing(1)                  _______________

         (F)   Interest Period and the last day thereof(3)       _______________

----------------------------
         (1) Not less than $5,000,000 (and in integral multiples of $1,000,000) with respect to Revolving Loans. Not less than $1,000,000 (and in integral multiples of $500,000) with respect to Swingline Loans.

BORROWING REQUEST, Page 1

         (G)   Total outstanding Revolving Loans (including,
               if applicable, Loan requested)                        $__________

         (H)   Total Dollar Equivalent amount of all Swingline
               Loans (including, if applicable, Loan requested)      $__________

         (I)   Total Dollar Equivalent amount of all Letter
               of Credit Liabilities                                 $__________

         (J)   Total Revolving Exposure (sum of (G), (H) and (I))    $__________

         (K)   Total Commitments ((J) not to exceed (K))             $__________

         (L)   Aggregate Dollar Swingline Loans, including if
               applicable the Loan requested (not to exceed
               $20,000,000)                                          $__________

         (M)   Aggregate Dollar Equivalent Amount of Australian
               Dollar Loans, including if applicable the Loan
               requested (not to exceed $25,000,000)                 $__________

         (N)   Aggregate Dollar Equivalent Amount of Euro Loans,
               including if applicable the Loan requested (not
               to exceed $25,000,000)                                $__________

         The Borrower represents and warrants that the conditions to lending specified in Section 4.01(b), (c) and (d) of the Agreement have been satisfied and that after giving effect to the Borrowing requested hereby, the total Revolving Exposures of all Lenders shall not exceed the Total Commitment.

                                    Very truly yours,

                                    LENNOX INTERNATIONAL INC.

                                    By: _______________________________________
                                        Name:
                                        Senior Financial Officer

---------------------
         (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

BORROWING REQUEST, Page 2

                                                                       EXHIBIT B

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participation or other interest in any letters of credit, guarantees, foreign currency loans, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:              ____________________________________________________________________

2.       Assignee:              ____________________________________________________________________

                                [and is an Affiliate/Approved Fund of [identify Lender](1)]

3.       Borrower:              Lennox International Inc.

4.       Administrative Agent:  JPMorgan Chase Bank

5.       Credit Agreement:      $205,000,000 Amended and Restated Revolving Credit Facility Agreement
                                dated as of September 11, 2003 among Lennox International Inc., the lenders parties thereto, and JPMorgan Chase Bank, as Administrative
                                Agent

6.       Assigned Interest:

-----------------------
(1) Select as applicable.

ASSIGNMENT AND ASSUMPTION, Page 1

                      Aggregate Amount of      Amount of         Percentage of
                     Commitment/Loans for   Commitment/Loans    Commitment/Loans
Facility Assigned        all Lenders           Assigned             Assigned
--------------------------------------------------------------------------------
                              $                    $                   %
                              $                    $                   %
                              $                    $                   %
--------------------------------------------------------------------------------

         Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR

                                    [NAME OF ASSIGNOR]

                                    By:  _______________________________________
                                         Title:  _______________________________

                                    ASSIGNEE

                                    [NAME OF ASSIGNEE]

                                    By:  _______________________________________
                                         Title:  _______________________________

ASSIGNMENT AND ASSUMPTION, Page 2

[Consented to and](2) Accepted:

JPMORGAN CHASE BANK, as
  Administrative Agent

By:  _______________________________________
     Title:  _______________________________

[Consented to:](3)

LENNOX INTERNATIONAL INC.

By:  _______________________________________
     Title:  _______________________________

--------------------
(2) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(3) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION, Page 3

                                                                         ANNEX 1

            AMENDED AND RESTATED REVOLVING CREDIT FACILITY AGREEMENT
                                       For
                            LENNOX INTERNATIONAL INC.
                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.       Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.18 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Texas.

ANNEX 1 to Assignment and Assumption, Solo Page

                                                                       EXHIBIT C

                            MATTERS TO BE COVERED IN

                               OPINION OF COUNSEL

         1. Each Obligated Party being duly incorporated, validly existing and in good standing and the Obligated Parties having requisite corporate power and authority to execute, deliver and perform the Loan Documents to which each is party.

         2. Each Obligated Party being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions. As to the capitalization of each Domestic Subsidiary whose Equity Interests have been pledged pursuant to the Pledge Agreement.

         3. Due authorization and execution of the Loan Documents and that the Loan Documents constitute legal, valid, binding and enforceable agreements.

         4.       No conflicts with charter documents, laws or other agreements.

         5. All consents required to execute, deliver or perform the Loan Documents having been obtained.

         6. No litigation questioning validity of any Loan Document or as to which there is otherwise the reasonable likelihood of a Material Adverse Effect.

         7.       No violation of Regulations T, U or X of the Federal Reserve
Board.

         8. No Obligated Party being an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

         9. The Pledge Agreement creating valid and enforceable liens and security interest in the collateral covered thereby and the perfection and priority of such security interest.

EXHIBIT C - Opinion of Counsel, Solo Page

                                                                       EXHIBIT D

               AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

         THIS AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT (the "Guaranty Agreement") dated as of September 11, 2003 is by and among LENNOX INDUSTRIES INC., ARMSTRONG AIR CONDITIONING INC., EXCEL COMFORT SYSTEMS INC., SERVICE EXPERTS INC., LENNOX GLOBAL LTD., LGL EUROPE HOLDING CO. and LGL AUSTRALIA (US) INC. and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank) (the "Administrative Agent").

                                    RECITALS:

         A. Lennox International Inc., a Delaware corporation (the "Borrower"), has entered into that certain Revolving Credit Facility Agreement dated as of July 29, 1999, among the Borrower, the lenders party thereto and The Chase Manhattan Bank)(who is now JPMorgan Chase Bank), as administrative agent (such Revolving Credit Facility Agreement, as the same has been amended or otherwise modified, being hereinafter referred to as the "Prior Credit Agreement");

         B. In connection with the Prior Credit Agreement, Lennox Industries Inc., Service Experts Inc., Armstrong Air Conditioning Inc. and Excel Comfort Systems Inc. entered into that certain Subsidiary Guaranty Agreement dated June 29, 2001 (as amended or otherwise modified from time to time, herein the "Prior Guaranty").

         C. Borrower has entered into that certain Amended and Restated Revolving Credit Facility Agreement dated as of September 11, 2003, with the lenders party thereto (the "Lenders") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent which amended and restated the Prior Credit Agreement in its entirety (such Revolving Credit Facility Agreement, as the same has been and may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement); and

         D. One of the conditions to the effectiveness of the Credit Agreement and each Issuing Bank's agreement and each Lender's obligations thereunder is the execution and delivery of this Guaranty Agreement by the parties hereto which amends and restates the Prior Guaranty and joins Lennox Global Ltd., LGL Europe Holding Co. and LGL Australia (US) Inc. as guarantors hereunder.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned parties and any Subsidiary hereafter added as a "Guarantor" hereto pursuant to a Subsidiary Joinder Agreement (each a "Guarantor" and collectively the "Guarantors"), hereby jointly, severally, irrevocably and unconditionally guarantees to the Administrative Agent the full and prompt payment and performance of the Guaranteed Obligations (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. THE GUARANTEED OBLIGATIONS. The term "Guaranteed Obligations" means all obligations, indebtedness, and liabilities:

                  (a) of Borrower to the Administrative Agent, the Issuing Banks and the Lenders, or any of them, arising pursuant to the Credit Agreement, the Intercreditor Agreement, the Pledge Agreement, or any other Loan Document executed and delivered in connection with the foregoing (collectively with the Swap Agreements described in next clause (b), the "Transaction Documents") and

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 1

                  (b) of Borrower and the other Subsidiaries of the Borrower to the Administrative Agent, the Issuing Banks, the Lenders, and the Affiliates of the Lenders, or any of them, arising pursuant to any Swap Agreement (as such term is defined in the Intercreditor Agreement), whether any of such obligations, indebtedness and liabilities described in clause (a) and
(b) are now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, (i) the obligation of Borrower to repay the Loans, interest on the Loans, the obligation of the Borrower to reimburse each Issuing Bank for all LC Disbursements owing to it and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Credit Agreement and (ii) all post - petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. However, the Guaranteed Obligations shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances. For the purposes of this Guaranty Agreement, the Administrative Agent, the Issuing Banks, the Lenders and each Affiliate of a Lender who is owed any Guaranteed Obligations is herein a "Creditor". Furthermore, Borrower and any other party directly obligated on any Guaranteed Obligation is herein an "Obligated Party". This Guaranty Agreement is an absolute, present and continuing Guaranty Agreement of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from any Obligated Party, any collateral securing the Guaranteed Obligations or any other guarantor of the obligations guarantied hereby or upon any other action, occurrence or circumstance whatsoever. In the event that an Obligated Party shall fail so to pay any of such Guaranteed Obligations, the Guarantors jointly and severally agree to pay the same when due to the Administrative Agent or, with respect to Guaranteed Obligations arising in connection with a Swap Agreement, to the applicable Creditor, without demand, presentment, protest or notice of any kind. Each default in payment of principal of, premium, if any, or interest on any obligation guarantied hereby shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

         2. INDEMNIFICATION. EACH GUARANTOR AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK, EACH LENDER, AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (i) THE PRIOR GUARANTY OR THIS GUARANTY AGREEMENT, (ii) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY AGREEMENT OR ANY TRANSACTION DOCUMENT, (iii) THE USE OF THE PROCEEDS OF THE LOANS OR THE USE OF ANY LETTER OF CREDIT OR (iv) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (i) ARE DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (ii) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST ANY OBLIGATED PARTY OR BY ANY OBLIGATED PARTY AGAINST SUCH INDEMNITEE, IN WHICH THE BORROWER OR SUCH GUARANTOR IS THE PREVAILING PARTY.

         3. OBLIGATIONS ABSOLUTE. The obligations of each Guarantor hereunder shall be primary, continuing, absolute, joint, several, irrevocable and unconditional, irrespective of the validity, regularity or

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 2 enforceability of any Transaction Document, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim any Guarantor may have against any Obligated Party, any Creditor or otherwise or any claim any Obligated Party may have against any Creditor or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment, modification of or supplement to any Transaction Document or any other instrument referred to therein (except that the obligations of any Guarantor hereunder shall apply to the applicable Transaction Document or such other instruments as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the obligations due under any Transaction Document, (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Transaction Document; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or its property;
(d) any merger, amalgamation or consolidation of any Guarantor or of any Obligated Party into or with any other corporation or any sale, lease or transfer of any or all of the assets of any Guarantor or of any Obligated Party to any Person; (e) an failure on the part of any Obligated Party for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than a release of the obligations of a Guarantor hereunder granted in accordance with the provisions of paragraph 21 hereof). Each Guarantor covenants that its obligations hereunder will not be discharged except by payment in full of all of the Guaranteed Obligations or a release granted in accordance with the provisions of paragraph 21.

         4. WAIVER. Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by any Obligated Party in the payment of any amounts due under any Transaction Document, and of any of the matters referred to in paragraph 2 or 3 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any Creditor from time to time against any Guarantor, including, without limitation, presentment to or demand for payment from any Obligated Party or any Guarantor, notice to any Obligated Party or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Borrower, (c) any right to the enforcement, assertion or exercise by any Creditor of any right, power or remedy conferred in this Guaranty Agreement or any Transaction Document, (d) any requirement or diligence on the part of any Creditor and (e) any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of any Guarantor or which might otherwise operate as a discharge of any Guarantor. The exercise by any Creditor of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. OBLIGATIONS UNIMPAIRED. Each Guarantor authorizes the Creditors without notice or demand to any Guarantor and without affecting the obligations of any Guarantor hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of any Transaction Document or any other instrument referred to therein, (b) to take and hold security for the payment and performance of the obligations under any Transaction Document, for the performance of this Guaranty Agreement or otherwise for the indebtedness guaranteed hereby and to exchange, enforce, waive and release any such security,
(c) to apply any such security and to direct the order or manner of sale thereof as the Administrative Agent in its sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against any Obligated Party and others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on the obligations under the Transaction Documents and any other Guaranteed Obligation. Each Guarantor waives any right to require any Creditor to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by any Obligated Party, any Guarantor or any other Person or to pursue any other remedy available to such entities.

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 3

         6. COVENANTS. Each Guarantor agrees that, so long as any Creditor has any commitment or any other obligations under any Transaction Document, or any amount payable hereunder remains unpaid it shall comply with all covenants set forth in the Credit Agreement and any other Transaction Document applicable to it.

         7. SUBROGATION. Each Guarantor agrees that it will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or any rights or recourse to any security for the obligations under the Credit Agreement or this Guaranty Agreement unless and until all of the obligations, undertakings or conditions to be performed or observed by the Obligated Parties pursuant to the Transaction Documents at the time of any Guarantor's exercise of any such right shall have been performed, observed or paid in full. For a period of one year after the payment in full of the Guaranteed Obligations, each Guarantor hereby waives (x) all rights of subrogation which it may at any time otherwise have as a result of this Guaranty Agreement (whether, statutory or otherwise) to the claims of the Creditors against any Obligated Party or any other guarantor of the Guaranteed Obligations (the Obligated Parties and such other guarantors are each herein referred to as an "Other Party") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty Agreement; and (y) any right to enforce any other remedy which any Creditor now has or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations.

         8. CONTRIBUTION. The Guarantors collectively desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Loan Documents. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or any other Transaction Document (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall, subject to paragraph 7 hereof, be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty Agreement or under the other Loan Documents in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty Agreement and the other Transaction Documents determined in accordance with the provisions hereof (including, without limitation, the limitations on such obligations contained in paragraph 1 hereof); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Guarantor for purposes of this paragraph 8 the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement and the other Transaction Documents to which it is a party (including, without limitation, in respect of this paragraph 8). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this paragraph 8 shall not be construed in any way to limit the liability of any Guarantor hereunder or under any other Transaction Document.

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 4

         9. REINSTATEMENT OF GUARANTY AGREEMENT. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Creditor for principal, premium, if any, or interest on the obligations under any Transaction Document or any of the other Guaranteed Obligations is rescinded or must otherwise be restored or returned by such entity upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Obligated Party or any Guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Obligated Party, any Guarantor or any substantial part of their respective properties, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of the maturity of the principal due under any Transaction Document shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Creditor to receive any payment under the applicable Transaction Document shall at such time be delayed or otherwise affected by reason of the pendency against any Obligated Party of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the applicable Creditor had accelerated the same in accordance with the terms of the applicable Transaction Documents, and any Guarantor shall forthwith pay such accelerated principal amount, accrued interest and premium, if any, thereon and any other amounts guaranteed hereunder.

         10. PAYMENTS. Each Guarantor hereby, jointly and severally, guarantees that the Obligated Parties shall pay the Guaranteed Obligations to the Administrative Agent, with respect to Guaranteed Obligations arising under the Loan Documents and with respect to the other Transaction Documents, the applicable Creditor thereunder, in currency required by the applicable Transaction Document and in immediately available funds, at the times and places provided in, and otherwise strictly in accordance with the terms and provisions of, the applicable Transaction Document (regardless of any law, regulation or decree now or hereafter in effect which might in any manner affect the Guaranteed Obligations, or the rights of any such entity with respect thereto as against any Obligated Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Obligated Party of any or all of the Guaranteed Obligations), without set - off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) excluding income and franchise taxes of the United States of America or any political subdivision, state or taxing authority thereof or therein (including Puerto Rico) such non - excluded taxes being called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amount payable to any Creditor under this Guaranty Agreement, under the Credit Agreement or any other Transaction Document, the amounts so payable to such holder shall be increased to the extent necessary to yield to such entity (after payment of all Foreign Taxes) interest or any such other amounts at the rates or in the amounts specified in the applicable Transaction Document. In the event any payment is made by a Guarantor under this Guaranty Agreement, then such Guarantor shall, subject to paragraph 7 hereof, be subrogated to the rights then held by a Creditor with respect to the Guaranteed Obligations to the extent to which the Guaranteed Obligations was discharged by such Guarantor. All payments received by the Administrative Agent under this Guaranty Agreement shall be allocated pro rata among the Lenders in accordance with the Lenders' Applicable Percentages unless the Credit Agreement or the Intercreditor Agreement directs that the proceeds shall be distributed in another manner. All payments directly made to any other Creditor under this Guaranty Agreement shall be applied in accordance with the applicable Transaction Document subject to the terms of the Intercreditor Agreement.

         11. RANK OF GUARANTY AGREEMENT. Each Guarantor agrees that its obligations under this Guaranty Agreement shall rank at least pari passu with all other unsecured senior obligations of such Guarantor now or hereafter existing.

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 5

         12.      REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

                  Each Guarantor represents and warrants to each Creditor as follows:

                  (a) Existence. It: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted; (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect; and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Guaranty Agreement, the Intercreditor Agreement and the other Transaction Documents to which it is a party.

                  (b) Authorization. Its execution, delivery and performance of this Guaranty Agreement, the Intercreditor Agreement, and the other Transaction Documents to which it is a party: (i) have been duly authorized by all requisite corporate action and (ii) will not (A) violate (1) any provision of any law, statute, rule or regulation to which it is subject or of its certificate of incorporation or other constituent documents or by - laws,
(2) any order of any Governmental Authority or (3) any provision of any Material indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (iii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iv) result in the creation or imposition of any Lien upon any of its property or assets.

                  (c) Enforceability. This Guaranty Agreement constitutes, and when entered into, the other Transaction Documents to which it is a party will constitute, its legal, valid and binding obligation enforceable against it in accordance with their respective terms, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) No Consents. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with its execution, delivery or performance of this Guaranty Agreement, the Intercreditor Agreement or the other Transaction Documents to which it is a party.

                  (e) Credit Agreement Representations. All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and are restated herein with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

                  (f) Information. It has adequate means to obtain from the Obligated Parties on a continuing basis information concerning the financial condition and assets of the Obligated Parties and it is not relying upon any Creditor to provide (and no Creditor shall have any duty to provide) any such information to it either now or in the future.

                  (g) Benefit. The Borrower provides the Guarantors financing from time to time and some of the funds used by the Borrower to provide such financing have been and will hereafter be borrowed by the Borrower under the Credit Agreement. As a result, the value of the consideration received and to be received by each Guarantor as a result of the Borrower and the Lenders entering into the Credit Agreement and each Guarantor's executing and delivering this Guaranty Agreement (in light of, among other things, the contribution provisions of paragraph 8 hereof) is reasonably worth at least as much as the liability and

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 6 obligation of each Guarantor hereunder, and such liability and obligation and the Transaction Documents have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

                  (h) Solvency. Each Guarantor both individually and on a consolidated basis: (i) owns and will own assets (included in such assets the rights of contribution set forth in paragraph 8 hereof) the fair saleable value of which are (A) greater than the total amount of its liabilities (including contingent liabilities) and (B) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         13. SETOFF. If an Event of Default shall have occurred and be continuing, each Creditor is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Creditor to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty Agreement, irrespective of whether or not such Creditor shall have made any demand under this Guaranty Agreement and although such obligations may be unmatured. The rights of each Creditor under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Creditor may have and are subject to the terms of the Intercreditor Agreement.

         14. SUBORDINATED INDEBTEDNESS. In addition and not in limitation of paragraph 6 hereof, each Guarantor agrees as follows:

                  (a) Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Obligations as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Other Party (as defined in paragraph 7 above) or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Obligations shall have been paid in full in cash for one year; except that prior to receipt of a notice from the Administrative Agent under this paragraph (which may be given at any time an Event of Default exists), a Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business. After receipt of the notice from the Administrative Agent delivered under the preceding sentence, no payments of principal or interest or any other amounts may be made or given, directly or indirectly, by or on behalf of any Other Party or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Obligations shall have been paid in full in cash for one year. If any sums shall be paid to a Guarantor by any Other Party or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of the Creditors and shall forthwith be paid to the Administrative Agent without affecting the liability of any Guarantor under this Guaranty Agreement and may be applied by the Administrative Agent against the Guaranteed Obligations. Upon the request of the Administrative Agent, a Guarantor shall execute, deliver, and endorse to the Administrative Agent such documentation as the Administrative Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term "Subordinated Indebtedness" means, with respect to any Guarantor, all indebtedness, liabilities, and obligations of any Other Party to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 7

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whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

                  (b) Each Guarantor agrees that any and all Liens (including any judgment liens) upon any Other Party's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Other Party's assets securing payment of the Guaranteed Obligations or any part thereof, regardless of whether such Liens in favor of a Guarantor or any Creditor presently exist or are hereafter created or attached. Without the prior written consent of the Administrative Agent and otherwise subject to the restrictions set forth in paragraph 7 hereof, when an Event of Default exists, no Guarantor shall (i) file suit against any Other Party or exercise or enforce any other creditor's right it may have against any Other Party, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Other Party to such Guarantor or any Liens held by such Guarantor on assets of any Other Party.

                  (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Other Party as debtor, the Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Obligations has been paid in full in cash. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Obligations.

         15. NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing, and any such communication shall become effective when received, addressed in the following manner: (a) if to any Guarantor, in care of the Borrower in accordance with the notice provisions in the Credit Agreement or (b) if to any Lender or any Issuing Bank, or any Affiliate thereof, to the respective address of the applicable Lender set forth in the notice provisions of the Credit Agreement, with a copy to the Administrative Agent; or (c) if to the Administrative Agent, to the respective address set forth in the notice provisions of the Credit Agreement; provided, however, that any such addressee may change its address for communications by notice given as aforesaid to the other parties hereto.

         16. CONSTRUCTION. The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections or paragraphs, unless otherwise indicated, are to sections and paragraphs of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

         17. SEVERABILITY. If any provision of this Guaranty Agreement, or the application thereof to any Person or circumstances, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Guaranty Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by applicable law.

         18. STATUTE OF LIMITATIONS. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Obligated Party or others (including any Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of any Guarantor against any Creditor shall have commenced to run, toll the running of such statute of

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 8

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limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         19. FEES. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Creditors in connection with the administration, enforcement, or collection of this Guaranty Agreement.

         20. SUCCESSORS. The terms and provisions of this Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor and the Creditors from time to time and their respective permitted successors, transferees and assigns.

         21. ENTIRE AGREEMENT; AMENDMENT; RELEASE. This Guaranty Agreement\ amends and restates in its entirety the Prior Guaranty. From and after the date hereof, the guaranty of all indebtedness guaranteed by the Prior Guaranty is continued, and not extinguished, discharged or satisfied. All references in the Loan Documents to the Prior Guaranty shall be deemed to mean this Guaranty Agreement, as an amendment and restatement of the Prior Guaranty. THIS GUARANTY AGREEMENT CONSTITUTES A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENTS THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS GUARANTY AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS GUARANTY AGREEMENT, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS GUARANTY AGREEMENT. THIS GUARANTY AGREEMENT IS INTENDED BY EACH GUARANTOR AND EACH CREDITOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG ANY GUARANTOR AND ANY CREDITOR, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. No amendment of or supplement to this Guaranty Agreement, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by the Guarantors, the Administrative Agent and the Required Lenders; except that without the agreement of the Guarantors, the Administrative Agent or any Lender, any Material Subsidiary may be added hereto as a "Guarantor" by its execution and delivery of a Subsidiary Joinder Agreement. Notwithstanding the foregoing, no Guarantor shall be released from its obligations under this Guaranty Agreement without the prior written consent of all the Lenders, except that the Administrative Agent may, without the consent or agreement of any Lender, release a Guarantor if such Guarantor or its assets have been sold to a third party not affiliated with the Borrower or any other Guarantor in a transaction permitted by Section 5.11 of the Credit Agreement. This Guaranty Agreement may be amended or otherwise modified, and any Guarantor may be released from any and all obligations hereunder without the consent or agreement of any Affiliate of any Lender.

         22. TERM OF GUARANTY AGREEMENT. Subject to the release provisions of paragraph 21, this Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid or otherwise discharged in full and all commitments of the Creditors under any Transaction Document terminated.

         23. SURVIVAL. All warranties, representations and covenants made by the Guarantors herein or in any certificate or other instrument delivered by such Guarantors on their behalf under this Guaranty

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 9

Agreement shall be considered to have been relied upon by the Creditors and shall survive the execution and delivery of this Guaranty Agreement, regardless of any investigation made by, or on behalf of any Creditor.

         24. FURTHER ASSURANCES. Each Guarantor hereby agrees to execute and deliver all such instruments and take all such action as the Administrative Agent may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

         25. EXERCISE OF REMEDIES. Each Guarantor agrees that the Creditors may exercise any rights granted to any of them under the Transaction Documents without affecting the validity or enforceability of this Guaranty Agreement.

         26. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         28. NO WAIVER. No failure on the part of any Creditor to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         29. RELIANCE. Each Guarantor recognizes that each Creditor is relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder in making extensions of credit to the Obligated Parties under the Transaction Documents and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to the Creditors in entering into the Transaction Documents and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 10

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the 11th day of September 2003.

                                    GUARANTORS:

                                    LENNOX INDUSTRIES INC.
                                    ARMSTRONG AIR CONDITIONING INC.
                                    EXCEL COMFORT SYSTEMS INC.
                                    SERVICE EXPERTS INC.
                                    LENNOX GLOBAL LTD.
                                    LGL EUROPE HOLDING CO.
                                    LGL AUSTRALIA (US) INC.

                                    By:  _______________________________________
                                         Richard A. Smith, Authorized officer
                                         for each Guarantor

AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 11

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                                                                       EXHIBIT E

                          SUBSIDIARY JOINDER AGREEMENT

         This SUBSIDIARY JOINDER AGREEMENT (the "Agreement") dated as of _______ __, 200_ is executed by the undersigned ("Debtor") for the benefit of JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank as successor in interest by merger to Chase Bank of Texas, N.A.) in its capacity as administrative agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the "Administrative Agent") and for the benefit of (a) such lenders in connection with that certain Amended and Restated Revolving Credit Facility Agreement dated as of September 11, 2003, among the Administrative Agent, Lennox International Inc. (the "Borrower"), and the lenders party thereto (as modified, the "Credit Agreement", and capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement) and (b) such lenders and Affiliates thereof in connection with Swap Agreements.

         The Debtor is a newly formed or newly acquired Material Subsidiary that is a Domestic Subsidiary or, as a result of a change in assets, has become a Material Subsidiary and is required to execute this Subsidiary Joinder Agreement pursuant to the Credit Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

         1. The Debtor hereby assumes all the obligations of a "Guarantor" under the Subsidiary Guaranty ("Guaranty") and agrees that it is a "Guarantor" and bound as a "Guarantor" under the terms of the Guaranty as if it had been an original signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor irrevocably and unconditionally guarantees to the Creditors the full and prompt payment and performance of the Guaranteed Obligations (as defined in the Guaranty) upon the terms and conditions set forth in the Guaranty.

         2. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and shall be governed by all the terms and provisions of the Credit Agreement and the Guaranty, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Debtor enforceable against Debtor. The Debtor hereby waives notice of any Creditor's acceptance of this Agreement.

         IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first written above.

                                    Debtor:

                                    By:  _______________________________________
                                         Name:  ________________________________
                                         Title: ________________________________

EXHIBIT E - Subsidiary Joinder Agreement, Page 1

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                                                                       EXHIBIT F

                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

         THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of September 11, 2003, is made by and among LENNOX INTERNATIONAL INC. (the "COMPANY"); Lennox Industries Inc., Armstrong Air Conditioning Inc., Excel Comfort Systems Inc., Service Experts Inc., Lennox Global Ltd., LGL EUROPE HOLDING CO. and LGL AUSTRALIA (US) INC. and each other party that becomes a party hereto as a "Material Subsidiary" (as hereinafter defined) after the date hereof (collectively herein the "GUARANTORS" and the Company and the Guarantors, herein the "OBLIGATED PARTIES"); each of the noteholders listed as a noteholder on the signature pages hereto (collectively, together with the other holders from time to time of the hereinafter described Notes and their successors and assigns, the "NOTEHOLDERS"); JPMORGAN CHASE BANK (formerly The Chase Manhattan
Bank), in its capacity as the administrative agent under the Multiyear Credit Agreement (as hereinafter defined) and on behalf of the lenders party thereto (in such capacity, and together with its successors and assigns, the "MULTIYEAR AGENT" and such lenders, and their respective successors and assigns, the "MULTIYEAR LENDERS"); any other lender which becomes a party to this Agreement in accordance with Section 7.02 or Section 7.03 of this Agreement (the "NEW LENDERS"); and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), in its capacity as collateral agent hereunder (in such capacity, and together with its successors and assigns, the "COLLATERAL AGENT") for the Noteholders, the Multiyear Agent, the Multiyear Lenders, the Affiliates of the Multiyear Lenders and the New Lenders (the Noteholders, the Multiyear Lenders, the New Lenders, the Affiliates of the Multiyear Lenders and any of their respective successors and assigns, herein the "LENDERS").

                                    RECITALS

         A. The Company, the Collateral Agent, certain of the Lenders and certain other parties are party to that certain Intercreditor Agreement dated August 15, 2001 (the "ORIGINAL INTERCREDITOR AGREEMENT"). The parties to that certain 364 Day Credit Agreement (as defined in the Original Intercreditor Agreement) are parties to the Original Intercreditor Agreement but since the date of the Original Intercreditor Agreement the commitments provided under such 364 Day Credit Agreement have expired in accordance with the terms thereof and all obligations of the Company thereunder have been paid. The lenders who were party to the 364 Day Credit Agreement who are not parties hereto have agreed that the Original Intercreditor Agreement may be amended or otherwise modified without their consent pursuant to that certain letter dated July 7, 2003 from David L. Howard, as Vice President of JPMorgan Chase Bank, to (and agreed by) Pat Curry of UBS AG, Stamford Branch.

         B. As reflected in the Original Intercreditor Agreement, the Company has entered into the following note purchase agreements:

                  (i) nine separate Note Purchase Agreements, dated as of December 1, 1993, as each of the same have been amended, between the Company and each of The Prudential Insurance Company of America, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, Companion Life Insurance Company, United World Life Insurance Company, and First Colony Life Insurance Company (General Electric Capital Assurance Company and GE Life and Annuity Assurance Company have become parties to one or more of such Note Purchase Agreements since the original execution thereof);

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 1

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                  (ii)     the Note Purchase Agreement, dated as of July 6, 1995
between the Company and Teachers Insurance and Annuity Association of America (which was succeeded by Nationwide Life and Annuity Insurance Company and Nationwide Life Insurance Company), as the same has been amended;

                  (iii) eight separate Note Purchase Agreements dated as of April 3, 1998, between the Company and each of The Prudential Insurance Company of America, U.S. Private Placement Fund, Teachers Insurance and Annuity Association of America, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, CIGNA Property and Casualty Insurance Company (now known as ACE Property and Casualty Insurance Company), United of Omaha Life Insurance Company and Companion Life Insurance Company; and

                  (iv) that certain Master Shelf Agreement dated as of October 15, 1999 between the Company and The Prudential Insurance Company of America and certain affiliates of The Prudential Insurance Company of America which become bound by such agreement including without limitation Pruco Life Insurance Company which became a purchaser thereunder, as the same has been amended;

(as all such note purchase agreements and such master shelf agreement have been and may hereafter be amended, supplemented and otherwise modified from time to time, the "NOTE AGREEMENTS"), pursuant to which (i) the Company has issued, and the Noteholders have purchased, certain Notes of the Company in the aggregate original principal amount of $255,000,000, and (ii) in the case of the Master Shelf Agreement, the Company may issue additional Notes (including any notes delivered in substitution or exchange therefor, the "NOTES").

         C. Under the terms of the Note Agreements, payment of the Notes and performance and observance of all other obligations of the Company arising under or in connection with the Note Agreements are and will be guaranteed by the Guarantors (such present and future guaranties as amended, supplemented or otherwise modified from time to time, collectively, the "NOTE GUARANTIES").

         D. The Company, the Multiyear Agent, and certain lenders have entered into that certain Amended and Restated Revolving Credit Facility Agreement dated as of September 11, 2003 (as amended, supplemented and otherwise modified from time to time, the "MULTIYEAR CREDIT AGREEMENT"). The Multiyear Credit Agreement amended and restated the terms of the "Multiyear Credit Agreement" as that term is defined in the Original Credit Agreement (such agreement, herein the "ORIGINAL MULTIYEAR AGREEMENT"). Under the Multiyear Credit Agreement, the Multiyear Agent is authorized to enter into this Agreement on behalf of the Multiyear Lenders and to bind them to the terms hereof. The Multiyear Lenders and/or certain of their Affiliates have or may from time to time hereafter enter into Swap Agreements (as defined below) with one or more of the Obligated Parties (herein the "OBLIGATED PARTY SWAP AGREEMENTS"). The Multiyear Credit Agreement, the Note Agreements and the Obligated Party Swap Agreements, collectively with all Notes and other evidence of indebtedness issued pursuant to any of the foregoing and any note purchase agreement, credit agreement, note, other evidence of indebtedness or other similar documents of any New Lender that hereafter becomes a party hereto, are herein referred to as the "CREDIT FACILITIES".

         E. Under the terms of the Original Multiyear Agreement and the new Multiyear Credit Agreement, the repayment of credit extended under the Multiyear Credit Agreement and performance and observance of all other obligations of the Company arising under or in connection with the Multiyear Credit Agreement are and will be guaranteed by the Guarantors (such present and future guaranties as amended, supplemented or otherwise modified from time to time, collectively, the "BANK GUARANTIES" and, together with the Note Guaranties, the "GUARANTIES"). The Bank Guaranties also guarantee the obligations arising under the Obligated Party Swap Agreements.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 2

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         F.       As required by the Note Agreements and the Original Multiyear
Agreement, the Company executed and delivered to the Collateral Agent that certain Pledge Agreement dated August 15, 2001 (herein, the "ORIGINAL PLEDGE AGREEMENT"). Concurrently herewith and in connection with the amendment and restatement of the Original Multiyear Agreement and the amendment to the Note Agreements, the Company and the Collateral Agent desire to amend and restate the Original Pledge Agreement to, among other things, join Lennox Global, Ltd. as a party thereto and secure the obligations arising under the Obligated Party Swap Agreements (such amended and restated pledge agreement, as the same may be amended, supplemented or otherwise modified from time to time and in substantially the form of Attachment D hereto, the "PLEDGE AGREEMENT"; the Pledge Agreement, together with all financing statements and other documents executed pursuant thereto, as amended, supplemented or otherwise modified from time to time, collectively, the "SECURITY DOCUMENTS"). Under the Pledge Agreement, security interests are granted in favor of the Collateral Agent for the benefit of the Lenders, the Multiyear Agent, and any administrative agent acting for the benefit of a New Lender (collectively, with the Collateral Agent, herein the "CREDITORS") in the capital stock of certain of the Subsidiaries of the Company and the other property described therein in order to secure ratably
(i) the obligations under and in respect of the Notes and the Note Agreements,
(ii) the obligations under and in respect of the Multiyear Credit Agreement, and
(iii) the obligations under and in respect of the Obligated Party Swap
Agreements.

         G. Under applicable law and, if applicable, the terms of the Credit Facilities, the Guaranties and the Obligated Party Swap Agreements, a Lender or one of its Affiliates may be entitled to set off, appropriate and apply any deposits and any other indebtedness at any time held or owing by such parties to or for the credit or account of any Obligated Party against and on account of liabilities of such Obligated Party (collectively, such rights are hereinafter referred to as the "SET-OFF RIGHTS", including any right to receive a lien on amounts previously subject to the Set - Off Rights, and to recover such amounts, after the commencement of any action under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect).

         H. The Company and the Creditors have agreed that obligations of the Obligated Parties under and in respect of the Multiyear Credit Agreement, the Bank Guaranties and the Obligated Party Swap Agreements are to be secured and treated on a pari passu basis with the obligations of the Obligated Parties under and in respect of the Note Agreements, the Notes and the Note Guaranties.

         I. The parties hereto desire to amend and restate the Original Intercreditor Agreement in order to: (i) reflect and give effect to the amendment and restatement of the Original Pledge Agreement and the Original Multiyear Agreement; (ii) reflect and give effect to the amendments to the Note Agreements dated as of the date hereof; and (iii) implement the agreement described in clause H above.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                  Definitions

         Section 1.01. Uniform Definitions; Cross-references. The capitalized terms used herein and defined in the Credit Facilities but not otherwise defined in this Agreement are used herein with the meanings therein specified as of the date hereof. Each term shall include the plural as well as the singular and vice-versa.

         Section 1.02. Additional Definitions. The following terms, as used herein, have the following meanings:

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 3

                  "ACCELERATION" shall have the meaning specified in Section
         2.01 of this Agreement.

                  "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

                  "BANK GUARANTIES" shall have the meaning specified in Recital E of this Agreement.

                  "BANKRUPTCY EVENT" shall have the meaning specified in Section
         2.01 of this Agreement.

                  "BREAKAGE COSTS" means, at any time, amounts then payable by the Company under Section 8.05 (b) of the Multiyear Credit Agreement or under any similar provision of any other Credit Facility upon the declaration or occurrence of an event of default, a termination event or a similar event or circumstance thereunder to compensate for funding losses.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York, or Houston, Texas are required or authorized to be closed.

                  "COLLATERAL" has the meaning set forth in the Pledge
         Agreement.

                  "COLLATERAL AGENT" shall have the meaning specified in the preamble to this Agreement.

                  "COMPANY" shall have the meaning specified in the preamble to this Agreement.

                  "CREDIT FACILITIES" shall have the meaning specified in Recital D of this Agreement.

                  "CREDITORS" shall have the meaning specified in Recital F of this Agreement.

                  "DEFAULT" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "DEFAULT REFERENCE DATE" shall have the meaning specified in
         Section 2.01 of this Agreement.

                  "DOLLARS" means lawful currency of the United States of America.

                  "EVENT OF DEFAULT" means the occurrence of any "Event of Default", any "Termination Event" or any similar event that is defined or identified in each of the Credit Facilities.

                  "FINANCING DOCUMENTS" means the Note Agreements, the Notes, the Multiyear Credit Agreement, any notes executed pursuant to the Multiyear Credit Agreement, the Guaranties, the Security Documents, this Agreement, the Original Intercreditor Agreement, the Original Pledge Agreement, the Obligated Party Swap Agreements and any similar documentation executed in favor of any New Lender.

                  "FUNDED OBLIGATIONS" means, at any time of determination and with respect to any Lender: (i) the aggregate amount payable at such time (whether or not then due) to such Lender under such Credit Facility in respect of principal, interest (determined in accordance with the applicable provisions of any Credit Facility, but only to the extent accrued through the applicable determination date), Breakage Costs and Premium, plus the aggregate amount

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 4 of such Lender's participation or other interest in all letters of credit outstanding at such time under such Credit Facility plus (ii), with respect to Obligated Party Swap Agreements, all amounts payable thereunder upon the termination or settlement of the transactions thereunder as if such transactions were terminated or settled as of such time.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GUARANTIES" shall have the meaning specified in Recital E of this Agreement.

                  "GUARANTORS" shall have the meaning specified in the preamble to this Agreement.

                  "LENDERS" shall have the meaning specified in the preamble to this Agreement.

                  "MATERIAL SUBSIDIARY" means any Subsidiary (except LPAC Corp. and LPAC Corp II) of the Company the book value (determined in accordance with GAAP) of whose total assets equals or exceeds ten percent (10%) of the book value (determined in accordance with GAAP) of the consolidated total assets of the Company and all Subsidiaries as determined as of the last day of each fiscal quarter.

                  "MULTIYEAR AGENT" shall have the meaning specified in the preamble of this Agreement.

                  "MULTIYEAR CREDIT AGREEMENT" shall have the meaning specified in Recital D of this Agreement.

                  "MULTIYEAR LENDERS" shall have the meaning specified in the preamble of this Agreement.

                  "NEW LENDER" shall have the meaning specified in the preamble to this Agreement.

                  "NEW MATERIAL SUBSIDIARY" shall have the meaning specified in
         Section 7.04 of this Agreement.

                  "NOTE AGREEMENTS" shall have the meaning specified in Recital B of this Agreement.

                  "NOTE GUARANTIES" shall have the meaning specified in Recital C of this Agreement.

                  "NOTES" shall have the meaning specified in Recital B of this Agreement.

                  "NOTICE OF EVENT OF DEFAULT" shall have the meaning specified in Section 3.01(b) of this Agreement.

                  "OBLIGATED PARTIES" shall have the meaning specified in the preamble to this Agreement.

                  "OBLIGATED PARTY SWAP AGREEMENTS" shall have the meaning specified in Recital D of this Agreement.

                  "OBLIGATIONS" means at any time, the aggregate of all Funded Obligations and all other obligations, indebtedness and liabilities of the Obligated Parties (or any one or more of them) to the Creditors (or any one or more of them) arising pursuant to any of the Financing

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 5

         Documents (including this Agreement and the Security Documents), whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Company to repay the loans made thereunder, the reimbursement obligations arising in connection with letters of credit issued under the terms of the Credit Facilities, all indemnification obligations thereunder and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Financing Documents.

                  "ORIGINAL INTERCREDITOR AGREEMENT" shall have the meaning specified in Recital A of this Agreement.

                  "ORIGINAL PLEDGE AGREEMENT" shall have the meaning specified in Recital F of this Agreement.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLEDGE AGREEMENT" shall have the meaning specified in Recital F of this Agreement. The Pledge Agreement amends and restates the Original Pledge Agreement in its entirety.

                  "PREMIUM" means, at any time with respect to any Credit Facility, the amount (whether denominated as a make-whole amount, yield maintenance amount or otherwise) payable as a premium in excess of principal and interest due on the prepayment or early acceleration, as determined pursuant to the terms thereof.

                  "PROCEEDS" means any and all money or other property received upon the sale, lease, exchange, casualty loss or any other disposition of any Collateral. The term "Proceeds" shall include, without limitation, "proceeds" as defined in and interpreted in accordance with the Uniform Commercial Code.

                  "PURCHASER" shall have the meaning specified in Section 7.02 of this Agreement.

                  "REALLOCABLE PAYMENT" shall have the meaning specified in
         Section 2.02 of this Agreement.

                  "REQUIRED LENDERS" means, at any time of determination, (a) Noteholders and New Lenders who have provided fixed rate term loan Credit Facilities holding at such time, in the aggregate, more than 66 2/3% of the principal outstanding under their respective Credit Facilities plus (b) the Multiyear Lenders and any New Lenders party to a revolving Credit Facility or to a floating rate term loan Credit Facility holding at such time, in the aggregate, more than 66 2/3 % of the sum of (i) the principal outstanding under their respective Credit Facilities, (ii) the letters of credit outstanding thereunder and (iii) the unused commitments then available to be drawn thereunder. No Affiliate of any Multiyear Lender is included in the determination of the Required Lenders.

                  "SECURITY DOCUMENTS" shall have the meaning specified in Recital F of this Agreement.

                  "SET-OFF RIGHTS" shall have the meaning specified in Recital G of this Agreement.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 6

                  "SHARING NOTICE" shall have the meaning specified in Section
         2.01 of this Agreement.

                  "SHARING PERCENTAGE" means, as to any Lender and at any time of determination, the percentage equivalent of a fraction of which the numerator is such Lender's Funded Obligations and the denominator is the aggregate of all Funded Obligations of all Lenders.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

                  "SWAP OBLIGATIONS" means all obligations, indebtedness, and liabilities of any Obligated Party to any Multiyear Lender or any Affiliate of any Multiyear Lender, arising pursuant to any Swap Agreements entered into by such Multiyear Lender or its Affiliate and any Obligated Party, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all fees, costs, and expenses (including attorneys' fees and expenses) provided for in such Swap Agreements.

                                   ARTICLE 2.

                             Sharing Among Lenders

         Section 2.01. Sharing Notice. Upon an Acceleration with respect to any Credit Facility, the accelerating Lender shall immediately notify the Collateral Agent thereof and of its estimation of the Default Reference Date applicable thereto, and the Collateral Agent shall immediately give notice (a "SHARING NOTICE") to each of the Lenders (other than the Affiliates of the Multiyear Lenders) informing them that the provisions of this Article 2 are to be implemented effective as of the Default Reference Date and requiring each Lender to provide it with all necessary information to enable it to calculate such Lender's Funded Obligations as of the Default Reference Date and the amount of any other Obligations then outstanding. Any Sharing Notice shall be effective as of the date it is sent by the Collateral Agent and shall remain effective until the accelerating Lender and the Required Lenders agree that such Sharing Notice is no longer in effect. After receiving the information required to be provided pursuant to this Section 2.01, the Collateral Agent shall calculate and promptly notify the Lenders as to the Funded Obligations of each Lender and, based on such information, the Sharing Percentage of each Lender, which notice shall demonstrate such calculations in reasonable detail. If the Collateral Agent thereafter receives information which demonstrates that the Collateral Agent's prior calculations were erroneous, the Collateral Agent shall recalculate each Lender's Funded Obligations and each Lender's Sharing Percentage, and shall promptly notify all Lenders of such recalculations.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 7

As used in this Section 2.01 and elsewhere in this Agreement, the following terms shall have the following meanings:

                  "DEFAULT REFERENCE DATE" means the earlier of:

                           (a) if a Notice of Event of Default is given by a Lender pursuant to Section 3.01(b) (or was required by Section 3.01(b) to be given) and an Acceleration occurs for any reason thereafter without the related Event of Default having been cured or waived, the later of:

                                    (i)      the date of the Event of Default
                  that resulted in the giving of such Notice of Event of Default; or

                                    (ii)     the date 180 days prior to the
                  Acceleration; or

                           (b)      the date on which Acceleration occurs.

                  "ACCELERATION" means the earlier of (a) the acceleration of the maturity of any amount outstanding under a Credit Facility or, with respect to Obligated Party Swap Agreements, the early termination or settlement of any transaction thereunder as the result of a "Termination Event" or similar event and (b) a Bankruptcy Event, with the term "BANKRUPTCY EVENT" meaning any of the following events: (a) any Obligated Party (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or (b) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by an Obligated Party, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of an Obligated Party, or any such petition shall be filed against an Obligated Party and such petition shall not be dismissed within 60 days.

         Section 2.02. Receipt of Reallocable Payments; Purchase of Participations. If any Lender obtains or obtained any Reallocable Payment after the Default Reference Date or if, after the Default Reference Date and the adjustment to the Sharing Percentages under Section 2.04 hereof, such Lender received more than its Sharing Percentage of a Reallocable Payment, such Lender shall promptly after the receipt of a Reallocable Payment (or, if later, after receipt of the Sharing Notice) purchase at par from the other Lenders such participations in the Funded Obligations held by such other Lenders as shall be necessary to cause such purchasing Lender to share such Reallocable Payment (net of any out-of-pocket costs and expenses paid by such Lender in so obtaining the same) ratably based on the Sharing Percentages then in effect. Such participations shall be evidenced by this Agreement. Although they shall have no obligation to do so, the Required Lenders may agree upon another arrangement for vesting in the sharing Lender the appropriate portion of the rights and benefits under the Credit Facilities of the Lenders with whom such Reallocable Payment is shared. As used in this Section 2.02 and elsewhere in this Agreement, the term "REALLOCABLE

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 8

PAYMENT" means any amount received by a Lender in respect of any Credit Facility by virtue of any voluntary or involuntary payment or prepayment made by or for the account of any Obligated Party, by virtue of the application of any provision of any of the Financing Documents (other than this Agreement), or by virtue of an exercise of any Set - Off Rights or similar mechanism or in any other manner (except pursuant to this Agreement); provided, however, that in no event shall any of the following be deemed to be Reallocable Payments:

                           (i)      Proceeds (which shall be shared by the
Lenders in accordance with Section 2.06);

                           (ii)     The proceeds of any property other than the
Collateral in which a Lender shall have been granted a Lien in accordance with the permissions of the Credit Facilities;

                           (iii)    Any amount received (through the exercise of
Set - Off Rights or otherwise) by a Lender and applied to any obligation owed to such Lender by an Obligated Party which arise directly from the deposit, collection and other cash management or deposit services provided by such Lender to such Obligated Party;

                           (iv)     Payments accompanied by clear instructions
from the applicable Obligated Party or other Person making the payment that such payments are to be applied to other obligations;

                           (v)      Payments distributed by a court of competent
jurisdiction or in a proceeding commenced under any bankruptcy or similar proceeding specifically for application to or on account of other obligations;

                           (vi)     With respect to any revolving credit
facility, any repayments of advances made on a revolving basis after the Default Reference Date which are not in excess of the aggregate advances made after the Default Reference Date (provided that the amount of the repayments which are in excess of the aggregate advances made after the Default Reference Date shall be "Reallocable Payments" and shall be shared in accordance with this Section 2.02); and

                           (vii)    regularly scheduled payment of principal or
interest required under any Credit Facility (but excluding any such payment that is contingent upon the presence or happening of a specified event or occurrence such as the sale of assets, a change of control of the Company, a cash sweep or otherwise) received prior to the Default Reference Date.

Except as provided in the foregoing exceptions, any payments made by any Obligated Party at any time after the Default Reference Date to any Lender on any loans or other extensions of credit made to any Obligated Party other than under the Credit Facilities shall be deemed by the Lender receiving such payments to be payments under its respective Credit Facility and therefore Reallocable Payments. As among any Lender group, the provisions of this Section
2.02 shall supersede and control in the event of any conflict between this Section and any similar section contained in any Credit Facility.

         Section 2.03. Preferences, etc. If any Lender purchases a participation pursuant to Section 2.02 and:

                  (a) the amount obtained by such Lender which gave rise to such participation or any part thereof is required to be repaid, and is repaid, by such Lender to any Obligated Party or any other Person; or

                  (b) such purchase was made based upon an erroneous prior calculation of the Sharing Percentages as calculated in accordance with Section 2.01; or

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 9

                  (c) the Sharing Percentages on which such purchase was based changed in accordance with Section 2.04 and the purchasing Lender retains less than its Sharing Percentage of the applicable Reallocable Payment;

then the purchase of the participations under Section 2.02 shall be rescinded to the extent necessary to provide funds for such recovery, correct the error or take into account the changed Sharing Percentages and each selling Lender shall promptly (after its receipt of notification from the purchasing Lender) repay to the purchasing Lender the purchase price for such participation to such extent, together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered or required to be returned.

         Section 2.04. Adjustments to Sharing Percentages. If, at any time after the date of a Sharing Notice:

                  (a) a Lender is required to repay to any Obligated Party or any other Person all or any portion of an amount received on or prior to the date of such Sharing Notice with the result that such Lender's Funded Obligations are increased, or

                  (b) an amount originally included in the Funded Obligations of a Lender under its Credit Facility as a contingent obligation (such as a letter of credit) ceases to be an obligation because of its expiry, reduction, cancellation or otherwise, with the result that such Funded Obligation is reduced, then the Sharing Percentages of the Lenders shall be adjusted on the first Business Day of the next calendar month to reflect such increase or reduction, and each Lender shall promptly (and in any event within five Business Days after its receipt of notification from the Collateral Agent) purchase or rescind its participation interest in the Funding Obligations in accordance with either
Section 2.02 or 2.03 hereof, as applicable.

         Section 2.05.     Collateral Proceeds.

                  (a) Pro Rata Treatment. The Collateral Agent shall be the secured party under the Security Documents and shall hold the Collateral, all for the benefit of the Creditors. The Lenders hereby agree that they will receive pro rata treatment in connection with all payments, distributions, collections or recoveries relating to the Collateral. Each payment or distribution by or from or received in connection with the exercise of remedies after a Default or an Event of Default in respect of the Collateral shall be shared and applied to the Obligations in accordance with Section 2.06.

                  (b) This Agreement Controlling. The provisions contained herein concerning the Collateral and Proceeds shall be controlling, notwithstanding the terms of any agreement between any Creditor and any Obligated Party under any other document or instrument between such parties, whether or not bankruptcy, receivership or insolvency proceedings shall at any time have been commenced.

         Section 2.06. Application of Proceeds. The Proceeds of any sale, enforcement or other disposition of any of the Collateral or other distribution in respect of the Collateral, in each case following a Default or an Event of Default, shall be applied by the Collateral Agent in the following order:

                  first, to the payment of all costs, fees and expenses incurred by the Collateral Agent in connection with the realization upon the Collateral under the Security Documents or this Agreement, including, without limitation, reasonable costs and expenses incurred by the Collateral Agent in connection with the defense of any claim, suit, action or proceeding against the Collateral Agent, as provided below in Section 5.08;

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 10
                  second, to the payment of the Funded Obligations of the Lenders, which payment shall be shared by the Lenders according to their respective Sharing Percentages until all the liquidated Funded Obligations have been satisfied in full and all contingent reimbursement obligations in respect of letters of credit issued under any Credit Facility and all contingent Swap Obligations have been fully cash collateralized;

                  third, to the payment of the other Obligations owed to Creditors and then due, which payment shall be shared by the Creditors pro rata determined based on the outstanding amounts thereof;

                  fourth, to the payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such proceeds.

Portions of the proceeds of the Collateral distributed to a Lender may thereafter be held as collateral for the contingent reimbursement obligations in respect of letters of credit issued under the Credit Facilities. In the event that any such letter of credit expires undrawn and as a result the contingent reimbursement obligations relating thereto terminate, the Creditor holding such Collateral agrees to return such proceeds to the Collateral Agent for distribution in accordance with this Section 2.06 to be distributed as Proceeds of Collateral hereunder.

         Section 2.07. Proceeds Received Directly by a Lender. If any Creditor receives any Proceeds, other than from the Collateral Agent, such Person shall: (a) notify the Collateral Agent in writing of the nature of such receipt, the date of the receipt and the amount thereof, (b) deduct from the Proceeds received any costs or expenses (including attorneys' fees and expenses) incurred in connection with the acquisition of such Proceeds, (c) hold the remaining amount of such Proceeds in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (d) pay the remaining amount of such Proceeds to the Collateral Agent promptly upon receipt thereof. Upon receipt, the Collateral Agent shall promptly distribute the Proceeds so received in accordance with Section 2.06.

         Section 2.08. Incorrect Distribution If any Creditor receives any Proceeds in an amount in excess of the amount such Person is entitled to receive under the terms hereof, such Person shall (a) hold such excess Proceeds in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (b) shall promptly pay the excess amount of such Proceeds to the Collateral Agent. The Collateral Agent shall promptly distribute the amount so received to in accordance with the terms of Section 2.06.

         Section 2.09. Return of Proceeds. If at any time payment, in whole or in part, of any Proceeds distributed hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or by any Creditor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such Proceeds agrees, upon demand, to return the portion of such Proceeds it has received to the Person responsible for restoring or returning such Proceeds.

         Section 2.10. Notice to Persons making Distributions. Each Creditor shall promptly and appropriately instruct any Person (other than Collateral Agent) making any distribution of Proceeds or Reallocable Payments to make such distribution so as to give effect to this Agreement.

         Section 2.11. Perfection by Possession. Collateral Agent hereby appoints each Lender and the Multiyear Agent to serve as its bailee to perfect the Collateral Agent's liens and security interest in any Collateral, including any Proceeds, in the possession of any such Person (and continues the appointments made under the Original Intercreditor Agreement). Any such party possessing such Collateral agrees to so act as bailee for the Collateral Agent in accordance with the terms and provisions hereof.

         Section 2.12. Non-Cash Proceeds. Notwithstanding anything contained herein to the contrary, if the Collateral Agent, acting upon the instructions of the Required Lenders, shall ever acquire any Collateral

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 11 through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any Proceeds or other property received by the Collateral Agent or any Creditor to be distributed and shared pursuant to this Article 2 are in a form other than immediately available funds, the Person receiving such Collateral, Proceeds or other property shall not be required to remit any share thereof under the terms hereof and the Creditors shall only be entitled to their undivided interests therein as determined hereby. The Creditors shall receive the applicable portions of any immediately available funds consisting of Proceeds from such Collateral or proceeds of such non-cash Proceeds or other property so acquired only if and when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Article 2 is held by the Collateral Agent or a Creditor pursuant to this Section 2.12, such Person shall hold such Collateral or other property for the benefit of the Creditors in accordance with their respective undivided interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

                                   ARTICLE 3.

                          Cooperation Among Creditors

         Section 3.01. Cooperation. Each Creditor agrees with each of the other Creditors that:

                  (a) it will from time to time provide such information to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation as referred to in Section 2.01 or Section 2.04 of this Agreement or otherwise required for any other purpose hereof;

                  (b) it will, not later than 60 days after it has become aware of the occurrence of any Event of Default which it believes will not be cured or waived, give the Collateral Agent notice, and if such notice is oral, confirmed in writing, of such Event of Default and stating that the same constitutes a Notice of Event of Default (a "NOTICE OF EVENT OF DEFAULT"); and

                  (c) it will give the Collateral Agent and the other Lenders immediate written notice of any acceleration of any of its Funded Obligations or suspension of all or any portion of its commitments to extend credit under any of the Credit Facilities.

         Section 3.02. Parties Having Other Relationships. Each Creditor acknowledges and accepts that now and in the future the other Creditors or their respective Affiliates may lend to the Company or any Subsidiary on a basis other than as covered by this Agreement or may accept deposits from, act as trustee under indentures of, act as servicing bank or any similar function under any credit relationship with, and generally engage in any kind of business with Company or any Subsidiary, all as if such Person were not a party to this Agreement. Except as set forth herein, each Creditor acknowledges that the other Creditors and their respective Affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to such other existing and future relationships without any duty to account therefor to the other Creditors except as necessary to establish compliance with the provisions of this Agreement.

         Section 3.03. Modification to Financing Documents. Nothing herein shall restrict the right of any Creditor to amend, waive, consent to the departure from or otherwise modify any Financing Documents to which it is a party in accordance with the terms thereof.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 12

                                   ARTICLE 4.

                           Obligated Party Agreements

         Section 4.01. Consent. Each of the Obligated Parties consent to, and agrees with the terms of, this Agreement.

         Section 4.02. Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Company, each Obligated Party will promptly execute and deliver any and all such further instruments and documentation and take such further action as the Collateral Agent reasonably deems necessary or advisable in obtaining the full benefits of this Agreement and the Security Documents and of the rights, remedies and powers herein and therein conferred or reserved.

         Section 4.03. Obligations Unimpaired. Except as expressly provided herein, nothing contained in this Agreement shall impair, as between any Obligated Party and any Creditor, the obligation of the Obligated Parties to pay or perform any obligation or liability owed to such Creditor when the same shall become due and payable in accordance with the terms of the applicable Credit Facility.

         Section 4.04. No Additional Rights for the Company. If any Creditor shall enforce its rights and remedies in violation of the terms of this Agreement, each Obligated Party agrees that it shall not use such violation as a defense to the enforcement by such Lender of any of its rights under any Credit Facility or any other Financing Documents to which it is a party nor assert such violation as a counterclaim or basis for setoff or recoupment against such Creditor. Compliance with this Section 4.04 will not constitute a violation of any other provisions of this Agreement by an Obligated Party.

         Section 4.05. Set-Off Rights. Each Obligated Party agrees that each Lender purchasing a participation from another Lender pursuant to Section
2.02 hereof, may, to the fullest extent permitted by law, exercise all its rights of payment (including Set-Off Rights) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Obligated Party in the amount of such participation.

         Section 4.06. Postclosing Agreement. On or before October 15, 2003, the Obligated Parties shall use commercially reasonable efforts to deliver or cause to be delivered to the Collateral Agent amendments, in form and substance acceptable to the Collateral Agent, to the UCC financing statements filed against Advanced Distributor Products and Lennox Hearth Products by Summit Funding Group to limit the scope of each such financing statement to the actual property subject to the transaction evidenced thereby.

                                   ARTICLE 5.

                                Collateral Agent

         Section 5.01. Appointment and Authority of Collateral Agent. In order to expedite the enforcement of the rights and remedies set forth in this Agreement and the Security Documents, JPMorgan Chase Bank (formerly The Chase Manhattan Bank) is hereby appointed to act as collateral agent for the Creditors hereunder and thereunder and the Lenders party hereto reaffirm the appointment of JPMorgan Chase Bank (formerly The Chase Manhattan Bank) under the Original Intercreditor Agreement. The Collateral Agent is hereby authorized and directed to take such action on behalf of the Lenders under the terms and provisions of this Agreement and the Security Documents and to exercise such rights and remedies hereunder and thereunder as are specifically delegated to or required of the Collateral Agent under the terms and provisions hereof and thereof. The Collateral Agent is hereby expressly authorized as Collateral Agent on behalf of the Creditors,

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 13 without hereby limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:

                  (a) to receive on behalf of each of the Creditors any payment of monies paid to the Collateral Agent in accordance with this Agreement and the Security Documents, and to distribute to each Creditor its share of all payments so received in accordance with the terms of this Agreement;

                  (b) to receive all documents and items to be furnished under the Security Documents;

                  (c) to maintain physical possession of any of the Collateral as contemplated in any of the Security Documents as agent and bailee for the Creditors to perfect the liens and security interests granted pursuant to the Security Documents therein;

                  (d) to act on behalf of the Creditors in and under the Security Documents;

                  (e) to execute and deliver to the Company requests, demands, notices, approvals, consents and other communications received from the Creditors in connection with the Security Documents, subject to the terms and conditions set forth herein and therein;

                  (f) to the extent permitted by this Agreement and the Security Documents, to exercise on behalf of each Creditor all remedies of the Creditors upon the occurrence and during the continuance of any Default or Event of Default under any of the Security Documents;

                  (g) to distribute to the Creditors information, requests, notices, documents and other items received from the Company and other Persons in respect of the Collateral and the Security Documents;

                  (h) to accept, execute, and deliver the Security Documents as the secured party for the benefit of the Creditors;

                  (i) to take title to Collateral for the benefit of the Creditors pursuant to the exercise of any rights and remedies under the Security Documents and to manage the Collateral so acquired pursuant to the directions of the Required Lenders; and

                  (j) to take such other actions, other than as specified in Section 5.02 hereof, as may be requested by the Required Lenders or as are reasonably incident to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation or any Financing Document.

         Section 5.02. Actions of Agent Requiring Consent, or Upon Request, of the Required Lenders. Notwithstanding anything contained herein or in the Security Documents to the contrary, (a) the Collateral Agent shall not, without the prior written consent of all the Lenders other than the Affiliates of any Multiyear Lender (who shall have no right to object to any release or substitution of Collateral), release or substitute any Collateral except as permitted by Section 5.12, (b) the Collateral Agent shall not, without the prior written consent of the Required Lenders, institute foreclosure proceedings with respect to all or any portion of the Collateral, and (c) the Collateral Agent shall not enter into any other amendment, modification or supplement of any of the Security Documents without the prior written consent of the Required Lenders; provided, however, that upon the Collateral Agent's receipt of the prior written consent, or upon the written instruction, of the Required Lenders, the Collateral Agent shall take such action as to which consent has been granted or such instruction has been given. No Affiliate of any Multiyear Lender shall have any right to be included in any consent required by this Section 5.02.

         Section 5.03. Non-Reliance on Collateral Agent and Other Creditors. Each Creditor agrees that it has, independently and without reliance on the Collateral Agent or any other Creditor, and based upon such

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 14 documents and information as it has deemed appropriate, made its own credit analysis of the Obligated Parties and the Collateral, and its independent decision to enter into this Agreement, and that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Collateral Agent shall not be required to keep the Creditors informed as to the performance or observance by any Obligated Party with the terms of this Agreement, the Pledge Agreement or any other Financing Document or to inspect the properties or books of any Obligated Party. The Collateral Agent shall not have any duty, responsibility or liability to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of any Obligated Party which may come into the possession of Collateral Agent; provided, however, the Collateral Agent shall send to the Lenders written notice of any Event of Default of which it has been given notice and all payments and repayments of amounts required hereunder to be paid to the Lenders received by the Collateral Agent under or in connection with the Security Documents or this Agreement. The Collateral Agent shall provide each Lender with a schedule of all costs and expenses which the Collateral Agent has paid or proposes to pay from the proceeds of such payments or repayments as permitted hereunder.

         Section 5.04. Collateral Agent and Affiliates. JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and any successor Collateral Agent, in its capacity as a Lender and an agent under the Multiyear Credit Agreement, shall have the same rights and powers under the Financing Documents and may exercise or refrain from exercising the same as though it were not the Collateral Agent hereunder, and such Lender and its Affiliates may lend money to and generally engage in any kind of lending, investment, trust, hedging or other business with or for any Lender, any Obligated Party, or any of their respective Affiliates, as if it were not acting as Collateral Agent hereunder.

         Section 5.05. Action by Collateral Agent. The obligations of the Collateral Agent hereunder and under the Security Documents are only those expressly set forth herein and therein. Notwithstanding anything contained herein or in any Financing Document to the contrary, the Collateral Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein.

         Section 5.06. Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and any other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Furthermore, the Collateral Agent (a) shall have no duties or responsibilities except those set forth in this Agreement and the other Security Documents and (b) shall not be required to initiate any litigation, foreclosure or collection proceedings hereunder or under any Security Document except to the extent requested by Required Lenders.

         Section 5.07. Liability of Collateral Agent. The Collateral Agent shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the Person by whom it purports to be communicated or signed and shall not be liable to any Creditor for any of the consequences of such reliance. Neither the Collateral Agent nor any director, officer, employee or agent of the Collateral Agent shall be liable for any action taken or not taken by it or them under, or in connection with, this Agreement or any of the Financing Documents in the absence of its or their gross negligence or willful misconduct. As to any matters not expressly provided for herein, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion, taking into account the interests of all Lenders. The Collateral Agent shall not be obligated to follow any such written directions to the extent that it shall determine that such directions are in conflict with any provision hereof or of any applicable law or regulation or any Financing Document or which exposes the Collateral Agent to personal liability. Neither the Collateral Agent nor any director, officer, employee or agent of the Collateral Agent shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any of

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 15 the Financing Documents or any payment thereunder; (b) the performance or observance of any of the covenants or agreements of any Obligated Party or any Creditor under any of the Financing Documents; (c) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith; or (d) the existence, genuineness or value of any of the Collateral or the validity, effectiveness, perfection, priority or enforceability of the security interests in or liens on any of the Collateral.

         Section 5.08.     Indemnification of Collateral Agent; Defense of
Claims.

                  (a) EACH LENDER HEREBY AGREES TO INDEMNIFY THE COLLATERAL AGENT AND EACH OF THE COLLATERAL AGENT'S DIRECTORS, OFFICERS, AFFILIATES, REPRESENTATIVES AND AGENTS (AS USED IN THIS SECTION 5.08 "COLLATERAL AGENT" MEANS ALL OF THE FOREGOING) AGAINST ALL LOSS, COST, LIABILITY AND EXPENSE (TO THE EXTENT NOT PAID BY AN OBLIGATED PARTY AND NOT ARISING OUT OF OR AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE COLLATERAL AGENT BUT INCLUDING ALL LOSS, COST, LIABILITY AND EXPENSE ARISING OUT OF OR AS A RESULT OF THE NEGLIGENCE ON THE PART OF THE COLLATERAL AGENT), INCLUDING REASONABLE ATTORNEYS' FEES, RESULTING FROM ANY ACTION TAKEN OR TO BE TAKEN BY IT AS COLLATERAL AGENT ON BEHALF OF THE LENDERS WITHIN THE SCOPE OF ITS AUTHORITY AS PROVIDED IN THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS, TO THE EXTENT OF SUCH LENDER'S PRO RATA SHARE (BASED UPON ITS SHARING PERCENTAGE) OF ANY SUCH LOSS, COST, LIABILITY AND EXPENSE.

                  (b) The Collateral Agent shall notify each Lender (but excluding any Affiliate of a Multiyear Lender) as promptly as is reasonably practicable of the written assertion of, or the commencement of, any claim, suit, action or proceeding filed against the Collateral Agent arising out of, or in connection with, the acceptance or administration of the duties imposed upon the Collateral Agent hereunder or under any of the Financing Documents or any action or omission taken or made within the scope of the rights or powers conferred upon the Collateral Agent hereunder or under the Financing Documents promptly after the Collateral Agent shall have received the written assertion or have been served with the summons or other first legal process giving information as to the nature and basis of the lawsuit. Each Lender shall be entitled to participate in and assume, at its own expense, the defense of any such claim, suit, action or proceeding, and such defense shall be conducted by counsel chosen by such Lender and reasonably satisfactory to the Collateral Agent, provided, however, that (i) if any Lender has not assumed the defense of such claim, suit, action or proceeding, (ii) if the attorneys handling the defense are not reasonably satisfactory to the Collateral Agent, or (iii) if the defendants in any such action include both the Collateral Agent and the Lenders and the Collateral Agent shall have been advised by its counsel that there may be legal defenses available to it that are different from or additional to those available to the Lenders, which in the reasonable opinion of such counsel are sufficient to make it undesirable for the same counsel to represent both the Lenders and the Collateral Agent, the Collateral Agent shall have the right to employ its own counsel in all such instances described in (i), (ii) or (iii) above, and shall be entitled to recover from any proceeds received pursuant to
Section 2.06 all reasonable fees and expenses of such counsel. If more than one Lender gives notice of assumption of defense, the matter shall be presented to all the Lenders and, unless the Collateral Agent receives notice from the Required Lenders specifying the Lender that is to assume the defense, the Collateral Agent shall proceed itself with the defense. Except as provided above, the Collateral Agent's right to recover its reasonable counsel fees and expenses from proceeds received pursuant to Section 2.06 shall cease upon any Lender's assumption of the defense of the claim, suit, action or proceeding. Each Lender and the Collateral Agent is always entitled to defend itself at its own expense. Neither the Lenders nor the Collateral Agent shall be bound by any settlement entered into by the other parties without such party's consent.

         Section 5.09. Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 16 giving notice thereof to each Lender and may be removed, upon thirty days' prior written notice of such removal from the Required Lenders. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Required Lenders. If no successor Collateral Agent shall have been appointed as aforesaid and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or having received notice of removal, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which shall be a depository institution with capital and surplus greater than $500,000,000 and which shall be qualified to perform its duties hereunder and under the Security Documents.

         Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement or any Security Document, except to the extent for acts or omissions prior to the resignation or removal. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, (a) the provisions of Sections 5.07 and 5.08 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent, (b) any Collateral held in possession of the retiring Collateral Agent shall be delivered to the successor Collateral Agent, and (c) the retiring Collateral Agent shall assign all of its rights as secured party with respect to all of the Collateral to the successor Collateral Agent for the benefit of the Creditors.

         Section 5.10. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Article 5).

         Section 5.11. Compensation of Collateral Agent; Expenses. The Collateral Agent agrees to serve hereunder without compensation except for the reimbursement of its customary custodial fees charged for the safekeeping of the certificates evidencing the stock pledged as collateral under the Pledge Agreement. Any successor Collateral Agent appointed pursuant to Section 5.09 shall be compensated by the Company on a basis which shall be approved by the Required Lenders. The Lenders agree that such compensation paid to any successor Collateral Agent and all reasonable out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by the Collateral Agent or such successor Collateral Agent on behalf of the Creditors incident to the exercise or enforcement of any terms or provisions of the Security Documents shall be indebtedness to the Collateral Agent or such successor Collateral Agent, secured by the Collateral. Upon the request of the Collateral Agent or such successor Collateral Agent, however, the Lenders will reimburse the Collateral Agent or such successor Collateral Agent, to the extent not paid by the Obligated Parties, for any such fees or expenses in accordance with each Lender's Sharing Percentage.

         Section 5.12. Release of Collateral. The Company may from time to time request the Collateral Agent in writing, with copies thereof delivered simultaneously to all Lenders (other than the Affiliates of Multiyear Lenders), to release portions of the Collateral, if and to the extent such Collateral is required to be released in connection with any sale of Collateral that is permitted under the Credit Facilities. Promptly after the Collateral Agent receives (a) such written request from the Company and (b) written notice from the Required Lenders that the proposed disposition is permitted under the terms of the Credit Facilities, then if no Default or Event of Default exists (as certified to the Collateral Agent by the Company and absent any express actual knowledge to the contrary of the officers of the Collateral Agent who are involved with the proposed release of Collateral) the Collateral Agent shall release such Collateral. If all the Obligations arising under the Multiyear Credit Agreement and Obligated Party Swap Agreements have been paid and satisfied in full and the

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 17 commitments thereunder terminated, the Company may request the Collateral Agent in writing, with copies thereof delivered simultaneously to all Noteholders, to release all of the Collateral. Promptly after the Collateral Agent receives (a) such written request from the Company and (b) written notice from the Noteholders that the proposed release is permitted (which notice the Noteholders agree to deliver if no Default or Event of Default exists, no other creditors of the Company enjoy the benefits of collateral or guaranties to secure the amounts owed by the Company other than purchase money lenders and holders of capital leases and all other conditions to the release of the Note Guaranties under the Note Agreements have been satisfied), then if no Default or Event of Default exists the Collateral Agent shall release all the Collateral. If the proposed sale or release of the Collateral is not permitted by the Credit Facilities or hereby, the Collateral Agent may only release the Collateral upon the written consent of all the Lenders (excluding, however, the Affiliates of any Multiyear Lender).

         Section 5.13. Emergency Actions. The Collateral Agent, is authorized, but not obligated, to take any action reasonably required to perfect or continue the perfection of the security interests in the Collateral for the benefit of the Creditors and following the occurrence of an Event of Default and before the Required Lenders have given the Collateral Agent directions, to take any action (subject to the restrictions in Section 5.02) which the Collateral Agent, in its sole discretion and good faith, believes to be reasonably required to promote and protect the interests of the Lenders and to maximize both the value of the Collateral and the present value of the recovery by the Lenders on the Obligations; provided, however, that once such directions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto. The Collateral Agent shall give written notice of any such action to the Lenders within one Business Day and shall cease any such action upon its receipt of written instructions from the Required Lenders.

         Section 5.14. Interpleader; Declaratory Judgment. In the event any controversy arises between or among the Lenders with respect to this Agreement, the Security Documents or any rights of any Creditor hereunder or thereunder, the Collateral Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction with respect to any amounts held by the Collateral Agent hereunder or to initiate proceedings in any court of competent jurisdiction for a declaratory judgment to determine the rights of the parties.

                                   ARTICLE 6.

                            Enforcement of Remedies

         Section 6.01. Waivers of Rights. Except as otherwise expressly set forth herein, so long as the Obligations remain unpaid, the Creditors (other than the Collateral Agent) hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have applicable to the Collateral to exercise any right pursuant to the Security Documents, the Uniform Commercial Code as in effect in any applicable jurisdiction, or under similar provisions of the laws of any jurisdiction or otherwise dispose of or retain any of the Collateral. The Creditors (other than the Collateral Agent) hereby agree not to take any action whatsoever to enforce any term or provision of the Security Documents or to enforce any right with respect to the Collateral, in conflict with this Agreement or the terms and provisions of the Security Documents.

         Section 6.02. Permitted Action by the Lenders. Any Creditor may (but in no event shall be required to), without instruction from the Collateral Agent, take action permitted by applicable law or in accordance with the terms of the Security Documents to preserve its rights, security interests and liens in any item of Collateral securing the payment and performance of the Obligations, including but not limited to curing any default or alleged default under any contract entered into by any Obligated Party, paying any tax, fee or expense on behalf of any Obligated Party, exercising any offset or recoupment rights and paying insurance

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 18 premiums on behalf of any Obligated Party so long as such action shall not impair the rights of the Collateral Agent or of any other Creditor.

         Section 6.03. Right to Instruct Collateral Agent. Upon Acceleration under a Credit Facility, the Required Lenders may instruct the Collateral Agent to liquidate all or any portion of the Collateral, and to take any other action, in the manner, and upon the terms and conditions, described in the Security Documents.

         Section 6.04. Permitted Exercise of other Rights. Except as otherwise specifically provided in this Article 6, each Creditor shall have all the rights and remedies available to them under the Financing Documents to which they are a party upon the occurrence of a Default or an Event of Default or at any other time, and without limiting the generality of the foregoing, each Creditor shall have the independent right, exercised in accordance with the applicable Financing Documents and applicable law, to do any of the following:

                  (a) accelerate the Obligations owing to such Creditor pursuant to the Financing Documents (other than this Agreement and the Security Documents) to which such Creditor is a party;

                  (b) institute suit against any Obligated Party (i) under the terms of the applicable Financing Documents (including the Guaranties but excluding this Agreement and the Security Documents) for collection of the amounts owing thereunder or (ii) seeking an injunction, restraining order or any other similar remedy;

                  (c) seek the appointment of a receiver for any Obligated Party (but not any of the Collateral);

                  (d) file an involuntary petition under any bankruptcy or insolvency laws against any Obligated Party or file a proof of claim in any bankruptcy or insolvency proceeding;

                  (e)      exercise any Set-Off Right; or

                  (f) take any other enforcement action with respect to any Default or Event of Default pursuant to and in accordance with the Financing Documents (other than this Agreement and the Security Documents) to which it is a party.

If any Creditor obtains any payment of any Obligations owed as a result of the exercise of any right or remedy permitted by this Section 6.04, such Creditor shall comply with its obligations under Section 2.02 or Section 2.07 hereof (as applicable) with respect thereto.

                                   ARTICLE 7.

                      Successors and Assigns; New Parties

         Section 7.01. Assignees. No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer by any Creditor (other than the Collateral Agent) of all or any part of its right, title or interest under any Credit Facility; provided that, unless the transferee becomes a party hereto for purposes hereof in accordance with Section 7.02, the transferor shall remain responsible for performance of this Agreement with respect to the interest transferred, all as more fully set forth herein, and the Collateral Agent shall have no responsibilities to and need not acknowledge the interests of such transferee.

         Section 7.02. Assignees of the Creditors. In connection with an assignment of all, or of a proportionate part of all, of a Creditor's right, title and interest under any Credit Facility to any insurance company, bank or other financial institution (a "PURCHASER"), all in accordance with the applicable provisions

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 19 of such Credit Facility, such Purchaser shall become a party hereunder only upon the receipt by the Collateral Agent of a Supplement to Intercreditor Agreement substantially in the form of Attachment A hereto properly completed, executed and delivered by such Purchaser.

         Section 7.03. Additional Lenders. Any bank, insurance company or other financial institution that has extended credit to the Company after the date hereof the proceeds of which are used to repay any of the then outstanding Funded Obligations may become a "Lender" hereunder (and their credit agreement, note purchase agreement and/or related documents may become a "Credit Facility" hereunder entitled to share in the Reallocable Payments and the Collateral and any administrative agent appointed by such Lender may become a "Creditor") upon the receipt by the Collateral Agent of a Supplement to Intercreditor Agreement substantially in the form of Attachment B hereto properly completed, executed and delivered by such new lender. Any other bank, insurance company or other financial institution that has extended credit to the Company after the date hereof may become a "Lender" hereunder (and their credit agreement, note purchase agreement and/or related documents may become a "Credit Facility" hereunder entitled to share in the Reallocable Payments and the Collateral and any administrative agent appointed by such Lender may become a "Creditor") with the written consent of the Required Lenders and upon the receipt by the Collateral Agent of a Supplement to Intercreditor Agreement substantially in the form of Attachment B hereto executed and delivered by such new lender. Life Insurance Company of North America, which has been a Noteholder since 1993, was not party to the Original Intercreditor Agreement but is a Lender under this Agreement and is entitled to the benefits hereof.

         Section 7.04. Addition of New Material Subsidiaries. Within forty - five (45) days after the end of each fiscal quarter, the Company is required under certain of the Financing Documents to cause each Material Subsidiary that is a Domestic Subsidiary (as defined in the Multiyear Credit Agreement and the Note Agreements) created or acquired during such fiscal quarter, and each Domestic Subsidiary that, as a result of a change in assets, becomes a Material Subsidiary during such fiscal quarter (any such Material Subsidiary, herein a "NEW MATERIAL SUBSIDIARY"), to execute and deliver a joinder agreement joining it as a guarantor under the Guaranties. Simultaneously with the execution and delivery of any such joinder agreement, the Company shall cause the New Material Subsidiary to join into this Agreement and become a "Guarantor" hereunder by the execution and delivery of a Supplement to Intercreditor Agreement substantially in the form of Attachment C hereto.

                                   ARTICLE 8.

                                 Miscellaneous

         Section 8.01. Indemnification. EACH OBLIGATED PARTY, JOINTLY AND SEVERALLY, INDEMNIFIES THE Collateral AGENT and its AFFILIATES AND THE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE FOREGOING (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (I) THE ORIGINAL INTERCREDITOR AGREEMENT, THIS AGREEMENT OR ANY SECURITY AGREEMENT, (II) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY SECURITY DOCUMENT, OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED TO HAVE RESULTED FROM THE GROSS

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 20

NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST AN OBLIGATED PARTY OR BY AN OBLIGATED PARTY AGAINST SUCH INDEMNITEE, IN WHICH THE OBLIGATED PARTY IS THE PREVAILING PARTY.

         Section 8.02. Expenses. The Obligated Parties, jointly and severally, agree to pay the Collateral Agent on demand (a) all costs and expenses incurred by the Collateral Agent in connection with the preparation, negotiation, and execution of this Agreement and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto (whether or not the same become effective), including, without limitation, the fees and expenses of legal counsel for the Collateral Agent, (b) all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Agreement or the Security Documents, including, without limitation, the fees and expenses of legal counsel for the Collateral Agent, and (c) all other costs and expenses incurred by the Collateral Agent in connection with this Agreement or the Security Documents, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by any governmental authority or otherwise payable in respect of this Agreement or the Security Documents and the Collateral Agent's customary custodial fees charged for the safekeeping of the certificates evidencing the stock pledged as collateral under the Pledge Agreement.

         Section 8.03. No Partnership or Joint Venture. Nothing contained in this Agreement, and no action taken by any Creditor pursuant hereto, is intended to constitute or shall be deemed to constitute the Creditors as a partnership, association, joint venture or other entity.

         Section 8.04. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including overnight delivery service, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number specified pursuant to the Credit Facilities to which it is a party or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent. All such notices and other communications shall, when mailed, delivered by overnight delivery service or transmitted by facsimile, be effective when deposited in the mails, delivered to the overnight delivery service or transmitted by facsimile with receipt confirmed and with a copy sent by mail or overnight delivery service, respectively.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 21

         Section 8.05. Entire Agreement; Amendments and Waivers; Amendment and Restatement. THIS AGREEMENT AND THE OTHER DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS (INCLUDING THE ORIGINAL INTERCREDITOR AGREEMENT), REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Required Lenders (and, if the rights or duties of the Collateral Agent are affected thereby, by the Collateral Agent); provided that no amendment, waiver or other modification shall without the consent of all the Lenders (other than the Affiliate of any Multiyear Lender who shall have no right to consent to any amendment, waiver or other modification) modify the terms of Section 5.12 or this Section 8.05 or release any Collateral except as permitted by Section 5.12. This Agreement amends and restates in its entirety the Original Intercreditor Agreement. Each Obligated Party that was a party to the Original Intercreditor Agreement prior to the date hereof represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under the Original Intercreditor Agreement or any of the other documents executed in connection therewith. To induce the Creditors and the Collateral Agent to enter into this Agreement, each such Obligated Party waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the date hereof and relating to the Original Intercreditor Agreement, Security Documents, the Credit Facilities or the transactions contemplated hereby or thereby. Each Creditor that is a party to the 364 Day Credit Agreement (as that term is defined in the Original Intercreditor Agreement) agrees that as a result of the expiration of the commitments under the 364 Day Credit Agreement and the repayment of the obligations thereunder:
(i) the Original Intercreditor Agreement may be modified to exclude the 364 Day Credit Agreement and the lenders thereunder, in their capacity as such, from the benefits of the Original Intercreditor Agreement and of this Agreement, as an amendment and restatement thereof and (ii) this Agreement may be amended or otherwise modified without the consent or agreement of any lender party to the 364 Day Credit Agreement acting solely in their capacity as such.

         Section 8.06. Payments. All payments hereunder shall be made in Dollars in immediately available funds. All payments to the Collateral Agent shall be made to it at such office or account as it may specify for the purpose by notice to the Lenders. All payments to any Creditor shall be made to it, to the extent practicable, in accordance with the provisions of the Credit Facilities.

         Section 8.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Collateral Agent shall have received counterparts hereof executed by each of the parties listed on the signature pages hereof.

         Section 8.08. Benefits. This Agreement is solely for the benefit of and shall be binding upon the Obligated Parties, the Lenders, the Collateral Agent and the other Creditors and their successors or assigns, and no other Person shall have any right, benefit, priority or interest under or by reason of this Agreement. No Obligated Party may assign their rights or obligations hereunder without the consent of all the Lenders. Any Affiliate of a Multiyear Lender that is a party to any Obligated Party Swap Agreement is bound by the terms hereof. Notwithstanding the preceding sentence, each Multiyear Lender, an Affiliate of whom is a party to any Obligated Party Swap Agreement, shall ensure that such Affiliate complies with the terms hereof as if such Affiliate was a Lender hereunder and bound by the terms hereof.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 22

         Section 8.09. No Waiver; Cumulative Remedies. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any Security Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the Security Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 8.10. Term. This Agreement shall terminate upon the occurrence of the following events if no Default or Event of Default then exists: (i) the irrevocable payment in full of the Obligations under the Multiyear Credit Agreement and the Obligated Party Swap Agreements (provided, however, this Agreement shall be reinstated if any such payment is required to be returned by any Creditor); (ii) no Lender shall have any commitment to lend or otherwise extend credit under any Credit Agreement; and (iii) the release of the liens on the Collateral in accordance with Section 5.12 or otherwise. If an Event of Default has occurred which has not been cured or waived, this Agreement shall terminate only upon the occurrence of the following events: (i) the irrevocable payment in full of the Obligations (provided, however, this Agreement shall be reinstated if any such payment is required to be returned by any Creditor); (ii) no Lender shall have any commitment to lend or otherwise extend credit under any Credit Facility; and (iii) the release of the liens on the Collateral or the total liquidation of the Collateral and the distribution of all the proceeds in accordance herewith. Without prejudice to the survival of any other obligations hereunder, the indemnification and reimbursement obligations of the Obligated Parties under Sections 8.01 and 8.02 of this Agreement and the obligations of the Lenders under Section 5.11 shall survive the termination of this Agreement.

         Section 8.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Section 8.12. Limitation of Liability. Neither the Collateral Agent nor any affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and each Obligated Party and each other Creditor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by any Obligated Party or any other Creditor in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the other Financing Documents.

         Section 8.13. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 8.14. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 8.15. Construction. Each Obligated Party and each Creditor acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

         Section 8.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 23

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first above set forth.

                                    COMPANY:

                                    LENNOX INTERNATIONAL INC.

                                    By: _______________________________________
                                        Richard A. Smith, Executive Vice
                                        President and Chief Financial Officer

                                    GUARANTORS:

                                    LENNOX INDUSTRIES INC.
                                    ARMSTRONG AIR CONDITIONING INC.
                                    EXCEL COMFORT SYSTEMS INC.
                                    SERVICE EXPERTS INC.
                                    LENNOX GLOBAL LTD.
                                    LGL EUROPE HOLDING CO.
                                    LGL AUSTRALIA (US) INC.

                                    By: _______________________________________
                                        Richard A. Smith,
                                        Authorized officer for each Guarantor

                                    COLLATERAL AGENT:

                                    JPMORGAN CHASE BANK (formerly The Chase
                                    Manhattan Bank), in its capacities as
                                    Collateral Agent for the Lenders and as
                                    administrative agent for the Multiyear
                                    Lenders

                                    By: _______________________________________
                                        David L. Howard
                                        Vice President

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 24

                                    NOTEHOLDERS:

                                    THE PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: Vice President

                                    U.S. PRIVATE PLACEMENT FUND

                                    By:  Prudential Private Placement Investors,
                                         L.P., Investment Advisor

                                         By:  Prudential Private Placement
                                              Investors, Inc., its General
                                              Partner

                                              By: ______________________________
                                                  Name:  _______________________
                                                  Title: Vice President

                                    PRUCO LIFE INSURANCE COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: Vice President

                                    TEACHERS INSURANCE AND ANNUITY
                                     ASSOCIATION OF AMERICA

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 25

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY on behalf of one or more separate accounts

                                    By:  CIGNA Investments, Inc.

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By:  CIGNA Investments, Inc.

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                    LIFE INSURANCE COMPANY OF NORTH AMERICA

                                    By:  CIGNA Investments, Inc.

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 26

                                    UNITED OF OMAHA LIFE INSURANCE COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    MUTUAL OF OMAHA INSURANCE COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    COMPANION LIFE INSURANCE COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    UNITED WORLD LIFE INSURANCE COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 27

                                    FIRST COLONY LIFE INSURANCE COMPANY

                                    By:  GE Asset Management Incorporated,
                                         investment advisor

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                    GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

                                    By:  GE Asset Management Incorporated,
                                         investment advisor

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                    GE LIFE AND ANNUITY ASSURANCE COMPANY

                                    By:  GE Asset Management Incorporated,
                                         investment advisor

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 28

                                    NATIONWIDE LIFE INSURANCE COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    NATIONWIDE LIFE AND ANNUITY INSURANCE
                                    COMPANY

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    ACE PROPERTY AND CASUALTY INSURANCE COMPANY

                                    By:  Columbia Management Advisors, Inc.
                                         (as agent)

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title: ____________________________

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, Page 29

                                                                    Attachment A

                      SUPPLEMENT TO INTERCREDITOR AGREEMENT
                              (SUCCESSOR CREDITORS)

                                                                          [DATE]

JPMorgan Chase Bank
2200 Ross Avenue, 3rd Floor
Dallas, TX 75201
Attention of Steve Willmann
Telecopy No. 214/965-2044

with a copy to
JPMorgan Chase Bank
Loan Syndications Services
1111 Fannin, 10th Floor
Houston, TX  77002
Attention:  Rese Comley
Telecopy:  713-750-2892

         Re: Amended and Restated Intercreditor Agreement dated as of September 11, 2003, among Lennox International Inc., certain of its subsidiaries, the noteholders, lenders and agent named therein and JPMORGAN CHASE BANK (formerly The Chase Manhattan
                  Bank), as the collateral agent for itself and the other Creditors (the "INTERCREDITOR AGREEMENT"); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

         We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 7.02 thereof.

         Upon your receipt of this Supplement, we (a) shall have all the rights and benefits of a "Lender" ["CREDITOR"] under the Intercreditor Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto.

         We hereby advise you that we have succeeded to [[________]% OF] the interest of [APPLICABLE LENDER] or [APPLICABLE ADMINISTRATIVE AGENT] under the [NOTE AGREEMENTS] [MULTIYEAR CREDIT AGREEMENT] and have assumed the obligations of [APPLICABLE LENDER] thereunder.

         We hereby advise you of the following administrative details:

                           Address:______________________________
                           Facsimile:____________________________
                           Telephone:____________________________

ATTACHMENT A (Supplement to Intercreditor Agreement - Successor Creditors), Page 1 of 2

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

                                     [NEW PARTY:]

                                     By: _______________________________________
                                         Name: _________________________________
                                         Title: ________________________________

ATTACHMENT A (Supplement to Intercreditor Agreement - Successor Creditors), Page 2 of 2

                                                                    Attachment B

                      SUPPLEMENT TO INTERCREDITOR AGREEMENT
                                  (NEW LENDER)

                                                                          [DATE]

JPMorgan Chase Bank
2200 Ross Avenue, 3rd Floor
Dallas, TX 75201
Attention of Steve Willmann
Telecopy No. 214/965-2044

with a copy to
JPMorgan Chase Bank
Loan Syndications Services
1111 Fannin, 10th Floor
Houston, TX  77002
Attention:  Rese Comley
Telecopy:  713-750-2892

         Re: Amended and Restated Intercreditor Agreement dated as of September 11, 2003, among Lennox International Inc., certain of its subsidiaries, the noteholders, lenders and agent named therein and JPMORGAN CHASE BANK (formerly The Chase Manhattan
                  Bank), as the collateral agent for itself and the other Creditors (the "INTERCREDITOR AGREEMENT"); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

         We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 7.03 thereof and confirm that we are entitled to become a "Lender" under the terms of Section 7.03 of the Intercreditor Agreement.

         Upon your receipt of this Supplement, we (a) shall have all the rights and benefits of a "Lender" under the Intercreditor Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto. ___________________ is our administrative agent and shall have all the rights and benefits of a "Creditor" under the Intercreditor Agreement as if it were an original signatory thereto and by its execution below agrees to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if it were an original signatory thereto.

         We hereby advise you that we have extended credit to the Company on the terms summarized on Schedule 1 hereto and that our Financing Documents are described on Schedule 2 hereto.

         We hereby advise you of the following administrative details:

                           Address:  _____________________________
                           Facsimile:_____________________________
                           Telephone:_____________________________

ATTACHMENT B (Supplement to Intercreditor Agreement - New Lender), Page 1 of 2

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

[NEW ADMINISTRATIVE AGENT:]               [NEW LENDER:]

By:_______________________________        By:_______________________________
     Name:________________________             Name:________________________
     Title:_______________________             Title:_______________________

ATTACHMENT B (Supplement to Intercreditor Agreement - New Lender), Page 2 of 2

                                                                    Attachment C

                      SUPPLEMENT TO INTERCREDITOR AGREEMENT
                                 (NEW GUARANTOR)

                                                                          [DATE]

JPMorgan Chase Bank
2200 Ross Avenue, 3rd Floor
Dallas, TX 75201
Attention of Steve Willmann
Telecopy No. 214/965-2044

with a copy to
JPMorgan Chase Bank
Loan Syndications Services
1111 Fannin, 10th Floor
Houston, TX  77002
Attention:  Rese Comley
Telecopy:  713-750-2892

         Re: Amended and Restated Intercreditor Agreement dated as of September 11, 2003, among Lennox International Inc., certain of its subsidiaries, the noteholders, lenders and agent named therein and JPMORGAN CHASE BANK (formerly The Chase Manhattan
                  Bank), as the collateral agent for itself and the other Creditors (the "INTERCREDITOR AGREEMENT"); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

         We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 7.04 thereof.

         Upon your receipt of this Supplement, we (a) shall have all the rights and benefits of a "Guarantor" under the Intercreditor Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

                                             [NEW GUARANTOR:]

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

ATTACHMENT C (Supplement to Intercreditor Agreement - New Pledgor), Solo Page

                                                                    Attachment D

                      AMENDED AND RESTATED PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED PLEDGE AGREEMENT (the "Agreement") dated as of September 11, 2003 is among LENNOX INTERNATIONAL INC. (the "Company"), LENNOX GLOBAL LTD. ("Lennox Global" and together with the Company, herein the "Pledgors" and individually a "Pledgor") and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as collateral agent for itself and certain other creditors ("Secured Party").

                                    RECITALS:

         A. The Pledgors have entered into that certain Amended and Restated Intercreditor Agreement dated as of September 11, 2003 with certain of the Company's other subsidiaries and noteholders, other lenders party thereto, the administrative agent of such lenders and the Secured Party (such Intercreditor Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Intercreditor Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Intercreditor Agreement).

         B. The Company and the Secured Party previously executed that certain Pledge Agreement dated August 15, 2001 (the "Original Pledge Agreement"). The Company and the Secured Party desire to amend and restate the Original Pledge Agreement to, among other things, (i) join Lennox Global Ltd. as a pledgor and (ii) provide additional collateral.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                          Security Interest and Pledge

         Section 1.01. Security Interest and Pledge. As collateral security for the prompt payment in full when due of all Obligations, each Pledgor hereby pledges and grants to Secured Party a first priority security interest in all of such Pledgor's right, title and interest in and to the following property (such property being hereinafter sometimes called the "Collateral"):

                  (a) all the capital stock, other equity securities, and all other ownership interest in, the Subsidiaries described on Schedule 1 hereof under Pledgor's name and all other of its directly owned Material Subsidiaries that are organized under the laws of the United States of America or a jurisdiction therein and are hereafter created or acquired and owned by such Pledgor, whether any of the foregoing are now owned or hereafter acquired, including the capital stock or other ownership interests described on Schedule 1 under such Pledgor's name; and

                  (b) the capital stock, other equity securities and all other ownership interests specifically described under Pledgor's name on
Schedule 2 (the issuers of such stock or other interest and any other Subsidiary, besides Lake Park Insurance Ltd., organized under the laws of a jurisdiction outside the United States of America herein the "Foreign Subsidiaries") and so much of such Pledgor's right, title and interest in any other capital stock or other ownership interests issued by the Foreign Subsidiaries described on Schedule 2 or any other Foreign Subsidiary that is a Material Subsidiary and is hereafter created or acquired, as is necessary so that not more than and not less than sixty - five percent (65%) of the capital stock or other ownership interest in each such Foreign Subsidiary is pledged in total hereunder; and

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 1

                  (c) all proceeds, distributions, dividends, stock dividends, securities, payment intangibles and other property, rights, interests and other general intangibles that it receives or is at any time entitled to receive on account of the property described in the preceding clauses.

However, the Obligations secured by this Agreement shall be limited, with respect to Lennox Global, to an aggregate amount equal to the largest amount that would not render Lennox Global's obligations hereunder and under the other Financing Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

                                   ARTICLE 2.

                         Representations and Warranties

         Each Pledgor represents and warrants to Secured Party that:

         Section 2.01. Title. It owns, and with respect to Collateral acquired after the date hereof, it will own, legally and beneficially, its Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third Person to purchase or otherwise acquire its Collateral or any part thereof, except for the security interest granted hereunder. Its Collateral is not subject to any restriction on transfer or assignment except for compliance with the Financing Documents and compliance with applicable federal and state securities laws and regulations promulgated thereunder. It has the unrestricted right to pledge its Collateral as contemplated hereby. All of the capital stock or other equity interests pledged as its Collateral have been duly and validly issued and are fully paid and non-assessable.

         Section 2.02. Principal Place of Business; Jurisdiction of Organization. Its principal place of business, chief executive office, the office where it keeps its books and records and its jurisdiction of organization are each identified on Schedule 4 hereto. Within the last four months from the date hereof it has not (a) had any other chief place of business, chief executive office, or jurisdiction of organization; (b) acquired substantially all of the assets of any Person; or (c) merged with or into a Person. It does not do business now and has not done business during the past five years under any trade-name or fictitious business name.

         Section 2.03. Delivery of Collateral. Except as provided by Section 4.03, it has delivered to Secured Party all of its Collateral the possession of which is necessary to perfect the security interest of Secured Party therein.

                                   ARTICLE 3.

                       Affirmative and Negative Covenants

         Each Pledgor covenants and agrees with Secured Party that:

         Section 3.01. Delivery. Prior to or concurrently with the execution and delivery of this Agreement, it shall deliver to Secured Party all certificate(s) of capital stock identified in Section 1.01 hereof, accompanied by undated stock powers or assignments, as applicable, duly executed in blank. Each time Section
1.01 hereto is amended in accordance with Section 3.05 hereof or otherwise, it shall deliver to Secured Party all new certificate(s) identified in any Pledge Amendment delivered pursuant to Section 3.05 or otherwise identified, accompanied by undated stock powers or assignments, as applicable, duly executed in blank.

         Section 3.02. Encumbrances. It shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 2 security interest of Secured Party hereunder. It shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

         Section 3.03. Distributions. If it shall become entitled to receive or shall receive: (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral; or (ii) subject to the right of such Pledgor to receive cash dividends under Section 4.03 hereof or as may otherwise be provided in the Credit Facilities: (a) any sums paid in respect of the Collateral upon the liquidation or dissolution of the issuer thereof; (b) any other distribution of capital made on or in respect of the Collateral or any other property distributed upon or in respect of the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof; or (c) any other Collateral the possession of which is necessary to perfect the security interest of Secured Party therein, then it agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement when necessary and/or appropriate undated stock powers or assignments duly executed in blank, to be held by Secured Party as additional Collateral for the obligations secured hereby, subject to the terms hereof. Subject to the right of the Pledgors to receive cash dividends or other distributions under Section 4.03 hereof, all sums of money and property so paid or distributed in respect of the Collateral that are received by a Pledgor shall, until paid or delivered to Secured Party, be held by such Pledgor in trust as additional security for the Obligations.

         Section 3.04. Additional Securities; Application of Article 8. No Pledgor shall consent to or approve the issuance of any additional shares of any class of capital stock or any additional ownership interest of the issuer of any Collateral, or any securities convertible into, or exchangeable for, any such shares or ownership interest or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares or any additional ownership interest (any of the foregoing herein an "Equity Right"); provided however, a Pledgor may consent to or approve the issuance of any Equity Right if such Equity Right is permitted to be issued under the terms of the Credit Facilities and if such Equity Right is granted to such Pledgor and is delivered to Secured Party as additional Collateral in accordance with the terms hereof to secure the obligations secured hereby. If any of the Collateral consists of interests in a partnership or limited liability company, it shall not permit such interest to be evidenced by a certificate (except for those interests evidenced by a certificate as of the date hereof as described on the Schedules hereto or to become a "security" governed by the provisions of Article 8 of the UCC).

         Section 3.05. Additional Pledged Collateral. Each Pledgor shall pledge hereunder, immediately upon its acquisition thereof, any and all additional shares of stock, other certificates or other instruments evidencing Collateral. Each Pledgor agrees that it will, upon obtaining any additional shares of stock, other certificates or other instruments required to be pledged hereunder as provided in this Section 3.05 or Section 3.03 or Section 3.04 or which is otherwise required to be pledged hereunder under the terms of the Financing Documents, promptly (and in any event within fifteen Business Days) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule 3 annexed hereto (a "Pledge Amendment"), in respect of the additional property to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all property listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral; provided that the failure of any Pledgor to execute a Pledge Amendment with respect to any additional property pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 3

         Section 3.06. Further Assurances. At any time and from time to time, upon the reasonable request of Secured Party, and at the sole expense of the Pledgors, a Pledgor shall promptly execute and deliver all such further documentation and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require (the Secured Party is hereby authorized to file without the consent or approval of any Pledgor, any financing statement naming it as Secured Party and such Pledgor as the Debtor which describes the Pledgor's Collateral).

         Section 3.07. Sale of Collateral. No Pledgor shall sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of all the Lenders or except as permitted by the Financing Documents.

         Section 3.08. Corporate Changes. No Pledgor shall change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading, in Secured Party's judgment, unless such Pledgor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading. No Pledgor shall change its principal place of business, chief executive office or jurisdiction of organization unless it shall have given Secured Party thirty (30) days' prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be protected and perfected with the priority required by this Agreement, including, without limitation, the delivery of a legal opinion satisfactory to the Secured Party as to the continued perfection and priority of the security interest hereby created.

                                   ARTICLE 4.

                      Rights of Secured Party and Pledgors

         Section 4.01. Power of Attorney. EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF THE APPLICABLE PLEDGOR OR IN ITS OWN NAME, IN SECURED PARTY'S DISCRETION, TO TAKE, WHEN AN EVENT OF DEFAULT EXISTS, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY GIVES Secured Party THE POWER AND RIGHT ON BEHALF OF PLEDGOR AND IN ITS OWN NAME TO DO, WHEN AN EVENT OF DEFAULT EXISTS, ANY OF THE FOLLOWING WITHOUT NOTICE TO OR THE CONSENT OF ANY PLEDGOR:

                  (a) to demand, sue for, collect, or receive in the name of a Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

                  (b) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

                  (c) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 4 other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to participate in the defense of, or if a Pledgor fails to defend, to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clauses (iv) or (v) above, and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; and (viii) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and the Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and Secured Party shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

         Section 4.02. Voting Rights. Unless an Event of Default exists, each Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, any Credit Facility or the Intercreditor Agreement. Secured Party shall execute and deliver to the Pledgors all such proxies and other instruments as any Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 4.03. Dividends. Unless an Event of Default exists, the Pledgors shall be entitled to receive and retain any dividends paid on the Collateral in cash to the extent and only to the extent that such dividends are permitted by the Credit Facilities and applicable law.

         Section 4.04. Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as any Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by a Pledgor, and no refusal by Secured Party to comply with any such request by such Pledgor, shall be deemed to be a failure to exercise reasonable care.

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 5

                                   ARTICLE 5.

                                    Default

         Section 5.01. Rights and Remedies. If any Event of Default occurs, Secured Party shall have the following rights and remedies:

                  (a) In addition to all other rights and remedies granted to Secured Party in this Agreement, the Intercreditor Agreement and in any other instrument or agreement securing, evidencing, or relating to any of the obligations secured hereby, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas or of a creditor with a lien or charge on the Collateral under the laws of the jurisdiction of the organization of the issuer of any of the Collateral. Without limiting the generality of the foregoing, Secured Party may
(i) without demand or notice to any Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and/or (iii) bid and become a purchaser at any public (or private, to the extent permitted by applicable law) sale free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived and released by such Pledgor. Upon the request of Secured Party, a Pledgor shall assemble the Collateral not already in the possession of Secured Party and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to such Pledgor and Secured Party. Each Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided, however, if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification of any kind. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the obligations secured hereby and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional obligations secured by this Agreement. Secured Party may apply the Collateral against the obligations secured hereby in such order and manner as Secured Party may determine in its discretion subject however, to the provisions of the Intercreditor Agreement. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the obligations secured hereby. Each Pledgor waives all rights of marshaling in respect of the Collateral.

                  (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                  (c) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                  (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

                  (e) Each Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 6

Act of 1933, as amended, and applicable state or foreign securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Each Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state or foreign securities laws.

                                   ARTICLE 6.

                                  Miscellaneous

         Section 6.01. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgors and Secured Party and their respective successors and assigns, except that no Pledgor may assign any of its rights or obligations under this Agreement without the prior written consent of the Lenders.

         Section 6.02. AMENDMENT; ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT. THIS AGREEMENT, the Intercreditor Agreement and the other Financing documents EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS (INCLUDING THE ORIGINAL PLEDGE AGREEMENT), REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement amends and restates the Original Pledge Agreement in its entirety; provided, however, that the existing liens on the Collateral under the Original Pledge Agreement are hereby ratified, confirmed and continued and remain in full force and effect pursuant to the terms of this Agreement and are not extinguished. The provisions of this Agreement may be amended or waived with the consent of the Required Lenders except as otherwise provided in the Intercreditor Agreement; provided that no amendment, waiver or other modification shall without the consent of all the Lenders modify the terms of
Section 3.07 or this Section 6.02.

         Section 6.03. Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Multiyear Credit Agreement.

         Section 6.04. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 6.05. Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.06. Counterparts. This Agreement may be executed in any number of counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 7

         Section 6.07. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                      PLEDGORS:

                                      LENNOX INTERNATIONAL INC.
                                      LENNOX GLOBAL LTD.

                                      By: ______________________________________
                                          Richard A. Smith, Authorized officer
                                          of each Pledgor

                                      SECURED PARTY:

                                      JPMORGAN CHASE BANK (formerly The Chase
                                      Manhattan Bank), as Collateral Agent

                                      By: ______________________________________
                                          David L. Howard
                                          Vice President

AMENDED AND RESTATED PLEDGE AGREEMENT, Page 8

                                   Schedule 2
                                       to
                      AMENDED AND RESTATED PLEDGE AGREEMENT

                    Collateral Pledged Under Section 1.01(b)

                          A. Lennox International Inc.

                                      NONE

                              B. Lennox Global Ltd.

                                      NONE

SCHEDULE 2 to Amended and Restated Pledge Agreement, Solo Page

                                   Schedule 3
                                       to
                      AMENDED AND RESTATED PLEDGE AGREEMENT

                                Pledge Amendment

         This Pledge Amendment, dated _____________, ____, is delivered pursuant to Section 3.05 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended and Restated Pledge Agreement dated as of September 11, 2003 among the undersigned, the other Pledgor named therein and JPMORGAN CHASE BANK, as collateral agent, as secured party (the "Pledge Agreement", capitalized terms defined therein being used herein as therein defined). Schedule(s) 1 [and 2] of the Pledge Agreement is [are] hereby amended to add the property described below and the property listed on this Pledge Amendment shall be part of the Collateral and shall secure all obligations secured by the Pledge Agreement.

                                      [________________________________________]

                                      By: ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                              Schedule 1 Collateral

                                                    Number of
                                                  Shares, Units     Certificate       Par
Issuer                  Ownership Interest        or % Interest        Number        Value
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                             Schedule 2 Collateral

                                                    Number of
                                                  Shares, Units     Certificate       Par
Issuer                  Ownership Interest        or % Interest        Number        Value
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

PLEDGE AMENDMENT, Solo Page

                                   Schedule 4
                                       to
                      AMENDED AND RESTATED PLEDGE AGREEMENT

                  Chief Executive Office and other Information

                          A. Lennox International Inc.

1.       Chief Executive Office (Principal
         place of business and office where
         books and records kept):                    2140 Lake Park Blvd.
                                                     Richardson, TX  75080

2.       Jurisdiction of Incorporation:              Delaware

                              B. Lennox Global Ltd.

1. Chief Executive Office (Principal
         place of business and office where
         books and records kept):                    2140 Lake Park Blvd.
                                                     Richardson, TX  75080

2.            Jurisdiction of Incorporation:         Delaware

SCHEDULE 4 to Amended and Restated Pledge Agreement, Solo Page

                                                                       EXHIBIT G

                                     Form of

                         Increased Commitment Supplement

         This INCREASED COMMITMENT SUPPLEMENT (this "Supplement") is dated as of ____________, ___ and entered into by and among LENNOX INTERNATIONAL INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is a signatory hereto (the "Banks"), JPMORGAN CHASE BANK, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and is made with reference to that certain Amended and Restated Revolving Credit Facility Agreement dated as of September 11, 2003 (as amended, the "Credit Agreement"), by and among the Borrower, the lenders party thereto, and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the Total Commitment;

         WHEREAS, each Bank [PARTY HERETO AND ALREADY A PARTY TO THE CREDIT AGREEMENT] wishes to increase its Commitment [, AND EACH BANK, TO THE EXTENT NOT ALREADY A LENDER PARTY TO THE CREDIT AGREEMENT (HEREIN A "NEW LENDER"), WISHES TO BECOME A LENDER PARTY TO THE CREDIT AGREEMENT];(1)

         WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Lender severally agrees that its Commitment shall be increased to [OR IN THE CASE OF A NEW LENDER, SHALL BE] the amount set forth opposite its name on the signature pages hereof.

         SECTION 2. [NEW LENDERS. EACH NEW LENDER (i) CONFIRMS THAT it HAS RECEIVED A COPY OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, TOGETHER WITH COPIES OF THE MOST RECENT FINANCIAL STATEMENTS OF THE BORROWER DELIVERED UNDER SECTION 5.18 AND SUCH OTHER DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE TO MAKE ITS OWN CREDIT ANALYSIS AND DECISION TO ENTER INTO THIS SUPPLEMENT; (ii) AGREES THAT IT HAS, INDEPENDENTLY AND WITHOUT RELIANCE UPON THE ADMINISTRATIVE AGENT, ANY OTHER LENDER OR ANY OF THEIR RELATED PARTIES AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE, MADE ITS OWN CREDIT ANALYSIS AND DECISION TO ENTER INTO THIS SUPPLEMENT; (iii) AGREES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON THE ADMINISTRATIVE AGENT, ANY OTHER LENDER OR ANY OF THEIR RELATED PARTIES AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN CREDIT DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THE LOAN DOCUMENTS; (iv) APPOINTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO TAKE SUCH ACTION AS AGENT ON ITS BEHALF AND TO EXERCISE SUCH POWERS AND DISCRETION UNDER THE LOAN DOCUMENTS AS ARE DELEGATED TO THE ADMINISTRATIVE AGENT BY THE TERMS THEREOF, TOGETHER WITH SUCH POWERS AND DISCRETION AS ARE REASONABLY INCIDENTAL THERETO; AND (v) AGREES THAT IT IS A "LENDER" UNDER THE LOAN DOCUMENTS AND WILL PERFORM IN

----------

(1)   Bracketed alternatives should be included if there are New Lenders.

EXHIBIT G - Form of Increased Commitment Supplement, Page 1

ACCORDANCE WITH THEIR TERMS ALL OF THE OBLIGATIONS THAT BY THE TERMS OF THE LOAN DOCUMENTS ARE REQUIRED TO BE PERFORMED BY IT AS A LENDER.]

         Section 3. Conditions to Effectiveness. Section 1 of this Supplement shall become effective only upon the satisfaction of the following conditions precedent:

                  (a) receipt by the Administrative Agent of an opinion of counsel to the Borrower as to the matters referred to in Sections 3.01, 3.02,
3.03 and 3.04 of the Credit Agreement (with the term "Agreement" as used therein meaning this Supplement for purposes of such opinion), dated the date hereof, satisfactory in form and substance to the Administrative Agent;

                  (b) receipt by the Administrative Agent of certified copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Supplement; and

                  (c) receipt by the Administrative Agent of a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Supplement and the other documents to be delivered hereunder.

         Section 4. Representations and Warranties. In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower represents and warrants to Administrative Agent and each Bank that: (a) the representations and warranties contained in Article 3 of the Credit Agreement are and will be true, correct and complete on and as of the effective date hereof to the same extent as though made on and as of that date (except to the extent such representations and warranties expressly relate to an earlier date) and for that purpose; (b) this Supplement shall be deemed to be included as part of the Agreement referred to therein; and (c) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default.

         Section 5. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Credit Agreement means a reference to the Credit Agreement as supplemented hereby.

         Section 6. Applicable Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America.

         Section 7. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower, the Banks and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

EXHIBIT G - Form of Increased Commitment Supplement, Page 2

         Section 8. ENTIRE AGREEMENT. THIS SUPPLEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      LENNOX INTERNATIONAL INC., as Borrower

                                      By: ______________________________________
                                          Richard A. Smith
                                          Executive Vice President and Chief
                                          Financial Officer

New Total Commitment:
$__________________                   JPMORGAN CHASE BANK (formerly The Chase
                                      Manhattan Bank as successor in interest by merger to Chase Bank of Texas, N.A.), individually and as the Administrative
                                      Agent

                                      By: ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

$______________________               [BANK]

                                      By: ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

$______________________               [NEW LENDER]

                                      By: ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

EXHIBIT G - Form of Increased Commitment Supplement, Page 3

Each Obligated Party: (i) consents and agrees to this Supplement; (ii) agrees that the Subsidiary Guaranty and other Loan Documents to which it is a party are in full force and effect and continue to be its legal, valid and binding obligations enforceable in accordance with their respective terms; and (iii) agrees that the obligations, indebtedness and liabilities of the Borrower arising as a result of the increase in the Commitments contemplated hereby are "Guaranteed Obligations" as defined in the Subsidiary Guaranty and obligations secured by the Pledge Agreement.

                            [List Obligated Parties]

                                      By: ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

EXHIBIT G - Form of Increased Commitment Supplement, Page 4